This document is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

Subject to Completion and Amendment, Dated October 30, 2019	Filed Pursuant to Rule 424(h)
Registration Statement Nos. 333-228027 and 333-228027-04

$1,250,000,000(1)	Toyota Auto Receivables 2019-D Owner Trust Issuing Entity (CIK Number: 0001789892)
	Toyota Motor Credit Corporation Sponsor, Administrator and Servicer (CIK Number: 0000834071)	Toyota Auto Finance Receivables LLC Depositor (CIK Number: 0001131131)
You should review carefully the factors described under “Risk Factors” beginning on page 23 of this prospectus.
The primary assets of the issuing entity will include a pool of fixed rate motor vehicle retail installment sales contracts secured by new or used cars, minivans, light-duty trucks and sport utility vehicles. The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.
The notes are asset-backed securities issued by the issuing entity and will be paid only from the assets of the issuing entity.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation or any of its affiliates.  Neither the notes nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.

•
The issuing entity will issue the six classes of notes described in the table below with an aggregate initial principal amount of $1,250,000,000 or an aggregate initial principal amount of $1,750,000,000.  The issuing entity will also issue a certificate representing the equity interest in the issuing entity, which will be retained initially by Toyota Auto Finance Receivables LLC and is not being offered hereby.

•
The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day.  The first payment will be made on December 16, 2019.

•
Credit enhancement for the notes consists of a reserve account, overcollateralization, a yield supplement overcollateralization amount, excess interest on the receivables and, in the case of the Class A Notes, subordination of the Class B Notes (which will have a 0.00% interest rate).

	Initial Principal Amount(1)	Interest Rate	Accrual Method	Final Scheduled Payment Date
Class A‑1 Notes(2)	$310,700,000	____%	Actual/360	January 15, 2021
Class A‑2a Notes(2)	$445,500,000 (aggregate)(3)	____%	30/360	July 15, 2022
Class A‑2b Notes(2)		One-Month LIBOR + ____%(4)(5)	Actual/360	July 15, 2022
Class A‑3 Notes(2)	$367,500,000	____%	30/360	January 16, 2024
Class A‑4 Notes(2)	$95,000,000	____%	30/360	February 18, 2025
Class B Notes(2)	$31,300,000	0.00%	30/360	June 15, 2026

	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds To Depositor(6)
Per Class A-1 Note	_____%	_____%		_____%
Per Class A-2a Note	_____%	_____%		_____%
Per Class A-2b Note	_____%	_____%		_____%
Per Class A-3 Note	_____%	_____%		_____%
Per Class A-4 Note	_____%	_____%		_____%
Total	$__________(7)	$__________(7)		$__________(7)

(1)
Represents the aggregate initial principal amount of the notes if the aggregate initial principal amount of the notes is $1,250,000,000.  The aggregate initial principal amount of the notes may be $1,750,000,000.  If the aggregate initial principal amount of the notes is $1,750,000,000, the following notes will be issued: $435,000,000 of Class A-1 Notes, $623,700,000 aggregate initial principal amount of Class A-2a Notes and Class A-2b Notes, $514,500,000 of Class A-3 Notes, $133,000,000 of Class A-4 Notes and $43,800,000 of Class B Notes.  Toyota Motor Credit Corporation will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

(2)
The Class B Notes and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.

(3)
The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder.  If the aggregate initial principal amount of the notes is $1,250,000,000, Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $327,800,000.  If the aggregate initial principal amount of the notes is $1,750,000,000, Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $459,000,000.

(4)
The Class A-2b Notes will accrue interest at a floating rate based on a benchmark, which initially will be One-Month LIBOR.  However, the benchmark may change in certain situations.  For more information on how One-Month LIBOR is determined and the circumstances under which the benchmark may change, you should read “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event” in this prospectus.

(5)
If the sum of the benchmark plus the applicable spread is less than 0.00% for any interest period, then the interest rate for the Class A-2b Notes for such interest period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest—General” in this prospectus.

(6)	Before deducting expenses, estimated to be $1,000,000.
(7)	Calculated using the initial principal amount of the underwritten notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
If the aggregate initial principal amount of the notes is $1,250,000,000, then $295,165,000 of Class A-1 Notes, $423,225,000 aggregate amount of Class A-2 Notes, $349,125,000 of Class A-3 Notes and $90,250,000 of Class A-4 Notes are offered by the underwriters and if the aggregate initial principal amount of the notes is $1,750,000,000, then $413,250,000 of Class A-1 Notes, $592,515,000 aggregate amount of Class A-2 Notes, $488,775,000 of Class A-3 Notes and $126,350,000 of Class A-4 Notes are offered by the underwriters, in each case, if and when issued by the issuing entity, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The notes will be delivered in book-entry form through The Depository Trust Company, on or about November ___, 2019 against payment in immediately available funds.
The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 thereunder, although there may be additional exemptions or exclusions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Joint Bookrunners
Barclays	RBC Capital Markets	SMBC Nikko

Co-Managers
ANZ Securities	BMO Capital Markets	CIBC Capital Markets

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Asset-Backed Notes	$1,750,000,000	100%	$1,750,000,000	$227,150
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee for the asset-backed notes offered hereby is paid herewith.

The date of this prospectus is November ___, 2019

TABLE OF CONTENTS

Page

SUMMARY OF PARTIES TO THE TRANSACTION	5
SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS	6
SUMMARY OF TERMS	7
RISK FACTORS	23
THE ISSUING ENTITY	49
CAPITALIZATION OF THE ISSUING ENTITY	51
THE DEPOSITOR	52
THE SPONSOR, ADMINISTRATOR AND SERVICER	53
Credit Risk Retention	54
Underwriting of Motor Vehicle Retail Installment Sales Contracts	54
Electronic Contracts and Electronic Contracting	56
Servicing of Motor Vehicle Retail Installment Sales Contracts	56
Securitization Experience	58
THE TRUSTEES	58
Duties of the Owner Trustee and Indenture Trustee	61
FEES AND EXPENSES	62
ASSET REPRESENTATIONS REVIEWER	63
General	63
Fees and Expenses	63
Resignation and Removal	63
Indemnity and Liability	64
AFFILIATIONS AND CERTAIN RELATIONSHIPS	64
THE RECEIVABLES	64
Asset-Level Data for the Receivables	74
POOL UNDERWRITING	74
REVIEW OF POOL ASSETS	74
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	75
ASSET REPRESENTATIONS REVIEW	78
Delinquency Trigger	80
REPURCHASES OF RECEIVABLES	81
Dispute Resolution	83
STATIC POOLS	84
USE OF PROCEEDS	84
PREPAYMENT AND YIELD CONSIDERATIONS	84
WEIGHTED AVERAGE LIVES OF THE NOTES	86
POOL FACTORS AND TRADING INFORMATION	101
DESCRIPTION OF THE NOTES	101
General	101
Payments of Interest	101
Payments of Principal	106
Allocation of Losses	106
Indenture	106
Notices	110
Governing Law	110
Minimum Denominations	110
Book-Entry Registration	111
Definitive Securities	115
List of Securityholders	115
Reports to Securityholders	116
PAYMENTS TO NOTEHOLDERS	117
Calculation of Available Collections	117
Calculation of Principal Distribution Amounts	118
Priority of Payments	119
Payments After Occurrence of Event of Default Resulting in Acceleration	120

Credit and Cash Flow Enhancement	120
TRANSFER AND SERVICING AGREEMENTS	123
The Transfer and Servicing Agreements	123
Sale and Assignment of Receivables	123
Accounts	124
Servicing Procedures	124
Servicing Compensation and Payment of Expenses	125
Insurance on Financed Vehicles	126
Collections	126
Eligible Investments	127
Payments	128
Net Deposits	128
Optional Purchase of Receivables and Redemption of Notes	128
Removal of Servicer	129
Statements to Trustees and Issuing Entity	129
Evidence as to Compliance	130
Certain Matters Regarding the Servicer; Servicer Liability	130
Rights upon Servicer Default	131
Waiver of Past Defaults	131
Amendment	131
Non-Petition	132
Payment of Notes	133
Depositor Liability	133
Termination	133
Administration Agreement	133
Investor Communications	134
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	134
General	134
Security Interests	135
Repossession of Financed Vehicles	137
Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights	137
Deficiency Judgments and Excess Proceeds	137
Certain Bankruptcy Considerations	137
Dodd-Frank Act Orderly Liquidation Authority Provisions	138
Consumer Finance Regulation	141
Forfeiture for Drug, RICO and Money Laundering Violations	144
Other Limitations	144
LEGAL PROCEEDINGS	145
ERISA CONSIDERATIONS	145
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	146
Tax Characterization of the Issuing Entity	147
Changes Made by the Bipartisan Budget Act of 2015	148
Tax Consequences to Owners of the Notes	148
CERTAIN STATE TAX CONSEQUENCES	152
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES	152
The Issuing Entity	152
The Depositor	152
UNDERWRITING	153
European Economic Area	155
European Securitization Rules	155
United Kingdom	156
LEGAL OPINIONS	156
INDEX OF TERMS	157
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	A-1
ANNEX B: STATIC POOL INFORMATION	B-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents beginning on page 2 of this prospectus.

For a listing of the pages where capitalized terms used in this prospectus are defined, you should refer to the “Index of Terms” beginning on page 157 of this prospectus.

Whenever we use words like “we” or “us” or similar words in this prospectus, we are referring to Toyota Auto Finance Receivables LLC in its capacity as depositor.  Whenever we use words like “intends,” “anticipates,” “plans” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO NOTES ISSUED BY THE ISSUING ENTITY

The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by the issuing entity or by Toyota Auto Finance Receivables LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission and which is incorporated by reference, will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the Securities and Exchange Commission by or on behalf of the issuing entity before the termination of the offering of the notes, as well as the asset-level data and related documents included as exhibits to any Form ABS-EE filed by the depositor on behalf of the issuing entity prior to the filing of this prospectus.

If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to such information unless such exhibit is specifically incorporated by reference in that information, at no cost by contacting Toyota Auto Finance Receivables LLC at the following address or telephone number: Toyota Auto Finance Receivables LLC, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965; telephone: (469) 486-9020.

SUMMARY OF PARTIES TO THE TRANSACTION

This chart provides only a simplified overview of the relationships between the key parties to the transaction.  For additional information, you should refer to this prospectus.   On the closing date, the Class B Notes and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.

SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS

This chart provides only a simplified overview of the monthly distributions of available collections.   For additional information, see “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

SUMMARY OF TERMS

The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document, including any documents incorporated by reference herein, before making your investment decision.

Relevant Parties

Issuing Entity	Toyota Auto Receivables 2019-D Owner Trust, a Delaware statutory trust.

Depositor
Toyota Auto Finance Receivables LLC, a Delaware limited liability company, is a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation.  The principal executive offices of Toyota Auto Finance Receivables LLC are located at 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, its telephone number is (469) 486-9020 and its facsimile number is (310) 381-7739.

Sponsor, Administrator and Servicer
Toyota Motor Credit Corporation, a California corporation (“TMCC”).  The principal executive offices of TMCC are located at 6565 Headquarters Drive, Plano, Texas 75024-5965, its telephone number is (469) 486-9300 and its facsimile number is (310) 381-7739.

Asset Representations Reviewer	Clayton Fixed Income Services LLC, a Delaware limited liability company.

Indenture Trustee	U.S. Bank National Association, a national banking association.

Owner Trustee	Wilmington Trust, National Association, a national banking association.

Relevant Agreements

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement	The trust agreement, as amended and restated, between the depositor and the owner trustee. The trust agreement establishes and governs the issuing entity and provides for the terms of the certificate.

Receivables Purchase Agreement
The receivables purchase agreement between the depositor and TMCC.  The receivables purchase agreement governs the sale of the receivables from TMCC, as the originator of the receivables, to the depositor.

Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the servicer and the depositor.  The sale and servicing agreement governs the sale of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Asset Representations Review Agreement
The asset representations review agreement among the asset representations reviewer, the issuing entity, the servicer and the administrator.  The asset representations review agreement governs the performance by the asset representations reviewer of asset representations reviews.

Relevant Dates

Closing Date	On or about November ___, 2019.

Cutoff Date
The issuing entity will purchase the receivables as of the close of business on September 30, 2019.  The issuing entity will be entitled to all collections in respect of the receivables received after the cutoff date.

Statistical Information	The statistical information concerning the receivables in this prospectus is based on the receivables as of the cutoff date.

Collection Period
The collection period related to a payment date is the period commencing on the first day of the calendar month immediately preceding such payment date (or in the case of the first collection period, from, but excluding, the cutoff date) and ending on the last day of such calendar month.

Payment Dates
The issuing entity will generally pay interest on and principal of the notes on the 15th day of each month.  If the 15th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a “payment date.”  The first payment date will be December 16, 2019.

A “business day” is any day except:

• a Saturday or Sunday; or

• a day on which banks in New York, New York or Wilmington, Delaware are closed.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due on the related final scheduled payment date specified on the front cover of this prospectus.

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record on the day immediately preceding the related payment date.  If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

Description of the Notes
The class A-1 notes, the class A-2a notes, the class A-2b notes, the class A‑3 notes and the class A‑4 notes are referred to in this prospectus collectively as the “class A notes.”  The class A-2a notes and the class A-2b notes are referred to in this prospectus collectively as the “class A-2 notes.” The class A notes and the class B notes are referred to in this prospectus collectively as the “notes.”

The class B notes and approximately, but not less than, 5% (by initial principal amount) of each of the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor.

The allocation of the initial principal amount of the class A-2 notes between the class A-2a notes and class A-2b notes will be determined at the time of pricing of the notes offered hereunder.  The depositor expects that, if the aggregate initial principal amount of the notes is $1,250,000,000, the initial principal amount of the class A-2b notes will not exceed $327,800,000 and, if the aggregate initial principal amount of the notes is $1,750,000,000, the initial principal amount of the class A-2b notes will not exceed $459,000,000.

TMCC will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

All of the notes issued by the issuing entity will be secured by the assets of the issuing entity pursuant to the indenture and by funds on deposit in the accounts of the issuing entity.

For a description of how payments of interest on and principal of the notes will be made on each payment date, you should refer to “Description of the Notes” and “Payments to Noteholders” in this prospectus.

Certificate
The issuing entity will also issue a certificate representing the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificate.  The certificate is not being offered by this prospectus.

Any information in this prospectus regarding the certificate is included only for informational purposes to facilitate a better understanding of the notes.

Minimum Denominations	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Registration of the Notes
You will generally hold your interests in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System.  This is referred to as book-entry form.  You will not receive a definitive note except under limited circumstances.

For additional information, you should refer to “Description of the Notes––Book-Entry Registration” and “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

U.S. Credit Risk Retention
The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables (the “U.S. retained interest”).

The class B notes, the certificate, and approximately, but not less than, 5% (by initial principal amount) of each of the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor.  The depositor is a wholly-owned subsidiary of TMCC and will initially retain the U.S. retained interest.

The sponsor will agree that it will not, and will cause the depositor and each affiliate of the sponsor not to, sell, transfer, finance or hedge the U.S. retained interest, except to the extent permitted by Regulation RR.

For more information regarding Regulation RR and TMCC’s method of compliance with that regulation, see “The Sponsor, Administrator and Servicer––Credit Risk Retention” and “Underwriting––European Securitization Rules” in this prospectus.

Structural Summary

Assets of the Issuing Entity; the Receivables and Statistical Information
The primary assets of the issuing entity will include a pool of fixed rate retail installment sales contracts used to finance new and used cars, minivans, light-duty trucks or sport utility vehicles.  We refer to these contracts as the “receivables.”  The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.

Purchasers of new and used cars, minivans, light-duty trucks and sport utility vehicles often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then sell the contracts to TMCC.  The purchasers of the financed vehicles are referred to as the “obligors” under the receivables.  The terms of the contracts must meet requirements specified by TMCC.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity.  The sale by the sponsor to the depositor will be made pursuant to the receivables purchase agreement between the sponsor and the depositor.  The sale by the depositor to the issuing entity will be made pursuant to the sale and servicing agreement among the depositor, the servicer and the issuing entity.  The receivables sold to the depositor and then transferred to the issuing entity will be selected based on certain eligibility criteria described under “The Receivables” in this prospectus.

The issuing entity will grant a security interest in the receivables and other specified assets of the issuing entity, and the depositor will grant a security interest in the amounts on deposit in the reserve account, in each case to the indenture trustee for the benefit of the noteholders.

The issuing entity’s main source of funds for making payments on the notes will be the receivables.

The statistical information concerning the receivables presented throughout this prospectus is based on the receivables as of the cutoff date.

As of the cutoff date, if the aggregate initial principal amount of the notes is $1,250,000,000, the receivables had the following characteristics:

Total Principal Balance	$1,339,538,500.75
Number of Receivables	70,906
Average Principal Balance	$18,891.75
Range of Principal Balances	$254.14 - $90,333.35
Average Original Amount Financed	$28,066.72
Range of Original Amounts Financed	$1,153.44 - $107,304.39
Weighted Average Annual Percentage Rate (“APR”)(1)	2.90%
Range of APRs	0.00% - 19.91%
Weighted Average Original Number of
Scheduled Payments(1)	65.77 payments
Range of Original Number of
Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	54.30%

Weighted Average Remaining Number of Scheduled Payments(1)	49.62 payments
Range of Remaining Number
of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score (1) (2)	766
Range of FICO® scores (2)	620 - 900
___________________ (1) Weighted by principal balance as of the cutoff date. (2) FICO® is a federally registered servicemark of Fair Isaac Corporation.

As of the cutoff date, if the aggregate initial principal amount of the notes is $1,750,000,000, the receivables had the following characteristics:

Total Principal Balance	$1,872,859,970.50
Number of Receivables	99,197
Average Principal Balance	$18,880.21
Range of Principal Balances	$252.41 - $95,433.20
Average Original Amount Financed	$27,973.77
Range of Original Amounts Financed	$1,153.44 - $109,542.01
Weighted Average Annual Percentage Rate (“APR”)(1)	2.98%
Range of APRs	0.00% - 19.91%
Weighted Average Original Number of
Scheduled Payments(1)	65.75 payments
Range of Original Number of
Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	54.33%
Weighted Average Remaining Number of Scheduled Payments(1)	49.72 payments
Range of Remaining Number
of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score (1) (2)	766
Range of FICO® scores (2)	620 - 900

___________________ (1) Weighted by principal balance as of the cutoff date. (2) FICO® is a federally registered servicemark of Fair Isaac Corporation.

For additional information regarding the characteristics of the receivables as of the cutoff date, you should refer to “The Receivables” in this prospectus.

TMCC does not consider any of the receivables to be exceptions to its underwriting standards.  For additional information regarding TMCC’s underwriting standards, you should refer to “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.

The receivables must satisfy the eligibility criteria specified in the transaction documents.  For additional information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to “The Receivables” in this prospectus.

The assets of the issuing entity will also include:

• certain monies due or received under the receivables after the cutoff date;

• security interests in the vehicles financed under the receivables;

• certain bank accounts and the proceeds of those accounts; and

•        proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the depositor under the receivables purchase agreement.

For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity” in this prospectus.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus relating to the receivables and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” in this prospectus.

As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically declined or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed (as defined in the sale and servicing agreement), the term, and the assigned contractual interest rate.

If the aggregate initial principal amount of the notes is $1,250,000,000, approximately 63.82% of the aggregate principal balance of the receivables as of the cutoff date were automatically approved, while approximately 36.18% of the aggregate principal balance of the receivables as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  If the aggregate initial principal amount of the notes is $1,750,000,000, approximately 63.47% of the aggregate principal balance of the receivables as of the cutoff date were automatically approved, while approximately 36.53% of the aggregate principal balance of the receivables as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related receivable’s quality.

Asset Representations Review	The asset representations reviewer will perform a review of certain of the receivables for compliance with the representations made about the receivables if:

• a delinquency trigger for the receivables is reached; and

• the required amount of noteholders vote to direct the review.

For additional information about the asset representations review, the delinquency trigger, voting requirements for a review, the representations and warranties to be reviewed and the cost of the review, you should refer to “Asset Representations Review” in this prospectus.

Repurchase Dispute Resolution
If a request is made for the repurchase of a receivable due to a breach of a representation or warranty, and the request is not resolved within 180 days of the receipt by TMCC or the depositor of such request, the party submitting the request will have the right to refer the matter to either mediation (including non-binding arbitration) or third-party binding arbitration.  See “Repurchases of Receivables—Dispute Resolution” in this prospectus.

Servicing and Servicer Compensation
TMCC will act as servicer for the receivables owned by the issuing entity.  The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts.  On each payment date, the issuing entity will pay the servicer a fee equal to one-twelfth of 1.00% multiplied by the aggregate principal balance of the receivables as of the first day of the related collection period; provided that, for the first payment date, the issuing entity will pay the servicer a fee equal to two-twelfths of 1.00% of the aggregate principal balance of the receivables as of the cutoff date.  The servicer will also receive additional servicing compensation in the form of certain net investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during the related collection period.

For additional information regarding the compensation payable to the servicer, you should refer to “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in this prospectus.

Trustees Fees and Expenses
The issuing entity will pay the indenture trustee an annual fee equal to $5,000.  The issuing entity will also pay the owner trustee an annual fee equal to $3,000.  Each trustee will also be entitled to reimbursement or payment by the issuing entity for certain expenses and indemnification amounts incurred in connection with the performance of its duties under the applicable transaction agreements.

For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the trustees, you should refer to “Fees and Expenses” in this prospectus.

Asset Representations Reviewer Fees and Expenses
The issuing entity will pay the asset representations reviewer an annual fee equal to $5,000.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all expenses and indemnification amounts incurred in connection with the performance of its duties under the asset representations review agreement.  In the event an asset representations review occurs, the issuing entity will also pay the asset representations reviewer a fee equal to $200 for each receivable reviewed by it.

For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the asset representations reviewer, you should refer to “Fees and Expenses” in this prospectus.

Administration Fee
As compensation for the performance of the administrator’s obligations and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which will be paid by the servicer from the total servicing fee.

Interest and Principal Payments	Interest Rates

The notes will bear interest for each interest period at the interest rates specified on the front cover of this prospectus.

Interest Accrual

The class A-1 notes and the class A-2b notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest period for the class A-1 notes and the class A-2b notes will be from (and including) the closing date to (but excluding) the initial payment date.  This means that the interest due on each of the class A-1 notes and the class A-2b notes on each payment date will be the product of: (i) the outstanding principal amount of such class of notes; (ii) the related interest rate; and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, from (and including) the closing date to (but excluding) the initial payment date) divided by 360.

The interest rate on the class A-2b notes will be a floating rate based on a benchmark, which initially will be One-Month LIBOR.  However, the benchmark may change in certain situations.  For more information on how One-Month LIBOR is determined and the circumstances under which the benchmark may change, you should read “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event” in this prospectus.

If the sum of the benchmark and the applicable spread is less than 0.00% for any interest period, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest—General” in this prospectus.

The class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes will accrue interest on a 30/360 basis from (and including) the 15th day of the calendar month preceding a payment date to (but excluding) the 15th day of the calendar month in which the payment date occurs, except that the first interest period for the class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes will be from (and including) the closing date to (but excluding) December 15, 2019.  This means that the interest due on each of the class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes on each payment date will be the product of: (i) the outstanding principal amount of such class of notes; (ii) the related interest rate; and (iii) 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) December 15, 2019 (assuming a 30-day calendar month)) divided by 360.

If the full amount of interest due on the controlling class is not paid within five business days of a payment date, an event of default will occur, which may result in an acceleration of the notes. If noteholders of any class do not receive all interest owed on their notes on any payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus. The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class.

For additional information regarding the payment of interest on the notes, you should refer to “Description of the Notes––Payments of Interest” and “Payments to Noteholders” in this prospectus.

Principal Payments

On each payment date, except after the acceleration of the notes following an event of default, from the amounts allocated to the noteholders to pay principal described in clauses (4), (6) and (8) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

1.    to the class A-1 notes, until the principal amount of the class A‑1 notes is reduced to zero; then

2.    to the class A-2a notes and the class A-2b notes, pro rata, based on the outstanding principal amounts of each of those classes of notes, until the principal amount of each such class of notes is reduced to zero; then

3.    to the class A-3 notes, until the principal amount of the class A‑3 notes is reduced to zero; then

4.     to the class A-4 notes, until the principal amount of the class A‑4 notes is reduced to zero; and then

5.    to the class B notes, until the principal amount of the class B notes is reduced to zero.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the noteholders, first, pro rata, based upon their respective unpaid principal amounts, to the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes until the principal amount of each such class of notes is reduced to zero, and second, to the class B notes until the principal amount of the class B notes is reduced to zero.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date.

For additional information regarding the payment of principal of the notes, you should refer to “Payments to Noteholders” in this prospectus.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default, the issuing entity will make payments in the following order of priority (after payment to the servicer of the supplemental servicing fee, to the extent not previously retained by the servicer) from available collections received during the related collection period (and, if applicable, amounts withdrawn from the reserve account):

1.    Servicing Fee –– to the servicer, the servicing fee;

2.    Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.    Class A Note Interest ––  to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the class A notes), accrued and unpaid interest on each class of class A notes;

4.    Class A Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the first priority principal distribution amount;

the “first priority principal distribution amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the class A notes as of such payment date (before giving effect to any principal payments made on the class A notes on such payment date), over (b) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount (which amount is referred to in this prospectus as the “adjusted pool balance”), in each case, as of the last day of the related collection period; provided, that, for the final scheduled payment date of any class of class A notes, the “first priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of such class of class A notes to zero;

5. Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;

6.    Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the second priority principal distribution amount;

the “second priority principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the class A notes and class B notes as of such payment date (before giving effect to any principal payments made on the class A notes and class B notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period, minus (b) the first priority principal distribution amount for such payment date; provided, that, for the final scheduled payment date of the class B notes, the “second priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of the class B notes to zero;

7.    Reserve Account Deposit –– to the reserve account, to the extent amounts then on deposit in the reserve account are less than the specified reserve account balance described below under “—Credit Enhancement—Reserve Account,” until the amount on deposit in the reserve account equals such specified reserve account balance;

8.    Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the regular principal distribution amount;

the “regular principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period less the overcollateralization target amount, minus (b) the sum of the first priority principal distribution amount and the second priority principal distribution amount for such payment date;

9.    Additional Transaction Fees and Expenses –– to the indenture trustee, the owner trustee, and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and remaining unpaid, pro rata, based on amounts due to each such party; and

10. Excess Amounts –– to the certificateholder, any remaining amounts.

For additional information regarding the priority of payments on the notes, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Change in Priority of Distribution upon Events of Default Resulting in an Acceleration of the Notes

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, and unless and until such acceleration has been rescinded, the issuing entity will make the following payments in the following order of priority (after payment to the servicer of the supplemental servicing fee, to the extent not previously retained by the servicer) from available collections received during the related collection period:

1. Servicing Fee –– to the servicer, the servicing fee;

2.    Transaction Fees and Expenses –– to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;

3.    Class A Note Interest –– to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A notes), accrued and unpaid interest on each class of class A notes;

4. Class A Note Principal –– to the class A noteholders, to be paid in the priority described under “—Principal Payments” above;

5. Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;

6. Class B Note Principal –– to the class B noteholders, until the principal amount of the class B notes is reduced to zero; and

7. Excess Amounts –– to the certificateholder, any remaining amounts.

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, amounts on deposit in the reserve account will be withdrawn and used to the extent necessary to pay principal of the notes as described in clauses (4) and (6) above, in that order of priority.

For additional information regarding the priority of payments on the notes after the acceleration of the notes following an event of default, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Final Scheduled Payment Dates

The issuing entity is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the front cover of this prospectus.

Events of Default	Each of the following will constitute an event of default under the indenture:

(a)   a default for five business days or more in the payment of any interest on any of the outstanding classes of the controlling class;

(b)   a default in the payment in full of the principal of any note on its final scheduled payment date or the redemption date for such note;

(c)   a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture which materially and adversely affects the noteholders, subject to notice and cure provisions;

(d)   any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, subject to notice and cure provisions; or

(e)   certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided, however, that a delay in or failure of performance referred to in clause (a), (b), (c) or (d) above will not constitute an event of default for a period of 30 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.

If an event of default under the indenture should occur and is continuing, the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding (excluding for these purposes the outstanding principal amount of any notes held of record or beneficially owned by TMCC, the depositor or any of their affiliates), acting together as a single class, may declare an acceleration of the notes and the principal of the notes to be immediately due and payable.

For additional information regarding the events of default, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of notes. Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  The credit enhancement for the notes is:

• the reserve account; • overcollateralization;

• the yield supplement overcollateralization amount; • in the case of the class A notes, subordination of the class B notes; and • excess interest on the receivables.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  For additional information, you should refer to “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain classes of notes,” “Risk Factors—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” and “Payments to Noteholders” in this prospectus.

Reserve Account

On each payment date, funds will be withdrawn from the reserve account (1) to cover shortfalls in the amounts required to be paid on that payment date with respect to clauses (1) through (6) under “—Priority of Payments” above, (2) after an event of default that results in the acceleration of the maturity of the notes, to pay principal on the notes, and (3) to pay principal on any class of notes on the final scheduled payment date of that class of notes.

On the closing date, (i) if the aggregate initial principal amount of the notes is $1,250,000,000, the depositor will cause to be deposited $3,125,001.85 into the reserve account, and (ii) if the aggregate initial principal amount of the notes is $1,750,000,000, the depositor will cause to be deposited $4,375,003.63 into the reserve account, which in each case is approximately 0.25% of the related adjusted pool balance as of the cutoff date.  On each payment date, after making required payments to the servicer, the indenture trustee, the owner trustee, the asset representations reviewer and the noteholders, any remaining available collections will be deposited into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On any payment date prior to an event of default that results in an acceleration of the maturity of the notes, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be distributed to the depositor.  If the aggregate initial principal amount of the notes is $1,250,000,000, the “specified reserve account balance” is, on any payment date, the lesser of (a) $3,125,001.85 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  If the aggregate initial principal amount of the notes is $1,750,000,000, the “specified reserve account balance” is, on any payment date, the lesser of (a) $4,375,003.63 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  In addition, on any payment date prior to an event of default that results in an acceleration of the maturity of the notes, net investment earnings on the amounts on deposit in the reserve account will be distributed to the depositor.

For additional information regarding the reserve account, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Reserve Account” in this prospectus.

Overcollateralization

Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization will be available as an additional source of funds to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables.  The adjusted pool balance as of the cutoff date is expected to be approximately equal to the aggregate initial principal amount of the notes.

The application of funds according to clause (8) under “—Interest and Principal Payments—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date to a target amount of 0.85% of the adjusted pool balance as of the cutoff date.  This amount is referred to in this prospectus as the “overcollateralization target amount.”

For additional information regarding overcollateralization, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization” in this prospectus.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for each payment date or with respect to the closing date is the aggregate amount by which the principal balance as of the last day of the related collection period or the cutoff date, as applicable, of each receivable with an APR below 6.30% (referred to herein as the “required rate”), other than any defaulted receivable, exceeds the present value of the future payments on such receivables, calculated as if their APRs were equal to the required rate, assuming such future payment is made on the last day of each month and each month has 30 days.

For additional information regarding the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Yield Supplement Overcollateralization Amount” and “—Overcollateralization” in this prospectus.

Subordination

Payments of interest on the class B notes will be subordinated to payments of interest on the class A notes and certain other payments on each payment date (including principal payments of the class A notes in specified circumstances). No payments of principal will be made on the class B notes until the principal of and interest on the class A notes has been paid in full.

If an event of default that results in the acceleration of payment of the notes occurs, no payments of interest or principal will be made on the class B notes until the class A notes are paid in full. Consequently, the holders of the class B notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of the class A notes incur those losses and shortfalls.

While any class A notes are outstanding, the failure to pay interest on the class B notes will not be an event of default.

For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Subordination of Principal and Interest” in this prospectus.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of (i) the servicing fee, (ii) fees required to be paid to the indenture trustee, the owner trustee and the asset representations reviewer and (iii) interest on the notes each month.  Any such excess in interest payments from obligors will serve as additional credit enhancement.

For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Excess Interest” in this prospectus.

Optional Redemption; Clean-Up Call
The servicer may purchase the receivables remaining in the issuing entity at a price equal to at least the unpaid principal amount of the notes plus any accrued and unpaid interest thereon on any payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  Upon the exercise of this clean-up call option by the servicer, the issuing entity must redeem the notes in whole, and not in part.

For additional information, you should refer to “Transfer and Servicing Agreements––Optional Purchase of Receivables and Redemption of Notes” in this prospectus.

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale of the receivables to the depositor, TMCC will make certain representations and warranties to the depositor regarding the receivables, and upon sale of the receivables to the issuing entity, the depositor will make certain corresponding representations and warranties to the issuing entity regarding the receivables.  The depositor is required to repurchase from the issuing entity, and TMCC is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached if such breach materially and adversely affects the issuing entity or the noteholders and such breach has not been cured in all material respects.

For additional information, you should refer to “Repurchases of Receivables” in this prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable with respect to which specified servicing covenants made by the servicer under the sale and servicing agreement are breached and are not cured in all material respects.

CUSIP Numbers	Class A-1 Notes:	89233MAA1
	Class A-2a Notes:	89233MAB9
	Class A-2b Notes:	89233MAC7
	Class A-3 Notes:	89233MAD5
	Class A-4 Notes:	89233MAE3
	Class B Notes:	89233MAF0

Tax Status
Subject to important considerations described under “Material U.S. Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus, Morgan, Lewis & Bockius LLP, special tax counsel to the issuing entity, will deliver its opinion that:

• the notes held by parties unaffiliated with the issuing entity will be classified as debt for U.S. federal income tax purposes; and

• the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If you purchase the notes, you will agree to treat the notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income.  You should consult your own tax advisor regarding the U.S. federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of U.S. federal income and state tax laws to the issuing entity and the notes, you should refer to “Material U.S. Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus.

ERISA Considerations
The notes sold to parties unaffiliated with the issuing entity may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

For additional information, you should refer to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Certain Investment Company Act Considerations
The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Risks associated with unknown aggregate initial principal amount of the notes.
Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,250,000,000 or $1,750,000,000 is not expected to be known until the day of pricing.  TMCC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing.  The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than larger classes.  In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes.
The notes represent indebtedness of the issuing entity and will not be insured or guaranteed by the depositor, sponsor, administrator, servicer or any of their respective affiliates, any governmental entity, the trustees or any other person.  The only sources of payment on your notes are payments received on the receivables and, to the extent available, any funds on deposit in the accounts of the issuing entity, including amounts on deposit in the reserve account.  The amounts deposited in the reserve account will be limited.  If the entire reserve account has been used and the available credit enhancement is exhausted, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  The issuing entity will also have the benefit of overcollateralization (including the yield supplement overcollateralization amount) to provide limited protection against low-interest yielding receivables.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization,” “—Yield Supplement Overcollateralization Amount,” “—Reserve Account” and “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes” in this prospectus.  If the assets of the issuing entity are not sufficient to pay interest on and principal of the notes you hold, you will suffer a loss.

Certain events (including some that are not within the control of the issuing entity, the depositor, the sponsor, the administrator, the servicer, the indenture trustee, the owner trustee or of their respective affiliates) may result in events of default under the indenture and cause acceleration of all outstanding notes.  If so directed by the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, following an event of default resulting in an acceleration of the notes, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances, and the issuing entity may be required promptly to sell the receivables, liquidate its assets and apply the proceeds to the payment of the notes.  Liquidation would be likely to accelerate payment of all notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring.  The issuing entity cannot predict the length of time that will be required for liquidation of its assets to be completed.  In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss.  This deficiency will be more severe in the case of any notes where the aggregate outstanding principal amount of the notes exceeds the aggregate principal balance of the receivables.  Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.  Also, an event of default that results in the acceleration of the maturity of the notes will cause priority of payments of the notes to change, as described under “Payments to Noteholders—Payments After Occurrence of Event of Default Resulting in Acceleration” in this prospectus.  Therefore, all outstanding notes may be affected by any shortfall in liquidation proceeds.  For additional information, you should refer to “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.

The absence of a secondary market for the notes or a lack of liquidity in the secondary markets could limit your ability to resell the notes or adversely affect the market value of your notes.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time.   In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities.  While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the value of your notes and limiting your ability to locate a willing purchaser of your notes.  Furthermore, the global financial markets have in the past experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

Economic developments, geopolitical conditions and other market events may adversely affect the performance and market value of your notes.
The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction.  During the economic downturn following the 2008 financial crisis, elevated unemployment, decreases in home values and lack of available credit led to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables.  If an economic downturn were to occur again, delinquencies and credit losses on the receivables could increase, which could result in losses on your notes.

Although the economy has improved in the years since the 2008 financial crisis, consumer debt levels remain elevated as a result of increased consumer spending, and there have been increasing trends in rates of delinquency and default frequency.  As consumers assume higher debt levels, delinquencies and losses on the receivables may increase, which could result in losses on your notes.

Events in the global financial markets, including downgrades of sovereign debt, devaluation of currencies by foreign governments and slowing economic growth have caused or may cause a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of the notes and limit the ability of an investor to sell its notes.  The United Kingdom’s potential withdrawal from the European Union (“Brexit”) or the exit by any other country out of the European Union or the abandonment by any country of the euro may have a destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole.  No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments or losses on the receivables or the market value of your notes.

Geopolitical conditions and other market events may impact TMCC and your notes.  Restrictive exchange or import controls or other disruptive trade policies, changes to or withdrawals from trade agreements, disruption of operations as a result of systemic political or economic instability, outbreak of war or expansion of hostilities, and acts of terrorism, could each have a material adverse effect on TMCC’s business, results of operations and financial condition.  Developments related to Brexit have created significant political and economic uncertainty in the United Kingdom and in other European Union member states. The global financial, trade, and legal implications of Brexit could lead to declines in market liquidity and activity levels, volatile market conditions, a contraction of available credit, fluctuations in interest rates, weaker economic growth, and reduced business confidence on an international level, each of which could have a material adverse effect on TMCC’s business, results of operations and financial condition.

Any such events could also adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, which could have an adverse effect on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts.  Higher energy costs could also cause business disruptions, which could cause unemployment and a deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Delinquencies and losses with respect to automobile finance contracts may increase during the term of your notes.  These increases in delinquencies and losses may be related to increases in consumer debt levels, increases in interest rates and a rising supply of used vehicles.  For delinquency and loss information regarding certain automobile loans originated and serviced by TMCC, you should refer to “Delinquencies, Repossessions and Net Losses” and “Static Pools” in this prospectus.  Increased delinquencies and losses may lead to decreased collections on the receivables and the issuing entity may not have sufficient available collections to pay amounts due on the notes on any payment date or to pay any class of the notes in full on the related final scheduled payment date.

The issuing entity’s interests in financed vehicles may be unenforceable or defeated.
The certificates of title for vehicles financed by TMCC name TMCC as the secured party.  The certificates of title for financed vehicles under contracts assigned to the issuing entity will not be amended to identify the issuing entity as the new secured party because it would be administratively burdensome to do so.  However, financing statements showing the transfer to the issuing entity of TMCC’s and the depositor’s interest in the receivables and the transfer to the indenture trustee of the issuing entity’s interest in the receivables will be filed with the appropriate governmental authorities.  TMCC, as servicer, will retain the documentation for the receivables and the certificates of title.

Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the issuing entity’s or the indenture trustee’s interest.  Examples of these persons are other creditors of the obligor, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle.  Some of the ways this could happen are described under “Certain Legal Aspects of the Receivables” in this prospectus.  In some circumstances, either the depositor or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained.  The details of this obligation are described under “Repurchases of Receivables” in this prospectus.

If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected interest in those receivables.
As described in “The Sponsor, Administrator and Servicer—Electronic Contracts and Electronic Contracting” in this prospectus, for some receivables, TMCC acquires possession of the related contracts from dealers and converts them to electronic form and maintains control of the electronic copies through TMCC’s own technology system.  Other receivables may be originated electronically through a third-party custodian using the third-party custodian’s technology system.  Both of these technology systems are designed to enable TMCC to perfect its interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  TMCC will obtain “control” of an electronic contract if (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies TMCC as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without TMCC’s participation.

However, it is possible that another person could acquire an interest in an electronic contract that is superior to TMCC’s interest (and accordingly, the issuing entity’s interest).  This could occur if TMCC ceases to have “control” over the electronic contract that is maintained by TMCC or on behalf of TMCC by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates TMCC’s rights in the electronic contract) and obtains “control” over the electronic contract.  TMCC also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in TMCC’s or the third-party custodian’s technology system, as applicable, a person other than TMCC were able to modify or duplicate the authoritative copy of the contract.

Although TMCC will perfect its assignment of its interest in the electronic contracts to the issuing entity and the indenture trustee by filing financing statements, the fact that TMCC’s interest in the receivables may not be perfected by control may affect the priority of the issuing entity’s interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that TMCC maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

TMCC and the depositor will represent that TMCC has a perfected interest in the receivables to the extent evidenced by electronic contracts by means of control and that the interest has been transferred to the depositor and thereafter to the issuing entity.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  To the extent any of those amendments is evidenced in tangible form, TMCC and the depositor will represent that TMCC has a perfected interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

Additionally, there is a risk that the systems employed by TMCC or the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give TMCC (and accordingly, the issuing entity) a perfected interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, TMCC (and accordingly, the issuing entity) may not have a perfected interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect TMCC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The bankruptcy of the issuing entity could result in losses or delays in payments on your notes.
If the issuing entity were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, an “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.

The bankruptcy of TMCC or the depositor could result in losses or delays in payments on the notes.
If TMCC or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  TMCC will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity.  However, if TMCC or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that TMCC or the depositor effectively still owns the receivables by concluding that the sale to the depositor by TMCC or the sale to the issuing entity by the depositor was not a “true sale” or that the issuing entity should be consolidated with TMCC or the depositor for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

• an “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on TMCC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

• the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by TMCC or the depositor at the time TMCC or the depositor were to become the subject of a bankruptcy proceeding.

The depositor will take steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the issuing entity with the depositor for bankruptcy purposes or conclude that the sale of receivables to the issuing entity was not a “true sale.”  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (including amounts transferred to the collection account from the reserve account).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables.  Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing entity) is liable to the related obligor for any failure of the contract to comply with these laws.  If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting payments on such receivables, and the issuing entity, as assignee of the related originator, could be held liable for any applicable penalties or damages.  If that happens, payments on your notes could be delayed or reduced.

Although the Military Lending Act, by its terms, would not apply to any credit transaction that is expressly intended to finance the purchase of a motor vehicle when the credit is secured by the vehicle being purchased, the Department of Defense issued an interpretive rule on December 11, 2017 indicating that retail installment contracts made on or after October 3, 2016 to active-duty service members (including those on active guard or reserve duty) and their dependents, and which contracts include one or more credit-related ancillary products, such as guaranteed auto protection (GAP) insurance, credit life insurance, and similar credit products, need to comply with the requirements of the Military Lending Act.  Regulations implementing the Military Lending Act place a limit on the total interest rate that may be charged, adjust arbitration rules and require additional disclosures, in each case in respect of the related contract. Contracts that contain provisions that are otherwise prohibited by the Military Lending Act are void from the inception of the contract.  As a result of certain restrictions imposed by the Military Lending Act, TMCC is unable to determine, and there can be no assurance as to whether, or to what extent, the receivables sold to the issuing entity on the closing date are affected by the Military Lending Act.  Financial services industry groups are continuing to seek further clarification regarding the interpretation of the Military Lending Act.  However, if the recent interpretations are ultimately unchanged, it could result in repurchase obligations of TMCC and the Depositor, or indemnification obligations of TMCC, and it could impact the cashflows available to the issuing entity.

TMCC, the depositor and the servicer will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts.  If the depositor breaches any of these representations or warranties, the issuing entity’s sole remedy (other than the indemnification available to the issuing entity as described below) will be to require the depositor to repurchase the related receivable if such breach materially and adversely affects the interest of the issuing entity in such receivable and such breach has not been cured in all material respects within any applicable cure period.  TMCC will also indemnify the depositor for any failure of a receivable to have been originated in compliance with all applicable requirements of law, and the depositor’s right to such indemnification will be assigned to the issuing entity.  Any failure by TMCC, the depositor or the servicer to repurchase any affected receivables, or to indemnify the issuing entity, as applicable, could result in delays or reductions in payments on your notes.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” and “Repurchases of Receivables” in this prospectus.

The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” and its implementing regulations have broad implications for the consumer financial services industry.  The current administration under President Trump has sought and passed legislation to revise elements of the Dodd-Frank Act.  Although the current administration has indicated a goal of further reforming aspects of its existing financial services regulations, it is unknown at this time to what extent new legislation will be passed into law, whether pending or new regulatory proposals will be adopted or modified, or what effect such passage, adoption or modification will have, whether positive or negative, on TMCC or on the auto industry.

As a provider of finance and insurance products, TMCC operates in a highly regulated environment.  TMCC is subject to licensing requirements at the state level, and to laws and regulations, as well as periodic examinations and investigations at the state and federal levels.  Compliance with applicable law is costly and can affect TMCC’s results of operations.  Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements.  Compliance may create operational constraints and place limits on pricing, as the laws and regulations in the financial services industry are designed primarily for the protection of consumers.  Changes in regulation could restrict TMCC’s ability to operate its business as currently operated, could impose substantial additional costs or require it to implement new processes, which could adversely affect TMCC’s business, prospects, financial performance or financial condition.  The failure to comply could result in significant statutory civil and criminal fines, penalties, monetary damages, attorneys’ fees and costs, restrictions on TMCC’s ability to operate its business, possible revocation of licenses and damage to TMCC’s reputation, brand and valued customer relationships. Any such costs, restrictions, revocations or damage could adversely affect TMCC’s business, prospects, results of operations or financial condition.

TMCC’s principal consumer finance regulator at the federal level is the Consumer Financial Protection Bureau, or the “CFPB,” which has broad regulatory, supervisory and enforcement authority over TMCC.  The CFPB’s supervisory authority allows it, among other things, to conduct comprehensive and rigorous examinations to assess TMCC’s compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business, products, policies and procedures.

The CFPB’s rulemaking authority includes the authority to promulgate rules regarding, among other practices, debt collection practices that would apply to third-party collectors and first-party collectors, such as TMCC, and rules regarding consumer credit reporting practices.  The timing and impact of these rules on TMCC’s business remain uncertain.  In addition, the CFPB has questioned the value and increased scrutiny of the marketing and sale of certain ancillary or add-on products, including products similar to those financed by TMCC or sold through its affiliates.

The CFPB and the Federal Trade Commission, or the “FTC,” may investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  As a result of such investigations, the CFPB and the FTC have announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to TMCC or the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material effect on TMCC’s results of operations, financial condition, and liquidity.  Supervision and investigations by these agencies, if any, may result in monetary penalties, increase TMCC’s compliance costs, require changes in its business practices, affect its competitiveness, impair its profitability, harm its reputation or otherwise adversely affect its business.

At the state level, state regulators are taking a more stringent approach to supervising and regulating financial products and services subject to their jurisdiction. TMCC expects to continue to face greater supervisory scrutiny and enhanced supervisory requirements for the foreseeable future.  For example, on January 28, 2015, TMCC received a request for documents and information from the New York State Department of Financial Services relating to its lending practices (including fair lending).  TMCC provided the requested documents and information, but it has not had further communication with the New York State Department of Financial Services regarding their review.  As described under “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” and “—Other Federal Regulation” in this prospectus, TMCC may take certain actions relating to certain of the receivables, including modifying their terms or making certain payments to obligors.  There can be no assurance that TMCC will take any of these actions or, if it does, whether any of these actions will result in the repurchase of some or all of the affected receivables. For additional information regarding state consumer protection laws and related regulations that may affect TMCC, you should refer to “Certain Legal Aspects of the Receivables—Consumer Finance Regulation” in this prospectus.

The Dodd-Frank Act also established the Financial Stability Oversight Council, or the “FSOC,” which may designate non-bank financial companies that pose systemic risk to the U.S. financial system, or “SIFIs,” to be supervised by the Board of Governors of the Federal Reserve System, or the “Federal Reserve.”  The Federal Reserve is required to establish and apply enhanced prudential standards to SIFIs, including capital, liquidity, counterparty exposure, resolution plan and overall risk management standards.  The FSOC uses a multi-stage review process to evaluate non-bank financial companies for potential designation and supervision by the Federal Reserve.  If TMCC were designated for supervision after this multi-stage review process and any available appeal processes, TMCC could experience increased compliance costs, the need to change its business practices, impairments to TMCC’s profitability and competitiveness and other adverse effects on its business.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the depositor and the issuing entity.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to TMCC, the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation, or the “FDIC,” were appointed receiver of TMCC, the depositor or the issuing entity under the Orderly Liquidation Authority provisions of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the receivables to the depositor and the issuing entity as a valid and perfected sale under applicable state law and under the U.S. Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a grant of security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the receivables as a grant of a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if the issuing entity were to become subject to the Orderly Liquidation Authority, the FDIC may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to Orderly Liquidation Authority, the noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under the OLA” in this prospectus.

Payment priorities increase risk of loss or delay in payment to certain classes of notes.
Based on the priorities described under “Payments to Noteholders” in this prospectus, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, except in the case of the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes after an event of default resulting in an acceleration of the notes, classes of notes that have higher sequential numerical class designations or higher alphabetical sequential class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the higher numerically designated classes or higher alphabetically designated classes will be more sensitive to losses on the receivables and the timing of such losses than the lower numerically designated classes and lower alphabetically designated classes.  Accordingly, the class A-2a notes and the class A-2b notes will be more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes; the class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2a notes and the class A-2b notes; the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2a notes, the class A-2b notes and the class A-3 notes; and the class B notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the payment of the total servicing fee and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts.  This subordination could result in reduced or delayed payments of principal and interest on the notes.

For additional information, you should refer to “—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” above.

The class B notes are subject to greater risk because of subordination.
The class B notes are subordinated to the class A notes and are more likely to be impacted by delinquent payments and defaults on the receivables than the class A notes.  Interest payments on the class B notes on each payment date will be subordinated to both (i) interest payments on the class A notes and (ii) principal payments to the class A notes in an amount equal to the first priority principal distribution amount.

In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid to the class B notes until all principal of and interest on the class A notes have been paid in full.

Principal payments on the class B notes will be subordinated in priority to the class A notes, as described under “Description of the Notes—Payments of Principal” in this prospectus. No principal will be paid on the class B notes until all principal of the class A notes has been paid in full.  In addition, principal payments on the class B notes will be subordinated to payments of interest on the class A notes and the class B notes.  For additional information, you should refer to “Description of the Notes—Payments of Principal” in this prospectus.

Therefore, if there are insufficient amounts available to pay all classes of notes the amounts due on such classes, delays in payments or losses will be borne by the most junior class of notes outstanding.

The amounts received upon disposition of the financed vehicles may be adversely affected by a variety of factors, including discount pricing incentives, marketing incentive programs and other used car market factors, which may increase the risk of loss on your notes.

The market for used Toyota or Lexus vehicles could be adversely affected by factors such as governmental action, changes in consumer demand, new vehicle incentive programs, new vehicle pricing, new vehicle sales, styling changes (including future plans for new Toyota and Lexus product introductions), recalls, the actual or perceived quality, safety or reliability of Toyota and Lexus vehicles, used vehicle supply (such as an overabundance of used cars, minivans, light-duty trucks and sport utility vehicles in the marketplace), the level of current used vehicle values, fuel prices, increased competition, fluctuations in interest rates, decreased or delayed new vehicle production due to natural disasters, supply chain interruptions or other events and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of financed vehicles, and therefore could result in reduced proceeds on defaulted receivables.  If losses on the receivables exceed the credit enhancement available, you may suffer a loss on your investment.

Many manufacturers have increased their level of discount pricing incentives or other marketing incentive programs on new vehicles in an attempt to maintain and grow market share.  Discount pricing incentives or other marketing incentive programs on new vehicles by Toyota Motor North America, Inc., TMCC or any of their competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used cars, minivans, light-duty trucks and sport utility vehicles.  The reduced demand for used cars, minivans, light-duty trucks and sport utility vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by Toyota Motor North America, Inc.  TMCC or any of their competitors or other factors may reduce the prices consumers will be willing to pay for used cars, minivans, light-duty trucks and sport utility vehicles, including the vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any repossession of financed vehicles may be reduced and may not be sufficient to pay the receivables. The servicer remarkets used Toyota and Lexus vehicles through certain programs, but there can be no assurance that such programs will continue to be successful.

Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you.
If you receive payment of principal on your notes earlier than you expected, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

• make early payments, since receivables will be prepayable at any time without penalty;

• default, resulting in the repossession and sale of the financed vehicle;

• damage the vehicle or become unable to pay due to death or disability, resulting in payments to the issuing entity under any existing physical damage, credit life or other insurance; or

• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Some prepayments may be caused by the sponsor, the depositor or the servicer.  For example, the sponsor and the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If the sponsor or the depositor breaches any such representation or warranty, or if the servicer breaches any such agreement, and such breach is material and cannot be remedied, the breaching party will be required to purchase the affected receivables from the issuing entity.  This will result, in effect, in the prepayment of the purchased receivables.  The servicer will also have the option to purchase the receivables from the issuing entity on or after the payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  In addition, an event of default under the indenture could cause your notes to be prepaid.

Additionally, under its current servicing practices, the servicer will modify the terms of any receivable impacted by the Servicemembers Civil Relief Act, as amended, and will be obligated to purchase any such modified receivable by depositing an amount equal to the remaining outstanding principal balance of such impacted receivable into the collection account.  The Servicemembers Civil Relief Act provides, and similar laws of many states may provide, relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables.  In addition, relief may also be granted to obligors who are dependents of persons eligible for benefits under the Servicemembers Civil Relief Act.  Global conflicts and tensions may continue to involve military operations that will increase the number of U.S. citizens who have been called or will be called to active duty.  The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the Servicemembers Civil Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty.   The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service.  We do not know how many receivables may be impacted by the Servicemembers Civil Relief Act.

For additional information, you should refer to the risk factor entitled “—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” above.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors.  The sponsor cannot predict the actual prepayment rates for the receivables.  The depositor, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled payment date.  If this is the case, the weighted average life of each class of notes will be correspondingly shorter.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.

For additional information, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

The return on the notes could be reduced by shortfalls due to state laws limiting collections on certain receivables.
Pursuant to laws of various states, payments on retail installment sales contracts or installment loans, such as the receivables, by residents in those states who are called into active duty with the national guard or the reserves, will be deferred under certain circumstances. These state laws and related regulations may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.  As a result of such state legislation or regulations, there may be delays or reductions in payment of, and increased losses on the receivables and you may suffer a loss on your notes.  We do not know how many receivables may be impacted by such state legislation or regulations.

Paid-ahead simple interest contracts may affect the weighted average lives of the notes.
If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected.  This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid ahead.  During this paid ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor.  This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the paid ahead principal amount on the notes will generally shorten the weighted average lives of the notes.  However, depending on the length of time during which a paid ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended.

TMCC’s portfolio of retail installment sales contracts has historically included simple interest contracts which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity which may become paid ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid ahead.

There may be potential adverse effects on the servicer, the receivables and your notes in the event any Toyota or Lexus models are subject to recalls.
Toyota Motor North America, Inc. periodically conducts vehicle recalls which could include temporary suspensions of sales and production of certain Toyota and Lexus models.  Because TMCC’s business is substantially dependent upon the sale of Toyota and Lexus vehicles, such events could adversely affect TMCC’s business. A decline in values of used Toyota and Lexus vehicles would have a negative effect on realized values and return rates which, in turn, could increase credit losses to TMCC.  Further, as described above in “—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes,” TMCC and its affiliates have been or may continue to become subject to litigation or governmental investigations and have been or may become subject to fines or other penalties.  These factors could affect sales of Toyota and Lexus vehicles and, accordingly, could have a negative effect on TMCC’s business, results of operations and financial condition.

If the demand for used Toyota or Lexus vehicles decreases due to recalls or other factors, the resale value of the vehicles related to the receivables may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of financed vehicles may decrease.  A decrease in the level of sales, including as a result of the actual or perceived quality, safety or reliability of Toyota and Lexus vehicles, or a change in standards of regulatory bodies, will have a negative impact on the level of TMCC’s financing volume, insurance volume, earnings assets and revenues.  The credit performance of TMCC’s dealer and consumer lending portfolios may also be adversely affected.  In addition, as a result of any recalls, obligors of related receivables may be more likely to be delinquent in or default on payments on their receivables.

If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

There may be potential adverse effects of credit ratings-related matters on the servicer, which could have an adverse effect on your notes.
Several credit rating agencies rate the long-term corporate credit and/or debt of TMCC and its affiliates.  The credit ratings of TMCC depend, in large part, on the existence of the credit support arrangements with Toyota Financial Services Corporation and Toyota Motor Corporation and on the financial condition and results of operations of Toyota Motor Corporation.  If these arrangements (or replacement arrangements acceptable to the applicable rating agencies) become unavailable to TMCC, or if the credit ratings of the credit support providers were lowered, TMCC’s credit ratings would be adversely impacted. The cost and availability of financing is influenced by credit ratings, which are intended to be an indicator of the creditworthiness of a particular company, security or obligation.

Credit rating agencies which rate the credit of Toyota Motor Corporation and its affiliates, including TMCC, may qualify or alter ratings at any time.  Global economic conditions and other geopolitical factors may directly or indirectly affect such ratings and your notes.  Any downgrade in the sovereign credit ratings of the United States or Japan may directly or indirectly have a negative effect on the ratings of Toyota Motor Corporation and TMCC.  Downgrades or placement on review for possible downgrades could result in an increase in TMCC’s borrowing costs as well as reduced access to global unsecured debt capital markets.  These factors would have a negative impact on TMCC’s competitive position, results of operations and financial condition, which could affect the ability of the servicer to collect on the receivables and therefore result in delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
The servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on or prior to each payment date.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and noteholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, all of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

• the servicing fees charged by the successor.

In addition, the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the holders of notes evidencing not less than a majority of the principal amount of the notes of the controlling class then outstanding, acting together as a single class, may experience difficulties in appointing a successor servicer and during any transition phase, it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Additionally, because the servicing fee is based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool, which could result in increased delinquencies and/or defaults on the receivables.

The insolvency or bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, neither the indenture trustee nor the noteholders of the controlling class could either appoint a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, without the consent of the bankruptcy trustee or the bankruptcy court, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

A security breach or a cyber-attack affecting TMCC could adversely affect TMCC’s business, results of operations and financial condition, which could have an adverse effect on your notes.
TMCC collects and stores certain personal and financial information from customers, employees, and other third parties.  Security breaches or cyber-attacks involving TMCC’s systems or facilities, or the systems or facilities of TMCC’s service providers, could expose TMCC to a risk of loss of personally identifiable information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on TMCC’s future business with current and potential customers, results of operations and financial condition.

TMCC relies on encryption and other information security technologies licensed from third parties to provide security controls necessary to help in securing online transmission of confidential information pertaining to customers, employees and other aspects of TMCC’s business.  Advances in information system capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology that TMCC uses to protect sensitive data.  A party who is able to circumvent TMCC’s security measures by methods such as hacking, fraud, trickery or other forms of deception could misappropriate proprietary information or cause interruption in TMCC’s operations.  TMCC may be required to expend capital and other resources to protect against such security breaches or cyber-attacks or to remediate problems caused by such breaches or attacks.  TMCC’s security measures are designed to protect against security breaches and cyber-attacks, but TMCC’s failure to prevent such security breaches and cyber-attacks could subject TMCC to liability, decrease TMCC’s profitability and damage TMCC’s reputation.  Even if a failure of, or interruption in, TMCC’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may require TMCC to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose TMCC to reputational harm.

TMCC could also be subjected to cyber-attacks that could result in slow performance and loss or temporary unavailability of TMCC’s information systems.  Information security risks have increased because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions, and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists, and others.  TMCC may not be able to anticipate or implement effective preventative measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources.

The occurrence of any of these events could have a material adverse effect on TMCC’s business, results of operations and financial condition, could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.

TMCC’s enterprise data practices, including the collection, use, sharing, and security of personally identifiable and financial information of TMCC’s customers and employees, are subject to increasingly complex, restrictive, and punitive regulations.

Under current regulations, the failure to maintain compliant data practices could result in consumer complaints and regulatory inquiry, resulting in civil or criminal penalties, as well as brand impact or other harm to TMCC’s business.  In addition, increased consumer sensitivity to real or perceived failures in maintaining acceptable data practices could damage TMCC’s reputation and deter current and potential customers from using TMCC’s products and services.  Recent, well-publicized allegations involving the misuse or inappropriate sharing of personal information have led to expanded governmental scrutiny of practices relating to the safeguarding of personal information and the use or sharing of personal data by companies in the U.S. and other countries.  That scrutiny has in some cases resulted in, and could in the future lead to, the adoption of stricter laws and regulations relating to the use and sharing of personal information.  For example, in late calendar year 2018, California enacted a new data protection regime, which will take effect in calendar year 2020.  These types of laws and regulations could prohibit or significantly restrict financial services providers such as TMCC from sharing information among affiliates or with third parties such as vendors, and thereby increase compliance costs, or could restrict TMCC’s use of personal data when developing or offering products or services to customers.  These restrictions could inhibit TMCC’s development or marketing of certain products or services, or increase the costs of offering them to customers.  Because many of these laws are new, there is little clarity as to their interpretation, as well as a lack of precedent for the scope of enforcement.  The cost of compliance with these laws and regulations will be high and is likely to increase in the future.  Any failure or perceived failure to comply with applicable privacy or data protection laws and regulations could result in requirements to modify or cease certain operations or practices, significant liabilities or fines, penalties or other sanctions, which could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.

A failure or interruption of TMCC’s information systems, including in connection with any consolidation of or change in servicing operations, could have an adverse effect on your notes.
TMCC relies on internal and third party information and technological systems to manage its operations, which creates meaningful operational risk for TMCC.  Any failure or interruption of TMCC’s information systems or the third party information systems on which it relies as a result of inadequate or failed processes or systems, human errors, employee misconduct, catastrophic events, external or internal security breaches, acts of vandalism, computer viruses, malware, ransomware, misplaced or lost data, or other events could disrupt TMCC’s normal operating procedures, damage its reputation and have an adverse effect on TMCC’s business, results of operations and financial condition, which could adversely affect TMCC’s ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.

From time to time, TMCC may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services.  For example, TMCC is in the process of implementing a new core servicing system to replace its legacy core servicing system, which includes building a new enterprise integration platform that also accommodates downstream systems.  In connection with any such updates, TMCC may experience limited disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training.  These and other implementation related difficulties may contribute to higher delinquencies.  It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced, and there can also be no assurance that any such disruptions in servicing activities will not adversely affect TMCC’s ability to service the receivables, which could have an adverse effect on your notes.

The timing of principal payments is uncertain, and losses and delinquencies on the receivables may differ from TMCC’s historical loss and delinquency levels.
The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the receivables, which cannot be predicted with certainty.  Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including the effects of changes in a servicer’s servicing operations, lower used vehicle values, continued economic weakness, longer term financing and tiered/risk based pricing.  TMCC cannot guarantee that the delinquency and loss levels of the receivables will correspond to the delinquency and loss levels TMCC has experienced in the past on its loan portfolio.  There is a risk that delinquencies and losses could increase or decline from historical levels for various reasons including changes in underwriting standards or changes in local, regional or national economies.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.
The concentration of the receivables in specific geographic areas may increase the risk of loss.  A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables.  An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables.  As a result, you may receive principal payments of your notes earlier than anticipated.

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables, if the aggregate initial principal amount of the notes is $1,250,000,000, the aggregate principal balance of the receivables was concentrated in the following states:

State	Percentage of Aggregate Principal Balance of the Receivables as of the Cutoff Date
California	29.55%
Texas	13.66%
Illinois	6.72%

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables, if the aggregate initial principal amount of the notes is $1,750,000,000, the aggregate principal balance of the receivables was concentrated in the following states:

State	Percentage of Aggregate Principal Balance of the Receivables as of the Cutoff Date
California	24.98%
Texas	14.91%

In either case, no other state, based on the mailing addresses of the related obligors, accounts for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.

Certain obligors’ ability to make timely payments on the receivables, and the condition of the financed vehicles, may be adversely affected by extreme weather conditions, natural disasters and other similar events.

Extreme weather conditions and natural disasters, such as floods, hurricanes, earthquakes, tornadoes, wildfires and other similar events, could result in substantial business disruptions, economic losses and unemployment, and could have a negative effect on general economic conditions, consumer confidence and general market liquidity.  As a result of such events, the obligors’ ability to make timely payments could be adversely affected, and the issuing entity’s ability to make payments on the notes could be adversely affected if obligors are unable to make timely payments on the receivables.

In addition, any such events may adversely affect the condition of the financed vehicles.  No representation or warranty will be made by TMCC or any other entity regarding the condition of any financed vehicle as of the cutoff date or any other date.   Under the terms of the receivables, obligors are required to maintain physical damage insurance.  However, there can be no assurance that such insurance has been maintained in all cases or would fully cover any damage to the related financed vehicle.   For additional information, you should refer to “Transfer and Servicing Agreements—Insurance on Financed Vehicles” in this prospectus.

No prediction can be made, and no assurance may be given, as to the effect of extreme weather conditions, natural disasters and other similar events on the rate of delinquencies, prepayments and/or losses on the receivables or the market value of your notes.

The ratings for the notes may be lowered or withdrawn at any time and do not consider the suitability of the notes for you.
The ratings assigned to the notes by any rating agency will be based on, among other things, the adequacy of the assets of the issuing entity, any credit enhancement and any other information such rating agency considers material to such determination.  The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of note balances.  Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled payment date.  The ratings do not consider the prices of the notes or their suitability to a particular investor.  The ratings may be lowered or withdrawn at any time.  If any rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Withdrawal or downgrading of the initial ratings of the notes will, and any adverse changes to a rating may, affect the prices for the notes upon resale, and the payment of rating agency fees by the sponsor may present a conflict of interest.

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  To the extent the notes are rated by any rating agency, any such rating agency may change its rating of the notes if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations, or NRSROs, hired by the sponsor to rate the notes.  Ratings initially assigned to the notes will be paid for by the sponsor.  The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.  Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies.  In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.  Under Securities and Exchange Commission rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes and such parties may be aware of such unsolicited ratings.  NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loan on those financed vehicles, which may result in losses.
There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable.  New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new.  As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable.  The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable.  See the tables entitled “Composition of the Receivables as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)” and “Composition of the Receivables as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)” under “The Receivables” in this prospectus for the percentage of the aggregate principal balance of the receivables as of the cutoff date consisting of receivables with original scheduled payments greater than 60 months.  The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above.

You may suffer losses due to receivables with low annual percentage rates.
The receivables include receivables that have APRs that are less than the interest rates on your securities.  Obligors with higher APR receivables may prepay at a faster rate than obligors with lower APR receivables.  Higher rates of prepayments of receivables with higher APRs may result in the issuing entity holding receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the receivables or to make current payments of interest on or principal of your notes.  Similarly, higher rates of prepayments of receivables with higher APRs will decrease the amounts available to be deposited in the reserve account, reducing the protection against losses and shortfalls afforded thereby to the notes.  For additional information, you should refer to the tables entitled “Distribution of the Receivables as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)” and “Distribution of the Receivables as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)” under “The Receivables” and “Prepayment and Yield Considerations” in this prospectus.

Retention of the class B notes and approximately, but not less than, 5% of the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes may reduce the liquidity of such classes of notes.

The class B notes and approximately, but not less than, 5% (by initial principal amount) of each of the class A-1 notes, the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes will be retained initially by the depositor, but, to the extent not necessary to satisfy Regulation RR, as described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus, may subsequently be sold directly, including through a placement agent, or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  If only a portion of the class B notes are sold, the market for such class of notes may be less liquid than would otherwise be the case.  In addition, if any retained notes are subsequently sold in the secondary market, demand for and the market price of notes already in the market could be adversely affected.  Additionally, if any retained notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.

The notes are not a suitable investment for investors subject to the E.U. Securitization Regulation
None of TMCC, the depositor, the issuing entity, the owner trustee, the indenture trustee, the underwriters, their respective affiliates nor any other party to the transactions described in this prospectus intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy the requirements of Regulation (E.U.) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended, the “E.U. Securitization Regulation” and, together with any applicable regulatory technical standards, implementing technical standards and official guidance supplementing such regulation and any implementation measures in respect of such regulation in the European Union or the European Economic Area, the “European Securitization Rules”).

In addition, no such person undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the European Securitization Rules.  The arrangements described under “Summary of Terms––U.S. Credit Risk Retention” above and under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the European Securitization Rules by any person.  Consequently, the notes are not a suitable investment for investors who are subject to the European Securitization Rules.  As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the European Securitization Rules.  For more information regarding the European Securitization Rules, see “Underwriting––European Securitization Rules” in this prospectus.

Holders of the notes that are subordinate to the controlling class may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.

The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class. The rights of the controlling class will include the following:

• following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;

• following certain servicer defaults, to waive such servicer default or to terminate the servicer;

• to appoint a successor indenture trustee; and

• to consent to specified types of amendments.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests or direct the indenture trustee to act solely in the interest of the controlling class. Therefore, holders of notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class, or the indenture trustee at the direction of the controlling class, could take actions that would adversely affect the holders of notes that are subordinated to the controlling class.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate hedge agreements and you may suffer losses on your notes if interest rates rise.
The receivables sold to the issuing entity on the closing date will provide for level monthly payments, while the class A-2b notes will bear interest at a floating rate based on a spread over a benchmark, which initially will be One-Month LIBOR. Even though the issuing entity will issue the class A-2b notes as floating rate notes, it will not enter into any interest rate swap or cap agreements in connection with the issuance of the class A-2b notes.

The issuing entity will make payments on the class A-2b notes out of payments received on the receivables and other funds available to the issuing entity, and not solely from any subset of collections that are dedicated to the class A-2b notes.  Therefore, an increase in the benchmark (initially, One-Month LIBOR) would increase the amount due as interest payments on the class A-2b notes without any corresponding increase in the amount of interest due on the receivables or any additional source of funds that provide a source of payment for those increased interest payments.

In addition, if a published One-Month LIBOR rate is unavailable at any time after the issuance date of the notes, the rate of interest on the class A-2b notes will be determined using the alternative methods described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event,” which may increase the amount due as interest payments on the class A-2b notes.

If the floating rate payable by the issuing entity in respect of the class A-2b notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes, including the class A-2b notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the class A-2b notes out of its generally available funds—not solely from funds that are dedicated to the class A-2b notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the class A-2b notes.

Risks associated with the unknown allocation of the class A-2a notes and the class A-2b notes.
The allocation of the initial principal amount between the class A-2a notes and the class A-2b notes may not be known until the time of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.  Additionally, one of the two classes may not be issued or may have a very small initial principal amount.  However, if the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the initial principal amount of the class A-2b notes will not exceed $327,800,000 and, if the aggregate initial principal amount of the notes is $1,750,000,000, the depositor expects that the initial principal amount of the class A-2b notes will not exceed $459,000,000.

As the allocated initial principal amount of the class A-2b notes is increased (relative to the class A-2a notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have greater exposure to increases in the floating rate payable on the class A-2b notes.

Because the aggregate initial principal amount of class A-2a notes and the class A-2b notes is fixed as set forth on the front cover of this prospectus, the division of the aggregate initial principal amount between the class A-2a notes and the class A-2b notes may result in one of such classes either being issued in only a very small initial principal amount, which may reduce the liquidity of such class of notes, or not being issued at all.

Negative benchmark rates would reduce the rate of interest on the class A-2b notes.
The interest rate to be borne by the class A-2b notes is based on a spread over a benchmark rate, which initially will be One-Month LIBOR.  As a result, changes in One-Month LIBOR or any other applicable benchmark will affect the rate at which the class A-2b notes accrue interest and the level of interest payments on the class A-2b notes. To the extent that One-Month LIBOR or any other applicable benchmark rate decreases below 0.00% for any interest period, the rate at which the class A-2b notes accrue interest for such interest period will be reduced by the amount by which such benchmark rate is negative, provided that the interest rate on the class A-2b notes for any interest period will not be less than 0.00%.  A negative benchmark rate could result in the interest applied to the class A-2b notes decreasing to 0.00% for the related interest period.

Uncertainty relating to LIBOR, the potential phasing out of LIBOR after 2021 and a change to a benchmark replacement for the class A-2b notes may affect the interest rate on those notes and adversely affect the market value of those notes.

The interest rate to be borne by the class A-2b notes is based on a spread over a benchmark rate, which initially will be One-Month LIBOR. The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

Regulators and law-enforcement agencies in a number of different jurisdictions have conducted and continue to conduct civil and criminal investigations into potential manipulation or attempted manipulation of LIBOR submissions to the British Bankers’ Association.  The British Bankers’ Association was replaced by ICE Benchmark Administration Limited (the “IBA”) as LIBOR administrator as of February 1, 2014, and additional reforms to LIBOR, and related submission and calculation procedures, are anticipated.  Investors in the notes should be aware that the administrator of LIBOR will not have any involvement in the administration of the issuing entity or the notes and may take actions in respect of LIBOR without regard to the effect of such actions on the notes.  Any changes to LIBOR could affect the level and volatility of the published One-Month LIBOR rate and any uncertainty in the value of LIBOR or the development of a widespread market view that LIBOR has been manipulated, or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the interest rate on the class A-2b notes and the liquidity and market value of the class A-2b notes in the secondary market.

In addition, on July 27, 2017, the Chief Executive Officer of the United Kingdom Financial Conduct Authority (the “FCA”) announced that by the end of 2021 (the “London Interbank Offered Rate Phase-Out Date”), LIBOR would no longer be sustained through the FCA’s efforts to compel banks’ participation in setting the benchmark.  In the announcement, the Chief Executive Officer of the FCA stated that the London interbank market is no longer sufficiently active to determine reliable rates.  It is not currently known whether the IBA, the entity responsible for administering LIBOR, will continue to quote LIBOR after the London Interbank Offered Rate Phase-Out Date.  The IBA has not proposed an alternative benchmark rate, nor has it outlined a process or schedule for introducing an alternative benchmark rate, if any.

Upon the occurrence of a benchmark transition event and its related benchmark replacement date, the rate of interest on the class A-2b notes will be determined using the alternative methods described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”  Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances on whether the alternative benchmark rate will be representative of market interest rates or consistent with previously published One-Month LIBOR during the life of the notes. If a published LIBOR rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date and banks are unwilling to provide quotations, the rate of interest on the class A-2b notes for a determination date will be the same as on the preceding determination date, and such rate could remain the rate of interest on the class A-2b notes for the remaining life of the class A-2b notes.  These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. The alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine.

As described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event,” One-Month LIBOR will be replaced as the benchmark for the class A-2b notes following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of official public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality, and such benchmark administrator permanently or indefinitely ceasing to provide the benchmark.  However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

The benchmark replacement will depend on the availability of various alternative benchmarks. In the event that a benchmark replacement event has occurred, then the benchmark replacement will be, in the following order to the extent available, term SOFR, compounded SOFR, the rate selected by the relevant governmental body, and a rate selected by the administrator.  These alternative benchmarks are calculated using components different from those used in the calculation of LIBOR and may fluctuate differently than, and not be representative of, LIBOR. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the class A-2b notes.

In order to compensate for the differences in the various possible benchmarks from One-Month LIBOR, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the class A-2b notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement (and any benchmark replacement adjustment) will produce the economic equivalent of the then-current benchmark that it is replacing.

The administrator will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date have occurred, and, if applicable, selecting a benchmark replacement, determining which benchmark replacement is available, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

If an alternative method or index is designated in place of LIBOR for the class A-2b notes, the U.S. federal income tax consequences of such a replacement are uncertain.  If such a replacement constituted a “significant modification” of the class A-2b notes under Treasury Regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the class A-2b notes and the realization of gain or loss, as well as other corollary tax consequences.

The Internal Revenue Service and the Treasury Department have recently proposed regulations, upon which taxpayers may rely until the promulgation of final regulations, that, in certain circumstances, could reduce the likelihood that replacing a rate based on LIBOR with an alternative method or index would constitute a “significant modification” as described above.  However, we can provide no assurance that these regulations, in their current form, will provide any relief from the tax consequences described above if such a replacement is effected with respect to the class A-2b notes.  Holders of the class A-2b notes should consult their own tax advisors with respect to the consequences of the designation of an alternative method or index in place of LIBOR.

As a result of the foregoing, the rate at which the class A-2b notes bear interest could be adversely affected by misconduct in the rate-setting process for LIBOR, changes to such process, the phasing out of the rate entirely, or the unavailability of such rate.  Any of these events may have an adverse effect on the interest rate, yield, value and marketability of the notes and could impact the amount of funds available to make payments on the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under “Description of the Notes—Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.

Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

THE ISSUING ENTITY

The Toyota Auto Receivables 2019-D Owner Trust (the “Issuing Entity”) is a Delaware statutory trust formed pursuant to the trust agreement, as amended and restated (the “Trust Agreement”), between Toyota Auto Finance Receivables LLC, as depositor (“TAFR LLC” or the “Depositor”), and Wilmington Trust, National Association, as owner trustee (in such capacity, the “Owner Trustee”), and the filing of a certificate of trust with the Secretary of State of the State of Delaware.  After its formation, the Issuing Entity will not engage in any activity other than:

(i)          acquiring, holding and managing the Receivables described below under “The Receivables” and the other property of the Issuing Entity and proceeds therefrom;

(ii)         issuing:

(a) the Class A-1 Asset-Backed Notes in the aggregate original principal amount of $310,700,000, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $435,000,000, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class A‑1 Notes”);

(b) the Class A-2a Asset-Backed Notes in the aggregate original principal amount of $_____________, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $_____________, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class A-2a Notes”);

(c) the Class A-2b Asset-Backed Notes in the aggregate original principal amount of $_____________, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $_____________, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class A-2b Notes”);

(d) the Class A-3 Asset-Backed Notes in the aggregate original principal amount of $367,500,000, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $514,500,000, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class A‑3 Notes”);

(e) the Class A-4 Asset-Backed Notes in the aggregate original principal amount of $95,000,000, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $133,000,000, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class A‑4 Notes”);

(f) the Class B Asset-Backed Notes in the aggregate original principal amount of $31,300,000, if the aggregate initial principal amount of the Notes is $1,250,000,000 or $43,800,000, if the aggregate initial principal amount of the Notes is $1,750,000,000 (the “Class B Notes”); and

(g) the certificate (the “Certificate”), evidencing an undivided beneficial ownership interest in the Issuing Entity that is subordinate to the interests of the holders of any class of Notes (the “Noteholders”);

the allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.  The Depositor expects that, (i) if the aggregate initial principal amount of the Notes is $1,250,000,000, the aggregate initial principal amount of Class A-2a Notes and Class A-2b Notes will be $445,500,000 and the initial principal amount of the Class A-2b Notes will not exceed $327,800,000, and (ii) if the aggregate initial principal amount of the Notes is $1,750,000,000, the aggregate initial principal amount of Class A-2a Notes and Class A-2b Notes will be $623,700,000 and the initial principal amount of the Class A-2b Notes will not exceed $459,000,000;

(iii)        making distributions on the Notes and the Certificate and to the Depositor, the Servicer, the Administrator and any third parties;

(iv)         engaging in those other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(v)          subject to compliance with the Transfer and Servicing Agreements, engaging in such other activities as may be required in connection with conservation of the Trust Estate; and

(vi)         assigning, granting, transferring, pledging, mortgaging and conveying the Trust Estate pursuant to, and on the terms and conditions described in, the indenture (the “Indenture”) between the Issuing Entity and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and to holding, managing and distributing to the holders of the Certificate (the “Certificateholders”) pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of the Indenture.

Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,250,000,000 or $1,750,000,000 is not expected to be known until the day of pricing.  TMCC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing.

The Class A-2a Notes and the Class A-2b Notes are referred to in this prospectus collectively as the “Class A-2 Notes.”  The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A‑3 Notes and the Class A‑4 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes and the Class B Notes are referred to in this prospectus collectively as the “Notes.”  The Class B Notes and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by the Depositor, but, to the extent not necessary to satisfy Regulation RR , as described under “The Sponsor, Administrator and Servicer––Credit Risk Retention”  in this prospectus, may subsequently be sold directly, including through a placement agent, or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Notes and the Certificate are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.”  Each Note will represent an obligation of, and each Certificate will represent an undivided ownership interest in, the Issuing Entity. Payments in respect of the Certificate will be subordinated to payments in respect of the Notes to the extent described in this prospectus.  The Notes are the only securities being offered hereby.  The Certificate is not being offered to you in this offering.

The Issuing Entity may not issue securities other than the Notes and Certificate.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class.

The Issuing Entity will be structured as a bankruptcy remote, special purpose entity.  The Issuing Entity will use the Notes and the Certificate as consideration for the Receivables transferred to the Issuing Entity by the Depositor pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”).  Only the Notes are being offered by this prospectus.  The Depositor will deliver the net proceeds from the sale of the Notes to TMCC, the sponsor of this transaction (in such capacity, the “Sponsor”), as consideration for the Receivables transferred to the Depositor by TMCC, pursuant to the Receivables Purchase Agreement (the “Receivables Purchase Agreement”).

TMCC will be appointed to act as the servicer of the Receivables (in such capacity, the “Servicer”).  TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement,  TMCC, as administrator (in such capacity, the “Administrator”), will perform additional administrative services for the Issuing Entity, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement (the “Administration Agreement”).  TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” and “––Administration Agreement” in this prospectus.

Pursuant to agreements between TMCC and authorized Toyota and Lexus vehicle dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers (collectively, the “Dealers”), each Dealer will be obligated to repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer.  These Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse.”  Although the Dealer agreements with respect to the Receivables will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC’s repurchase obligations under the Sale and Servicing Agreement.  However, the representations and warranties of the Dealers in the Dealer Agreements will not be incorporated in the Transfer and Servicing Agreements and TMCC will not represent or warrant in the Transfer and Servicing Agreements that the representations and warranties of the Dealers in the Dealer Agreements are true and correct.  Thus, TMCC will not be obligated to repurchase any Receivables upon a breach of representation or warranty by the related Dealer.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by a retail purchaser of a Financed Vehicle who entered into a retail installment sales contract with a Dealer (each, an “Obligor”) under an installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  As of September 30, 2019, there were approximately 1,700 Dealers from whom TMCC has purchased installment sales contracts.

The Notes will be secured by and payable from the property of the Issuing Entity.  The property of the Issuing Entity that secures the Notes will include the Receivables and certain monies due or received on such Receivables after the Cutoff Date.  The property of the Issuing Entity will also include (i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, theft, credit life, credit disability and similar insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Depositor under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that secured a Receivable and that has been acquired by the Issuing Entity; and (vii) any and all proceeds of the property listed in clauses (i) through (vi).  The property of the Issuing Entity is referred to herein as the “Trust Estate.”

The Reserve Account, which belongs to the Depositor, will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes.

The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, at the address described below under “The Trustees” in this prospectus.

For additional information regarding permissible activities of or restrictions on the Issuing Entity, you should refer to “Description of the Notes—Indenture—Certain Covenants” in this prospectus.  The Issuing Entity will initially be capitalized with the Notes, the Certificate, the yield supplement overcollateralization amount, overcollateralization and the amounts on deposit in the accounts of the Issuing Entity.

CAPITALIZATION OF THE ISSUING ENTITY

The property of the Issuing Entity will include a pool of retail installment sales contracts (the “Receivables”) between Dealers and the Obligors of new and used cars, minivans, light-duty trucks and sport utility vehicles (the “Financed Vehicles”) and all payments due on such Receivables on and after the close of business on September 30, 2019 (the “Cutoff Date”).  The Receivables were originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  TMCC purchased the Receivables in the ordinary course of business pursuant to Dealer Agreements.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors of the Financed Vehicles.  Each Receivable creates a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle.  On or before the date of initial issuance of the Notes (the “Closing Date”), TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  For so long as the Notes are outstanding, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.

If the aggregate initial principal amount of the Notes is $1,250,000,000, the following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:

Class A-1 Notes		$310,700,000.00
Class A-2a Notes(1)	$	__________
Class A-2b Notes(1)	$	__________
Class A-3 Notes		$367,500,000.00
Class A-4 Notes		$95,000,000.00
Class B Notes		$31,300,000.00
Reserve Account Initial Deposit(2)		$3,125,001.85
Yield Supplement Overcollateralization Amount		$89,537,760.95
Initial Overcollateralization		$739.80
Total		$1,342,663,502.60
___________________________
(1)
If the aggregate initial principal amount of the Notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $445,500,000.  The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.  If the aggregate initial principal amount of the Notes is $1,250,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $327,800,000.

(2)
The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus.

If the aggregate initial principal amount of the Notes is $1,750,000,000, the following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:

Class A-1 Notes		$435,000,000.00
Class A-2a Notes(1)	$	__________
Class A-2b Notes(1)	$	__________
Class A-3 Notes		$514,500,000.00
Class A-4 Notes		$133,000,000.00
Class B Notes		$43,800,000.00
Reserve Account Initial Deposit(2)		$4,375,003.63
Yield Supplement Overcollateralization Amount		$122,858,519.92
Initial Overcollateralization		$1,450.58
Total		$1,877,234,974.13
___________________________
(1)
If the aggregate initial principal amount of the Notes is $1,750,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $623,700,000.  The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.  If the aggregate initial principal amount of the Notes is $1,750,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $459,000,000.

(2)
The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus.

THE DEPOSITOR

The Depositor was formed in the State of Delaware on December 22, 2000, as a wholly-owned, limited purpose subsidiary of TMCC. The principal executive offices of the Depositor are located at 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attn: President, and its telephone number is (469) 486-9020.

The Depositor was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, selling the Receivables and installment sales contracts similar to the Receivables to issuing entities, causing the issuance of securities similar to the Notes and the Certificate and engaging in related transactions.  Initially, the Depositor will also own the Certificate issued by the Issuing Entity.  The Depositor’s limited liability company agreement limits its activities to the purposes indicated above and to any activities incidental to and necessary for such purposes (including repurchase obligations with respect to Warranty Receivables).  Other than the obligation to obtain the consent of the Certificateholder with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.

The limited liability company agreement of the Depositor includes requirements for independent directors, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of any of TMCC, any of its affiliates or of the Issuing Entity in the event of a bankruptcy or insolvency proceeding of TMCC, such other affiliated entity or the Issuing Entity.

THE SPONSOR, ADMINISTRATOR AND SERVICER

TMCC was incorporated in California in 1982, and commenced operations in 1983.  The address of TMCC’s principal executive offices is 6565 Headquarters Drive, Plano, Texas 75024-5965.  TMCC is wholly-owned by Toyota Financial Services International Corporation (formerly Toyota Financial Services Americas Corporation), a California corporation, which is a wholly-owned subsidiary of Toyota Financial Services Corporation, a Japanese corporation (“TFSC”).  TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation (“TMC”), a Japanese corporation.  TFSC manages TMC’s worldwide financial services operations.  TMCC is marketed under the brands of Toyota Financial Services and Lexus Financial Services.

In fiscal 2018, TMCC substantially completed the process of moving its corporate headquarters operations from Torrance, California to Plano, Texas as part of TMC’s consolidation of its three North American headquarters for manufacturing, sales and marketing, and finance operations into a single new headquarters facility.

TMCC provides a variety of finance and insurance products to Dealers and their customers in the United States of America (excluding Hawaii) (the “U.S.A.”) and Puerto Rico.  The Dealers will originate, and TMCC will purchase, the Receivables in the ordinary course of business pursuant to dealer agreements (the “Dealer Agreements”).  TMCC’s products fall primarily into the following categories:

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Finance – TMCC acquires retail installment sales contracts from Dealers in the U.S.A. and Puerto Rico (“retail contracts”) and leasing contracts accounted for as operating leases (“lease contracts”) from Dealers in the U.S.A.  TMCC also provides dealer financing, including wholesale financing, working capital loans, revolving lines of credit and real estate financing to Dealers in the U.S.A. and Puerto Rico.

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Insurance – Through Toyota Motor Insurance Services, Inc., a wholly-owned subsidiary, and its insurance company subsidiaries (collectively referred to as “TMIS”), TMCC provides marketing, underwriting, and claims administration for vehicle and payment protection products sold by Dealers in the U.S.A.  TMCC’s vehicle and payment protection products include vehicle service agreements, guaranteed auto protection agreements, prepaid maintenance contracts, excess wear and use agreements, tire and wheel protection agreements and key replacement protection.  TMIS also provides coverage and related administrative services to certain of TMCC’s affiliates in the U.S.A.  Although the vehicle and payment protection products are generally not regulated as insurance products, for ease of reference the group of products provided by TMIS are collectively referred to herein as “insurance products.”

TMCC currently acquires retail and lease contracts from Dealers, and TMIS markets insurance products to Dealers, through 29 dealer sales and services offices (“DSSOs”). The DSSOs are supported by three regional management offices.  The DSSOs primarily support the Dealers by acquiring retail and lease contracts and providing wholesale financing and other dealer financing activities such as business acquisitions, facilities refurbishment, real estate purchases, and working capital requirements.  The DSSOs also provide support for TMCC’s insurance products sold in the U.S.A.  The above offices are collectively referred to as TMCC’s “field operations.”

On April 16, 2019, TMCC announced that it will restructure its field operations to better serve its dealer partners, by streamlining TMCC’s field office structure and investing in new technology.  Over the next two years, TMCC plans to consolidate the field operations currently located at its 29 DSSOs, three regional management offices and two dealer funding teams into three new regional dealer service centers located in Chandler, Arizona (serving the West region), Plano, Texas (serving the Central region) and Atlanta, Georgia (serving the East region).  TMCC also plans to centralize the dealer lending function at the new dealer service center located in Plano, Texas.

TMCC services contracts through three regional customer service centers (“CSCs”) located throughout the U.S.A. The CSCs support customer account servicing functions such as collections, lease terminations, and administration of both retail and lease contract customer accounts.  The Central region CSC also supports insurance product operations by providing agreement and claims administrative services.

TMCC has commenced preparations to launch private label finance services for third-party automotive and mobility companies.  In furtherance of this new business initiative, on August 28, 2019, TMCC entered into an agreement with Mazda Motor of America, Inc. (“Mazda”) pursuant to which it will offer exclusive private label automotive retail, lease, and dealer financing products and services, and vehicle protection products and services, to Mazda customers and dealers in the United States, launching at various times through fiscal year 2021 for an initial term of approximately five years. TMCC intends to leverage its existing processes and personnel to service the newly originated assets, and expects to make certain technology investments to support the program.  TMCC will not acquire any existing Mazda assets or liabilities pursuant to the agreement and it does not expect launch costs to be significant through fiscal year 2021.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables (the “U.S. Retained Interest”) until the latest of two years from the Closing Date, the date the Pool Balance is one-third or less of the initial Pool Balance, or the date the aggregate outstanding principal amount of the Notes is one-third or less of the initial aggregate principal amount of the Notes.  The retention of at least 5% of each class of Notes and the Certificate by the Sponsor or a majority-owned affiliate of the Sponsor satisfies the requirements for an “eligible vertical interest” under Regulation RR.

The Class B Notes, the Certificate and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by the Depositor.  The Depositor is a wholly-owned affiliate of TMCC and it will initially retain the U.S. Retained Interest.  The Sponsor will agree that it will not, and will cause the Depositor and each affiliate of the Sponsor not to, sell, transfer, finance or hedge the U.S. Retained Interest, except to the extent permitted by Regulation RR.

The material terms of the Notes are described in “Description of the Notes” and “Payments to Noteholders,” including under “—Priority of Payments,” “—Payments After Occurrence of Event of Default Resulting in Acceleration” and “— Credit and Cash Flow Enhancement.”  The Certificate represents the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the Reserve Account on that Payment Date and other required payments.

Underwriting of Motor Vehicle Retail Installment Sales Contracts

TMCC purchases retail installment sales contracts secured by new or used cars, minivans, light-duty trucks and sport utility vehicles from Dealers located throughout the U.S.A. and Puerto Rico.  Dealers originate these Receivables in accordance with TMCC’s requirements as specified in existing agreements between TMCC and the Dealers.  The Receivables are purchased in accordance with TMCC’s underwriting guidelines.  TMCC acquires possession of the retail installment sales contracts that are not originated electronically from Dealers and generally converts such retail installment sales contracts to electronic form and maintains control of the electronic copies.

TMCC utilizes a tiered pricing program, which matches interest rates with customer risk as defined by credit bureau scores and other factors for a range of price and risk combinations.  Each application is assigned a credit tier.  Rates vary based on credit tier, term, loan-to-value and collateral, including whether a new or used vehicle is financed.  In addition, special rates may apply as a result of promotional activities or exceptions granted by TMCC on a case-by-case basis, in each case in accordance with TMCC’s underwriting guidelines.  TMCC reviews and adjusts interest rates based on competitive and economic factors and distributes the rates, by tier, to Dealers.

Dealers transmit customer credit applications electronically through TMCC’s online system for credit acquisition.  The customer may submit a credit application directly to TMCC’s website, in which case, the credit application is sent to the Dealer of the customer’s choice and is considered by TMCC for preapproval.  Upon receipt of the credit application, TMCC’s loan origination system automatically requests a credit bureau report from one of the major credit bureaus.  TMCC uses a proprietary credit scoring system to evaluate an applicant’s risk profile.  Factors used by the credit scoring system (based on the applicant’s credit history) include the term of the contract, ability to pay, debt ratios, amount financed relative to the value of the vehicle to be financed and credit bureau attributes, such as number of trade lines, utilization ratio, and number of credit inquiries.

Applications received from Dealers include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Applications received from consumers also include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  TMCC calculates the payment-to-income ratio for an applicant by dividing the related monthly payment by the gross monthly income and other monthly income of the applicant and any co-applicant as submitted to TMCC in the related credit application.  In limited cases, the submitted income amount may be adjusted through TMCC’s income verification process.

TMCC’s loan origination system first reviews the application for compliance with key TMCC credit policies (such as OFAC, social security, fraud, identity theft and address discrepancies).  It then aggregates and sends the application’s credit profile characteristics (full credit history information) and deal structure information (payment-to-income ratios, loan-to-value ratio, term and new versus used status), along with the FICO® score and VantageScore®, to a decision engine where an internal (TMCC) credit score is computed for the application.

Credit applications are subject to systematic evaluation.  TMCC’s loan origination system evaluates each application to determine if it qualifies for automatic approval or decline without manual intervention (“auto-decisioning”) using specific requirements, including internal credit score and other application characteristics.  Typically, the highest quality credit applications are approved automatically and the lowest quality credit applications are automatically declined.

Credit analysts (working in TMCC’s field operations) approve or decline all credit applications that are not auto-decisioned, and may also approve an application that has been the subject of an automated decline.  Failure to be automatically approved through auto-decisioning does not mean that an application does not meet TMCC’s underwriting guidelines.  A credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed and the term. A credit analyst will verify information contained in the credit application if the application presents an elevated level of credit risk.  TMCC’s proprietary scoring system assists the credit analyst in the credit review process.

The system calculates and assigns a payment probability and a credit grade.  To calculate the payment probability, key data from credit bureaus are combined with data from customer applications, including ratios such as vehicle payment-to-income and total debt payments-to-income.  These and other factors are weighted by a statistically validated credit scoring process to produce the payment probability and credit grade.  The credit analyst’s final credit decision is made based upon the degree of credit risk perceived by the credit analyst after assessing the strengths and weaknesses of the application.

Credit analysts are assigned approval levels for maximum amount financed, maximum percentage advanced, payment-to-income ratio, and maximum term.  Senior personnel with appropriate approval authority may approve applications that have not been approved by a credit analyst or were not originally approved by a credit analyst.  Purchasing standards are not strict limits or requirements and may be overridden for a number of compensating reasons determined in the judgment of the analyst or more senior personnel with appropriate approval authority evaluating the application, including, but not limited to, demonstrated ability to pay, strong credit history, and prior favorable TMCC financing experience with the applicant.  Applications approved by senior personnel with appropriate approval authority are made in accordance with TMCC’s underwriting guidelines.

When a customer application for credit is approved, the Dealer is required to submit specific contract documentation in accordance with TMCC procedures.  When a customer application is denied, or is the subject of a counteroffer, by TMCC, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for such denial or counteroffer.

TMCC regularly reviews and analyzes its portfolio of Receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria.  If external economic factors, credit losses or delinquency experience, market conditions or other factors change, TMCC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

TMCC’s retail installment sales contracts require Obligors to possess physical damage insurance and to provide evidence of such insurance upon TMCC’s request.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.

Electronic Contracts and Electronic Contracting

For Receivables that are not originated electronically, TMCC typically acquires possession, directly or through a third party, of retail installment sales contracts assigned by Dealers to TMCC, and causes such retail installment sales contracts to be converted into electronic form, and TMCC maintains control of the electronic copies (“Converted Electronic Contracts”) through TMCC’s technology system that permits storage, access and administration of these Converted Electronic Contracts.

Beginning in 2011, TMCC began to engage a number of Dealers in the United States in electronic contracting, under which the related contracts are evidenced by an electronic record and are electronically signed by the related Obligors (the “Original Electronic Contracts”).  TMCC has contracted with a third-party to facilitate the process of creating and storing Original Electronic Contracts.  The third-party’s technology system permits transmission, storage, access and administration of Original Electronic Contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  Through use of the third-party’s system, a Dealer originates electronic retail installment sales contracts and then transfers these electronic contracts to TMCC.

Both TMCC’s system for Converted Electronic Contracts and the third-party system for Original Electronic Contracts use a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify TMCC as the owner of record of the authoritative copy and (iv) in the case of Original Electronic Contracts, provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing of Motor Vehicle Retail Installment Sales Contracts

TMCC is the Servicer of the Receivables.  Each of the three customer service centers services open finance contracts using the same servicing system and procedures.  TMCC manages third party vendor relationships responsible for the bankruptcy administration and post-charge-off recovery and liquidation activities, certain administrative activities, customer service activities, and pre-charge-off collections with support from the service centers.  TMCC considers an Obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date.  TMCC uses an online collection and auto dialer system that prioritizes collection efforts and signals TMCC collections personnel to make contact with delinquent Obligors.  In the event of a default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  TMCC engages a third party vendor to mail the majority of such cure notices to customers at 45 days past due.  In certain limited circumstances, the required cure notices are sent directly to the customers by the service centers.

TMCC also uses a behavioral-based collection strategy to minimize risk of loss and employs various collection methods based on behavioral scoring models (which analyze borrowers’ payment performance, vehicle valuation and credit bureau scores to predict future payment behavior).  In accordance with its Customary Servicing Practices, TMCC may offer to Obligors with temporary financial hardships due date changes, extensions and payment deferrals over the course of the contract.  Extensions and deferral approvals are based on specific business rules and risk-based scoring for each account.

TMCC generally determines whether to commence repossession efforts after a Receivable is approximately 80 days past due.  Repossessed vehicles are held for sale to comply with statutory requirements and then sold at private auctions, unless public auctions are required by state law.  Any unpaid amounts remaining after the repossessed vehicle is sold, or after taking the full balance charge‑off, are pursued by TMCC to the extent practical and legally permissible.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.  Any surplus amounts remaining, after recovery fees, disposition costs, and other expenses have been paid and after any reserve charge-backs, dealer guarantees and optional product refunds have been credited to the customer’s account, are refunded to the customers.  Refunds of surplus amounts are administered by the service centers.  Collections of post-sale deficiencies and full-balance charge-offs are handled by third party vendors and the service centers.  TMCC’s policy is to charge‑off a finance contract in its servicing system as soon as disposition of the vehicle has been completed, sales proceeds have been received, and optional product refunds have been applied, when applicable.  However, TMCC may in some circumstances charge-off a finance contract prior to repossession.  In the case of uncollectible accounts, charge-off of a finance contract will occur prior to and without repossession.  When repossession and disposition of the collateral has not been completed, TMCC’s policy is to charge‑off the account as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the account is 120 days delinquent. However, the service centers will continue to collect or pursue recovery of the vehicle until the related contract is up to 190 days past due.

As described in the Sale and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others (“Customary Servicing Practices”).  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements such programs or modifies its standards, policies and procedures in respect of comparable assets it services for itself in the ordinary course of business.  For example, the Servicer from time to time grants deferrals, extensions and other administrative relief to obligors living in areas affected by natural disasters.

As also described in the Sale and Servicing Agreement, the Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.  In addition, to the extent provided in the Sale and Servicing Agreement, the Servicer will also be authorized to offer and grant extensions, rebates or adjustments on a Receivable in accordance with its Customary Servicing Practices, without the prior consent of the Owner Trustee, Indenture Trustee or any registered holder of the Securities, subject to the terms described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

TMCC, in its capacity as Servicer, began servicing operations in 1983.  In addition to servicing retail installment sales contracts similar to the Receivables, TMCC also services vehicle leases, dealer loans and other products and services.

TMCC has been engaged in purchasing finance contracts from authorized Toyota dealers in the U.S. since 1983, and has seen its managed portfolio of retail installment sales contracts grow to approximately $54 billion as of June 30, 2019.

The tables below under “Delinquencies, Repossessions and Net Losses” in this prospectus show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations, that TMCC continues to service, as further described under “Delinquencies, Repossessions and Net Losses” in this prospectus.

The Servicer is permitted to appoint a sub-servicer or engage a third party to perform all or a portion of its servicing obligations at the Servicer’s expense.  For example, TMCC has contracted with third parties to retrieve titles with respect to the Receivables, make collections on TMCC’s behalf and perform certain vehicle repossession functions.  Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Sale and Servicing Agreement.

Under its current servicing practices, the Servicer will modify the terms of any Receivable impacted by the Servicemembers Civil Relief Act, as amended (the “SCRA”), and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.

The Servicer has a contract modification program pursuant to which the Servicer may enter into an amendment to the loan contract with an Obligor whose Receivable relates to a new or used vehicle that meets certain criteria, in order to extend the term of such Receivable, thereby increasing the number of Scheduled Payments remaining on such Receivable, and re-amortize the loan to reduce monthly payments.  Such extensions are generally only available to Obligors if a default, breach, violation, delinquency or event permitting acceleration under the terms of such Receivable has occurred or, in the judgment of the Servicer, is imminent.  The maximum term of such an amendment is 12 months added to the original term to maturity of the related contract regardless of whether prior deferments were granted.  However, a Receivable will not be amended if the original contract term is greater than 72 months.  In addition, if any amendment under this contract modification program has the effect of extending the maturity of the related Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Receivable, as described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

In December 2016, the Servicer implemented another contract modification program designed to increase the likelihood of collections from Obligors with final payments that are higher than their regular Scheduled Payments, generally as the result of prior extensions, due date changes or late payments in respect of the related Receivable.  Under this program, the maturity date of the related Receivable may be extended by up to 12 months and interest will not accrue during the extension period.  This program is only available to Obligors with fewer than two remaining Scheduled Payments, whose final Scheduled Payment is greater than $500 or at least twice the amount of their regular Scheduled Payment and who meet certain other criteria for program eligibility.  Although the Servicer is not currently offering this program to Obligors, the Servicer may make the program available to Obligors again in the future.  If this final payment amendment program is made available to the Obligors of any Receivables, the Servicer will be obligated to purchase those Receivables, as described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Securitization Experience

TMCC utilizes the asset-backed securities markets as a complement to its core unsecured funding programs, to secure an alternate source of liquidity, and to gain access to a unique investor base. TMCC currently maintains a shelf registration statement on Form SF-3 (the “Registration Statement”), with the Depositor listed as the registrant, with the Securities and Exchange Commission (the “SEC”) relating to the issuance of securities secured by retail installment sales contracts.

TMCC indirectly originates all Receivables in each asset pool to be securitized in the ordinary course of its business.  For additional information regarding the selection criteria used in selecting the asset pool to be securitized, you should refer to “The Receivables” in this prospectus.  TMCC engages one of the underwriters to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Since it began sponsoring securitization trusts in 1993, TMCC, in its capacity as Sponsor, has sponsored 46 securitization trusts backed by retail installment sales contracts which have issued approximately $57.6 billion of registered securities and approximately $2 billion of unregistered securities to date, none of which have defaulted, experienced any events of default or failed to pay principal in full at maturity.

In addition to securitizing retail installment sales contracts similar to the Receivables, since 1993, TMCC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.5 billion of registered securities to date, none of which have defaulted, experienced any trigger events of default or failed to pay principal in full at maturity.

THE TRUSTEES

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will be the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture.   U.S. Bancorp, with total assets exceeding $482 billion as of June 30, 2019, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2019, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2019, 2019, U.S. Bank was acting as trustee with respect to over 98,000 issuances of securities with an aggregate outstanding principal balance of over $4.0 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the holders of the Notes via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Holders of the Notes with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2019, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 158 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $68,765,800,000.

In the last several years, U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.  Currently, U.S. Bank is a defendant in multiple actions alleging individual or class action claims against it.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.).  The complaint, which was later amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and servicing of the student loans.

U.S. Bank believes that it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs, and accordingly that the claims against it in the lawsuit are without merit.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, U.S. Bank requested a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are being litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.

U.S. Bank intends to continue to defend this lawsuit vigorously.

 The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees.  For the purpose of meeting the legal requirements of certain jurisdictions or in other circumstances set forth in the Trust Agreement, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) and the Indenture Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, will be conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee, as applicable, will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and the sale of the Securities is limited solely to the express obligations described in the Trust Agreement, the Sale and Servicing Agreement or the Indenture, as applicable.  The Owner Trustee may resign at any time by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee, and the Indenture Trustee may resign at any time by providing written notice of its resignation to the Issuing Entity.  If the Owner Trustee or Indenture Trustee resigns, the Servicer or the Administrator, respectively, will be obligated to appoint a successor thereto.  The Administrator may also remove the Owner Trustee or the Indenture Trustee if either (i) ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, (ii) becomes legally unable to act, (iii) is adjudged bankrupt or insolvent or (iv) a receiver or other public officer takes charge of the Owner Trustee or the Indenture Trustee, as applicable, or their respective property.  In such circumstances, the Servicer or the Administrator, as applicable, will be obligated to promptly appoint a successor Owner Trustee or Indenture Trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.  If no successor Owner Trustee has been so appointed or has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the holders of a majority of the outstanding principal amount of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee, the Indenture Trustee and their respective affiliates.  The Trust Agreement and the Indenture will provide that the Issuing Entity will pay the fees and expenses of the Owner Trustee and the Indenture Trustee, respectively, in connection with their duties under the Trust Agreement and Indenture, respectively.  The Administrator will agree, in the Administration Agreement, to pay the fees and expenses of the Owner Trustee and the Indenture Trustee, to the extent such amounts are not paid by the Issuing Entity in accordance with the terms of the Sale and Servicing Agreement or the Indenture.  The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be described in the Trust Agreement).  The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred in connection with the administration of the Issuing Entity and the performance of its duties (including reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Issuing Entity’s obligations) under the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”) not resulting from its own willful misconduct, bad faith or negligence.  The Indenture Trustee will notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity or the Administrator of its obligations under the Indenture if no prejudice to the Issuing Entity or the Administrator will have resulted from such failure.  Neither the Issuing Entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the

Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

TMCC will agree to promptly pay to the Indenture Trustee and the Owner Trustee the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on any Payment Date; provided that the Indenture Trustee and the Owner Trustee will be obligated to reimburse TMCC for any such amounts to the extent such Trustee subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificate (other than the authentication of the Certificate) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificate or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify information concerning the Receivables.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement, or the breach of any representations made with respect to the Receivables, unless the Owner Trustee obtains actual knowledge of such failure or breach as will be specified in the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Transfer and Servicing Agreements or the Asset Representations Review Agreement that are required to be performed by:

•	the Servicer under the Servicing Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;

•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any Certificateholder, unless that Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account.  If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

If required under the Trust Indenture Act of 1939, as amended (the “TIA”), the Indenture Trustee will be required to mail (within 60 days after each December 31, beginning with December 31, 2019) to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Receivables.  For additional information regarding such reports, you should refer to “Description of the Notes—Indenture” in this prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or the other Transfer and Servicing Agreements or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or the other Transfer and Servicing Agreements at the request, order or direction of any of the Noteholders pursuant to such agreements, other than to fulfill the specific duties and obligations required to be performed by it in connection with (i) the asset representations review procedures described below under “Asset Representations Review” and (ii) the dispute resolution procedures described below under “Repurchases of Receivables—Dispute Resolution,” unless such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, except pursuant to the dispute resolution procedures described below under “Repurchases of Receivables—Dispute Resolution,” unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of the Controlling Class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), evidencing not less than 25% of the voting interests of such Controlling Class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.  For additional information, you should refer to “Description of the Notes—Indenture” in this prospectus.

Neither the Indenture Trustee nor the Owner Trustee will have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements.

FEES AND EXPENSES

The table below sets forth the fees and expenses payable on each Payment Date, unless otherwise specified in this prospectus.

Party	Amount
Servicer(1)
(i) One-twelfth of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, two-twelfths of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the Cutoff Date (the “Servicing Fee”), plus (ii) any investment earnings on amounts on deposit in the Collection Account and all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period (the “Supplemental Servicing Fee”).

Indenture Trustee(2)	An annual fee equal to $5,000, payable on the Payment Date occurring in November of each year, commencing in November 2020.
Owner Trustee(2)	An annual fee equal to $3,000, payable on the Payment Date occurring in November of each year, commencing in November 2020.
Asset Representations Reviewer(2)
An annual fee equal to $5,000 per annum, payable on the Payment Date occurring in November of each year, commencing in November 2020.  In the event of an Asset Representations Review, the Asset Representations Reviewer will also be entitled to receive a fee equal to $200 for each Receivable reviewed by it.

(1)	To be paid before any amounts are distributed to Noteholders. The Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Total Servicing Fee.
(2)
Fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer prior to the payment of any amounts to Noteholders are subject to an aggregate cap equal to $300,000 in any calendar year prior to the occurrence of an Event of Default under the Indenture that results in the acceleration of the maturity of the Notes.

ASSET REPRESENTATIONS REVIEWER

General

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as asset representations reviewer (the “Asset Representations Reviewer”) pursuant to the terms of an asset representations review agreement (the “Asset Representations Review Agreement”) among the Asset Representations Reviewer, the Issuing Entity, the Servicer and the Administrator.  The Asset Representations Reviewer is not and will not be affiliated with any of TMCC, the Depositor, the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates, and has not been, and may not be an affiliate of any person that was engaged by TMCC or any underwriter of the Notes to perform any due diligence on the Receivables prior to the Closing Date.

Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 300 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Fees and Expenses

The Issuing Entity will pay the Asset Representations Reviewer an annual fee equal to $5,000, which is payable in November of each year, commencing in November 2020.  The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement.  In the event an Asset Representations Review occurs, the Issuing Entity will also pay the Asset Representations Reviewer a fee equal to $200 for each Receivable reviewed.  Prior to an acceleration of the Notes following the occurrence of an Event of Default, the aggregate amount of fees, expenses and indemnification amounts payable to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on any Payment Date will not exceed $300,000 in any calendar year.   Any such costs, expenses and indemnification amounts due in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date, as described under “Payments to Noteholders—Priority of Payments” in this prospectus.  After the acceleration of the Notes following the occurrence of an Event of Default, all fees, expenses and indemnification amounts due to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to the Asset Representations Reviewer and such other applicable parties before the Issuing Entity makes any payments to Noteholders.  TMCC will agree to promptly pay to the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on any Payment Date; provided that the Asset Representations Reviewer will be obligated to reimburse TMCC for any such amounts to the extent it subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.

Resignation and Removal

The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law.  If the Asset Representations Reviewer breaches any of its representations, warranties, covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies the applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.

If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer is obligated to pay the reasonable expenses of transitioning its obligations under the Asset Representations Review Agreement and preparing the successor asset representations reviewer to assume its obligations under the Asset Representations Review Agreement.  To the extent expenses incurred in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

Indemnity and Liability

The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement (including the reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Asset Representation Reviewer’s obligations).

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The Issuing Entity, the Depositor and Toyota Financial Services Securities USA Corporation (“TFSS USA”) are affiliates of TMCC (which is the Sponsor, the Servicer and the Administrator).  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, among any of the Depositor, the Issuing Entity, TFSS USA and the Sponsor.

None of the Depositor, Sponsor, the Issuing Entity or any of their affiliates have, within the past two years, entered into any business relationship, agreement, arrangement, transaction or understanding  with any of the Underwriters, Indenture Trustee, Owner Trustee or the Asset Representations Reviewer that would be material to an investor's understanding of the Notes and that is outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party.

THE RECEIVABLES

The Receivables will be purchased by the Issuing Entity as of the Cutoff Date.  The Receivables will have been originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors in connection with the purchase by such Obligors of the Financed Vehicles.  On or before the Closing Date, TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  During the term of the Sale and Servicing Agreement, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.

The Receivables were purchased by TMCC from Dealers in the ordinary course of business pursuant to Dealer Agreements.  TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer’s ability and willingness to repay the obligation as well as the value of the vehicle being financed, as described under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.

The Receivables were selected from TMCC’s portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts that met several criteria.  These criteria require that each Receivable satisfies the criteria below.  No selection procedures believed by the Depositor to be adverse to the Noteholders will be used in selecting the Receivables.

Each Receivable will provide for the allocation of payments according to the simple interest method (“Simple Interest Receivables”).  Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the Interest Period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the Interest Period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly less, and the Principal Balance will be amortized more slowly than scheduled, in which case a larger portion of the Principal Balance may be due on the final payment date for the related Receivable.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

The statistical information concerning the Receivables presented throughout this prospectus is based on the Receivables as of the Cutoff Date.  If the aggregate initial principal amount of the Notes is $1,250,000,000, as of the Cutoff Date, the Receivables had an aggregate Principal Balance of $1,339,538,500.75.  If the aggregate initial principal amount of the Notes is $1,750,000,000, as of the Cutoff Date, the Receivables had an aggregate Principal Balance of $1,872,859,970.50.

TMCC and the Depositor will represent and warrant that the Receivables satisfy certain representations and warranties, as described below under “Repurchases of Receivables.”  In addition, the Receivables were selected by TMCC from its portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts using certain selection criteria.  Pursuant to such selection criteria, as of the Cutoff Date and as of the Closing Date (unless one specific date is otherwise stated below), each Receivable:

•	falls within the range of:

remaining Principal Balance as of the Cutoff Date	$250.00 to $100,000.00

original Principal Balance	$1,000.00 to $110,000.00

APR	0.00% to 24.00%

original number of monthly payments (“Scheduled Payments”)	12 to 72 payments

remaining number of Scheduled Payments as of the Cutoff Date	4 to 68 payments

•	as of the Cutoff Date, had a FICO® score of at least 620; and

•	as of the Cutoff Date, does not relate to a vehicle as to which the related obligor is an employee of TMCC or any of its affiliates.

No selection procedures believed by TMCC to be adverse to Noteholders have been used in selecting the Receivables from qualifying retail installment sales contracts owned by TMCC. Except as described in the first bullet-point above, the Receivables were not selected on the basis of their APRs.

If the aggregate initial principal amount of the Notes is $1,250,000,000, then 60,994 Receivables, having an aggregate Principal Balance of approximately $1,168,171,711.93 (representing approximately 87.21% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.  If the aggregate initial principal amount of the Notes is $1,750,000,000, then 86,051 Receivables, having an aggregate Principal Balance of approximately $1,642,574,811.71 (representing approximately 87.70% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.

Based on the mailing addresses of the Obligors, the Receivables have been originated in 48 States and the District of Columbia.  Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer.  The composition, and the distributions by APR, geographic distribution, remaining Principal Balance, original number of Scheduled Payments, remaining number of Scheduled Payments and FICO® score of the Receivables as of the Cutoff Date are as described in the following tables for (i) the Receivables if the aggregate initial principal amount of the Notes is $1,250,000,000 and (ii) the Receivables if the aggregate initial principal amount of the Notes is $1,750,000,000.  The characteristics in the following tables related to the term of the Receivables and the vehicle type may not match the asset-level data included as an exhibit to Form ABS-EE as the result of differences between the methods of calculating the term of the Receivables for the purpose of presenting statistical information concerning the Receivables in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.

Composition of the Receivables as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Total Principal Balance	$1,339,538,500.75
Number of Receivables	70,906
Average Principal Balance	$18,891.75
Range of Principal Balances	$254.14 - $90,333.35
Average Original Amount Financed	$28,066.72
Range of Original Amounts Financed	$1,153.44 - $107,304.39
Weighted Average APR(1)	2.90%
Range of APRs	0.00% - 19.91%
Weighted Average Original Number of Scheduled Payments(1)	65.77 payments
Range of Original Number of Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	54.30%
Weighted Average Remaining Number of Scheduled Payments(1)	49.62 payments
Range of Remaining Number of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score(1) (2)	766
Range of FICO® scores(2)	620 - 900
________________________
(1)	Weighted by Principal Balance as of the Cutoff Date.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

If the aggregate initial principal amount of the Notes is $1,250,000,000, the following are additional characteristics of the Receivables as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:

New vehicles	81.73%
Used vehicles	18.27%
Cars	36.93%
Minivans	5.33%
Light-duty trucks	18.76%
Sport utility vehicles	38.99%
Toyota vehicles	88.77%
Lexus vehicles	11.23%

Composition of the Receivables as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

Total Principal Balance	$1,872,859,970.50
Number of Receivables	99,197
Average Principal Balance	$18,880.21
Range of Principal Balances	$252.41 - $95,433.20
Average Original Amount Financed	$27,973.77
Range of Original Amounts Financed	$1,153.44 - $109,542.01
Weighted Average APR(1)	2.98%
Range of APRs	0.00% - 19.91%
Weighted Average Original Number of Scheduled Payments(1)	65.75 payments
Range of Original Number of Scheduled Payments	12 - 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	54.33%
Weighted Average Remaining Number of Scheduled Payments(1)	49.72 payments
Range of Remaining Number of Scheduled Payments	4 - 68 payments
Weighted Average FICO® score(1) (2)	766
Range of FICO® scores(2)	620 - 900
________________________
(1)	Weighted by Principal Balance as of the Cutoff Date.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

If the aggregate initial principal amount of the Notes is $1,750,000,000, the following are additional characteristics of the Receivables as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:

New vehicles	79.66%
Used vehicles	20.34%
Cars	36.27%
Minivans	5.40%
Light-duty trucks	18.05%
Sport utility vehicles	40.28%
Toyota vehicles	86.99%
Lexus vehicles	13.01%

Distribution of the Receivables as of the Cutoff Date by APR
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	25,167	35.49%	$439,867,249.64	32.84%
1.00 - 1.99%	10,120	14.27	216,645,149.13	16.17
2.00 - 2.99%	8,276	11.67	165,772,512.80	12.38
3.00 - 3.99%	8,222	11.60	157,268,971.15	11.74
4.00 - 4.99%	6,293	8.88	122,844,152.42	9.17
5.00 - 5.99%	5,470	7.71	103,739,454.91	7.74
6.00 - 6.99%	2,737	3.86	51,378,795.63	3.84
7.00 - 7.99%	1,634	2.30	30,786,278.40	2.30
8.00 - 8.99%	1,070	1.51	17,648,570.60	1.32
9.00 - 9.99%	655	0.92	10,940,572.63	0.82
10.00 - 10.99%	465	0.66	8,137,175.35	0.61
11.00 - 11.99%	326	0.46	6,198,390.46	0.46
12.00 - 12.99%	229	0.32	4,095,719.62	0.31
13.00 - 13.99%	102	0.14	1,857,603.88	0.14
14.00 - 14.99%	49	0.07	874,106.81	0.07
15.00 - 15.99%	41	0.06	673,931.41	0.05
16.00 - 16.99%	37	0.05	610,803.52	0.05
17.00 - 17.99%	7	0.01	104,452.92	0.01
18.00 - 18.99%	4	0.01	75,141.94	0.01
19.00 or greater	2	*	19,467.53	*
Total(1):	70,906	100.00%	$1,339,538,500.75	100.00%
________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables as of the Cutoff Date by APR
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	33,915	34.19%	$592,844,329.78	31.65%
1.00 - 1.99%	14,145	14.26	295,005,804.15	15.75
2.00 - 2.99%	11,780	11.88	231,800,136.59	12.38
3.00 - 3.99%	11,982	12.08	231,422,139.85	12.36
4.00 - 4.99%	8,979	9.05	178,814,484.82	9.55
5.00 - 5.99%	7,739	7.80	148,116,860.57	7.91
6.00 - 6.99%	3,983	4.02	75,009,140.67	4.01
7.00 - 7.99%	2,372	2.39	44,975,743.84	2.40
8.00 - 8.99%	1,517	1.53	25,734,299.72	1.37
9.00 - 9.99%	932	0.94	15,665,339.31	0.84
10.00 - 10.99%	644	0.65	11,258,618.69	0.60
11.00 - 11.99%	478	0.48	9,130,077.27	0.49
12.00 - 12.99%	346	0.35	6,422,391.67	0.34
13.00 - 13.99%	169	0.17	3,074,340.81	0.16
14.00 - 14.99%	89	0.09	1,524,675.41	0.08
15.00 - 15.99%	61	0.06	984,952.35	0.05
16.00 - 16.99%	48	0.05	794,541.11	0.04
17.00 - 17.99%	11	0.01	169,800.41	0.01
18.00 - 18.99%	5	0.01	92,825.95	*
19.00 or greater	2	*	19,467.53	*
Total(1):	99,197	100.00%	$1,872,859,970.50	100.00%
________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables as of the Cutoff Date by Geographic Distribution
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	65	0.09%	$1,114,748.95	0.08%
Alaska	171	0.24	3,563,910.69	0.27
Arizona	2,818	3.97	57,377,881.90	4.28
Arkansas	1,207	1.70	22,740,427.50	1.70
California	20,904	29.48	395,785,056.06	29.55
Colorado	2,073	2.92	42,093,380.03	3.14
Connecticut	110	0.16	1,614,956.04	0.12
Delaware	287	0.40	4,665,746.67	0.35
District of Columbia	66	0.09	1,245,570.78	0.09
Florida	200	0.28	3,369,653.93	0.25
Georgia	90	0.13	1,655,027.55	0.12
Idaho	246	0.35	4,540,590.12	0.34
Illinois	4,844	6.83	90,047,753.99	6.72
Indiana	1,168	1.65	23,013,739.53	1.72
Iowa	525	0.74	9,350,241.06	0.70
Kansas	728	1.03	13,449,848.09	1.00
Kentucky	998	1.41	17,512,991.91	1.31
Louisiana	1,659	2.34	34,234,711.14	2.56
Maine	313	0.44	5,511,780.11	0.41
Maryland	2,685	3.79	48,971,494.20	3.66
Massachusetts	2,876	4.06	44,423,235.90	3.32
Michigan	70	0.10	1,326,698.47	0.10
Minnesota	37	0.05	647,157.87	0.05
Mississippi	756	1.07	15,485,358.46	1.16
Missouri	1,750	2.47	29,539,788.43	2.21
Montana	241	0.34	4,521,088.69	0.34
Nebraska	443	0.62	8,429,752.76	0.63
Nevada	1,714	2.42	38,727,093.93	2.89
New Hampshire	648	0.91	9,814,665.25	0.73
New Jersey	142	0.20	2,383,245.07	0.18
New Mexico	326	0.46	6,672,741.89	0.50
New York	2,042	2.88	32,669,893.60	2.44
North Carolina	123	0.17	2,239,624.00	0.17
North Dakota	9	0.01	239,026.09	0.02
Oklahoma	644	0.91	12,465,632.04	0.93
Oregon	1,239	1.75	20,673,755.70	1.54
Pennsylvania	201	0.28	3,578,791.05	0.27
Rhode Island	302	0.43	4,724,493.16	0.35
South Carolina	45	0.06	671,498.76	0.05
South Dakota	13	0.02	289,903.96	0.02
Tennessee	1,503	2.12	28,643,055.78	2.14
Texas	8,980	12.66	183,036,760.82	13.66
Utah	587	0.83	12,092,791.02	0.90
Vermont	430	0.61	6,323,907.77	0.47
Virginia	1,770	2.50	32,658,171.88	2.44
Washington	2,294	3.24	44,440,103.14	3.32
West Virginia	342	0.48	6,600,927.55	0.49
Wisconsin	84	0.12	1,618,166.50	0.12
Wyoming	138	0.19	2,741,660.96	0.20
Total(2):	70,906	100.00%	$1,339,538,500.75	100.00%
________________________
(1)	Based solely on the mailing addresses of the Obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Geographic Distribution
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	177	0.18%	$3,881,006.19	0.21%
Alaska	174	0.18	3,597,025.01	0.19
Arizona	2,858	2.88	58,009,401.36	3.10
Arkansas	1,215	1.22	22,934,649.94	1.22
California	24,478	24.68	467,914,046.67	24.98
Colorado	2,111	2.13	42,833,175.45	2.29
Connecticut	1,164	1.17	18,992,927.60	1.01
Delaware	385	0.39	6,290,935.69	0.34
District of Columbia	174	0.18	3,058,004.81	0.16
Florida	1,168	1.18	23,465,169.67	1.25
Georgia	508	0.51	11,359,545.52	0.61
Idaho	254	0.26	4,713,643.59	0.25
Illinois	4,958	5.00	92,141,804.92	4.92
Indiana	1,187	1.20	23,292,475.44	1.24
Iowa	559	0.56	9,966,076.18	0.53
Kansas	735	0.74	13,546,771.45	0.72
Kentucky	1,009	1.02	17,745,545.55	0.95
Louisiana	1,668	1.68	34,412,288.32	1.84
Maine	319	0.32	5,593,827.64	0.30
Maryland	3,265	3.29	58,792,198.60	3.14
Massachusetts	2,930	2.95	45,300,515.68	2.42
Michigan	855	0.86	15,011,229.11	0.80
Minnesota	2,131	2.15	40,453,311.49	2.16
Mississippi	764	0.77	15,709,059.31	0.84
Missouri	1,763	1.78	29,801,460.98	1.59
Montana	249	0.25	4,651,392.14	0.25
Nebraska	453	0.46	8,596,046.02	0.46
Nevada	1,734	1.75	39,067,829.01	2.09
New Hampshire	658	0.66	9,947,809.31	0.53
New Jersey	3,797	3.83	64,296,991.00	3.43
New Mexico	359	0.36	7,486,426.73	0.40
New York	3,263	3.29	53,621,163.54	2.86
North Carolina	527	0.53	11,300,405.17	0.60
North Dakota	177	0.18	3,472,571.95	0.19
Oklahoma	649	0.65	12,620,030.13	0.67
Oregon	1,246	1.26	20,770,484.84	1.11
Pennsylvania	4,337	4.37	73,034,472.42	3.90
Rhode Island	306	0.31	4,807,452.35	0.26
South Carolina	185	0.19	3,758,811.05	0.20
South Dakota	141	0.14	2,883,151.20	0.15
Tennessee	1,527	1.54	29,131,082.58	1.56
Texas	13,332	13.44	279,188,379.08	14.91
Utah	592	0.60	12,173,871.67	0.65
Vermont	434	0.44	6,373,583.58	0.34
Virginia	3,693	3.72	66,211,320.58	3.54
Washington	2,313	2.33	44,797,749.61	2.39
West Virginia	601	0.61	11,942,697.04	0.64
Wisconsin	1,667	1.68	30,974,825.69	1.65
Wyoming	148	0.15	2,935,327.64	0.16
Total(2):	99,197	100.00%	$1,872,859,970.50	100.00%
________________________
(1)	Based solely on the mailing addresses of the Obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Remaining Principal Balance
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 2,499.99	2,144	3.02%	$3,675,485.85	0.27%
2,500.00 - 4,999.99	4,397	6.20	16,546,772.24	1.24
5,000.00 - 9,999.99	8,683	12.25	65,757,467.90	4.91
10,000.00 - 14,999.99	12,178	17.17	154,044,479.92	11.50
15,000.00 - 19,999.99	13,904	19.61	242,903,556.96	18.13
20,000.00 - 24,999.99	11,286	15.92	252,212,215.27	18.83
25,000.00 - 29,999.99	7,940	11.20	216,715,635.55	16.18
30,000.00 - 34,999.99	4,885	6.89	157,691,825.36	11.77
35,000.00 - 39,999.99	2,770	3.91	103,161,612.66	7.70
40,000.00 - 44,999.99	1,422	2.01	60,046,085.96	4.48
45,000.00 - 49,999.99	698	0.98	32,974,555.53	2.46
50,000.00 - 54,999.99	348	0.49	18,152,121.90	1.36
55,000.00 - 59,999.99	126	0.18	7,214,082.92	0.54
60,000.00 - 64,999.99	72	0.10	4,463,981.38	0.33
65,000.00 - 69,999.99	18	0.03	1,203,165.20	0.09
70,000.00 - 74,999.99	11	0.02	795,816.93	0.06
75,000.00 - 79,999.99	9	0.01	701,563.20	0.05
80,000.00 - 84,999.99	6	0.01	489,585.77	0.04
85,000.00 or greater	9	0.01	788,490.25	0.06
Total(1):	70,906	100.00%	$1,339,538,500.75	100.00%
________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Remaining Principal Balance
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 2,499.99	2,942	2.97%	$5,024,225.06	0.27%
2,500.00 - 4,999.99	6,101	6.15	22,963,877.84	1.23
5,000.00 - 9,999.99	12,400	12.50	94,149,115.84	5.03
10,000.00 - 14,999.99	17,205	17.34	217,331,268.88	11.60
15,000.00 - 19,999.99	19,490	19.65	340,458,338.67	18.18
20,000.00 - 24,999.99	15,584	15.71	348,373,711.37	18.60
25,000.00 - 29,999.99	10,923	11.01	298,226,640.02	15.92
30,000.00 - 34,999.99	6,753	6.81	218,012,681.19	11.64
35,000.00 - 39,999.99	3,845	3.88	143,367,043.14	7.65
40,000.00 - 44,999.99	2,037	2.05	86,020,252.54	4.59
45,000.00 - 49,999.99	1,030	1.04	48,616,876.08	2.60
50,000.00 - 54,999.99	501	0.51	26,164,941.84	1.40
55,000.00 - 59,999.99	198	0.20	11,324,995.63	0.60
60,000.00 - 64,999.99	98	0.10	6,079,064.39	0.32
65,000.00 - 69,999.99	31	0.03	2,078,806.29	0.11
70,000.00 - 74,999.99	20	0.02	1,448,749.53	0.08
75,000.00 - 79,999.99	16	0.02	1,252,769.12	0.07
80,000.00 - 84,999.99	8	0.01	651,332.24	0.03
85,000.00 or greater	15	0.02	1,315,280.83	0.07
Total(1):	99,197	100.00%	$1,872,859,970.50	100.00%

________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Original Number of Scheduled Payments
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5	0.01%	$14,837.63	*
13 - 24	91	0.13	623,958.21	0.05%
25 - 36	1,155	1.63	11,193,737.98	0.84
37 - 48	2,865	4.04	38,672,039.46	2.89
49 - 60	33,093	46.67	561,701,804.66	41.93
61 - 72	33,697	47.52	727,332,122.81	54.30
Total(1):	70,906	100.00%	$1,339,538,500.75	100.00%
________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables as of the Cutoff Date by Original Number of Scheduled Payments
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5	0.01%	$14,837.63	*
13 - 24	122	0.12	895,118.02	0.05%
25 - 36	1,653	1.67	16,473,057.88	0.88
37 - 48	4,181	4.21	55,988,206.57	2.99
49 - 60	46,364	46.74	781,958,596.87	41.75
61 - 72	46,872	47.25	1,017,530,153.53	54.33
Total(1):	99,197	100.00%	$1,872,859,970.50	100.00%
________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables as of the Cutoff Date by Remaining Number of Scheduled Payments
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5,001	7.05%	$16,749,014.14	1.25%
13 - 24	5,814	8.20	44,884,138.20	3.35
25 - 36	8,669	12.23	113,971,221.18	8.51
37 - 48	19,222	27.11	350,060,335.56	26.13
49 - 60	23,626	33.32	568,284,911.82	42.42
61 - 72	8,574	12.09	245,588,879.85	18.33
Total(1):	70,906	100.00%	$1,339,538,500.75	100.00%

________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by Remaining Number of Scheduled Payments
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	6,901	6.96%	$23,172,417.62	1.24%
13 - 24	8,175	8.24	63,512,044.09	3.39
25 - 36	12,317	12.42	161,703,252.77	8.63
37 - 48	26,533	26.75	481,221,435.59	25.69
49 - 60	32,851	33.12	787,740,722.61	42.06
61 - 72	12,420	12.52	355,510,097.82	18.98
Total(1):	99,197	100.00%	$1,872,859,970.50	100.00%

________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by FICO® Score Range(1)
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	1,736	2.45%	$33,669,558.98	2.51%
651 - 700	9,785	13.80	192,692,922.09	14.39
701 - 750	18,479	26.06	354,362,525.93	26.45
751 - 800	16,714	23.57	309,992,568.26	23.14
801 - 850	16,718	23.58	300,160,448.96	22.41
Greater than or equal to 851	7,474	10.54	148,660,476.53	11.10
Total(2):	70,906	100.00%	$1,339,538,500.75	100.00%
________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables as of the Cutoff Date by FICO® Score Range(1)
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	2,631	2.65%	$52,304,442.74	2.79%
651 - 700	13,855	13.97	275,178,284.43	14.69
701 - 750	25,490	25.70	488,406,768.95	26.08
751 - 800	23,007	23.19	423,891,145.19	22.63
801 - 850	23,410	23.60	419,516,834.01	22.40
Greater than or equal to 851	10,804	10.89	213,562,495.18	11.40
Total(2):	99,197	100.00%	$1,872,859,970.50	100.00%
________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.

Asset-Level Data for the Receivables

The Depositor prepared asset-level data for the Receivables and filed it with the SEC prior to the filing of this prospectus on exhibits to Form ABS-EE (such asset-level data, the “Initial Asset-Level Data”).  The Initial Asset-Level Data is incorporated by reference into this prospectus.  The Initial Asset-Level Data contains detailed information concerning each Receivable, including data regarding its origination characteristics, contract terms, characteristics of the related Financed Vehicle and Obligor, contract and payment activity, servicing activity and status.  Investors should carefully review the Initial Asset-Level Data.

The Servicer will also prepare asset-level data with respect to the Receivables for each Collection Period and file it with the SEC on exhibits to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.

POOL UNDERWRITING

As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically declined or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived from the amount financed, the term, and the assigned contractual interest rate.  If the initial principal amount of the Notes is $1,250,000,000, then 45,118 Receivables, having an aggregate Principal Balance of approximately $854,949,190.35 (representing approximately 63.82% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were automatically approved, while 25,788 Receivables, having an aggregate Principal Balance of approximately $484,589,310.40 (representing approximately 36.18% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  If the initial principal amount of the Notes is $1,750,000,000, then 63,007 Receivables, having an aggregate Principal Balance of approximately $1,188,736,786.26 (representing approximately 63.47% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were automatically approved, while 36,190 Receivables, having an aggregate Principal Balance of approximately $684,123,184.24 (representing approximately 36.53% of the aggregate Principal Balance of the Receivables as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a Receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related Receivable’s quality.

REVIEW OF POOL ASSETS

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosures regarding the Receivables included in this prospectus, including the Initial Asset-Level Data (such disclosures, collectively, the “Rule 193 Information”).  This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  The Depositor consulted with, and was assisted by, responsible personnel of TMCC in performing the review.  This review consisted of a review of TMCC underwriting guidelines and the eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, and the eligibility and characteristics of the Receivables in this prospectus.  Certain of the information included in the Initial Asset-Level Data was also reviewed for consistency with the descriptions of the Receivables in this prospectus.

As part of the review of the Receivables, TMCC and the Depositor identified the Rule 193 Information to be covered by the review, and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” consisting of factual information regarding TMCC underwriting guidelines were reviewed and approved by TMCC management to ensure the accuracy of such descriptions.  Additionally, members of TMCC’s Treasury group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

TMCC selected a random sample of 150 of the Receivables (the “Sample”).  TMCC also tested the accuracy of the data contained in TMCC’s data tape.  The data tape is an electronic record maintained by TMCC, which includes certain attributes of the Receivables.  TMCC reviewed the receivable files for the Sample to confirm that the following 21 data points conformed to the applicable information on the data tape, within certain tolerance bands: account number, contract date, original principal balance, original interest rate, interest rate as of the Cutoff Date, interest rate for the October 2019 scheduled monthly payment, monthly payment amount, first payment due date, maturity date at origination, vehicle identification number, vehicle make, vehicle model, model year, state of origination, new or used, original term, FICO® score, co-obligor status, delinquency status, repossession/bankruptcy status and, other than for electronic titles, confirmed TMCC is listed as lienholder or was assigned the lien.  No variances between the data points reviewed and the data tape were found.  TMCC also compared the statistical information contained in the tables entitled “Composition of the Receivables as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)” and “Composition of the Receivables as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)” under “The Receivables” above to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables was recalculated using the applicable information on the data tape.

In addition to this review, the Depositor’s review of the Receivables and the Rule 193 Information, including the Initial Asset-Level Data, is further supported by TMCC compliance procedures used in the day-to-day operation of its business.  These procedures include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including credit decisioning, servicing and systems processing, testing controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, TMCC has a network of computer applications which capture and maintain information about the Receivables.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively.

Portions of the review of the characteristics of, and statistical information with respect to, the Sample and the Receivables, were performed with the assistance of third parties engaged by TMCC.  TMCC and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information, including the Initial Asset-Level Data, is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Described below is information concerning TMCC’s experience with respect to its portfolio of new and used car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.

The data presented in the following tables are for illustrative purposes only.  There is no assurance that TMCC’s delinquency, credit loss and repossession experience with respect to car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below.

Delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, but not limited to, general economic conditions (including unemployment rates, fuel and energy prices and interest rates), consumer debt levels, the used vehicle market, purchase quality mix, contract term length, unenforceable or defeated security interests and operational changes affecting TMCC, which have the potential to adversely affect delinquencies and credit losses by disrupting TMCC’s normal operations during the operational change process.

The following tables show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations that TMCC continues to service.  The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of Receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Receivables.  If the credit losses on the Receivables included in the Issuing Entity are greater than the historical credit loss experience listed below, the yield to holders of the Notes could be adversely affected.

Managed Portfolio
Historical Delinquency Experience(1)

	At June 30,		At March 31,
	2019	2018	2019	2018	2017	2016	2015
Outstanding Contracts(2)	3,111,552	3,148,130	3,097,464	3,158,375	3,181,143	3,163,189	3,209,872

Number of Accounts Past Due in the following categories
30 - 59 days	39,548	38,361	38,498	37,044	36,396	35,795	31,130
60 - 89 days	11,254	11,138	9,576	9,464	8,018	7,822	6,569
Over 89 days	7,474	7,707	8,240	8,063	7,633	6,776	5,616

Delinquencies as a Percentage of Contracts Outstanding(3)
30 - 59 days	1.27%	1.22%	1.24%	1.17%	1.14%	1.13%	0.97%
60 - 89 days	0.36%	0.35%	0.31%	0.30%	0.25%	0.25%	0.20%
Over 89 days	0.24%	0.24%	0.27%	0.26%	0.24%	0.21%	0.17%
___________________
(1)
The historical delinquency data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The historical delinquency data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Number of contracts outstanding at end of period.
(3)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

Managed Portfolio
Net Loss and Repossession Experience(1)
(Dollars In Thousands)

	For the Three Months Ended June 30,		For the Fiscal Years Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Principal Balance Outstanding(2)	$54,312,841	$53,191,003	$53,236,380	$52,760,041	$50,759,341	$49,716,914	$49,645,354
Average Principal Balance Outstanding(3)	$53,774,611	$52,975,522	$52,998,211	$51,759,691	$50,238,127	$49,681,134	$49,203,259
Number of Contracts Outstanding	3,111,552	3,148,130	3,097,464	3,158,375	3,181,143	3,163,189	3,209,872
Average Number of Contracts Outstanding(3)	3,104,508	3,153,253	3,127,920	3,169,759	3,172,166	3,186,531	3,215,257
Number of Repossessions(4)	8,462	8,579	35,694	38,580	45,883	37,741	34,780
Number of Repossessions as a Percent of the Number of Contracts Outstanding	1.09%(7)	1.09%(7)	1.15%	1.22%	1.44%	1.19%	1.08%
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	1.09%(7)	1.09%(7)	1.14%	1.22%	1.45%	1.18%	1.08%
Gross Charge-Offs(5)	$70,841	$73,507	$323,962	$351,634	$395,109	$322,814	$267,835
Recoveries(6)	$13,873	$14,183	$48,871	$49,567	$49,474	$47,966	$59,931
Net Losses	$56,968	$59,324	$275,091	$302,067	$345,635	$274,848	$207,904
Net Losses as a Percentage of Principal Balance Outstanding	0.42%(7)	0.45%(7)	0.52%	0.57%	0.68%	0.55%	0.42%
Net Losses as a Percentage of Average Principal Balance Outstanding	0.42%(7)	0.45%(7)	0.52%	0.58%	0.69%	0.55%	0.42%
____________________
(1)
The net loss and repossession data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The net loss and repossession data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Principal Balance Outstanding includes payoff amount for simple interest contracts and net principal balance for actuarial contracts. Actuarial contracts do not comprise any of the Receivables.
(3)	Average of the principal balance or number of contracts outstanding as of the beginning and end of the indicated periods.
(4)	Includes bankrupt repossessions but excludes bankruptcies.
(5)
Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle.  Also includes dealer reserve charge‑offs.

(6)
Includes all recoveries from post‑disposition monies received on previously charged‑off contracts including any proceeds from the liquidation of the related vehicle after the related charge‑off.  Also includes recoveries for dealer reserve charge‑offs and dealer reserve chargebacks.

(7)	Annualized.

ASSET REPRESENTATIONS REVIEW

The Asset Representations Reviewer will perform a review of certain Receivables for compliance with representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements (an “Asset Representations Review”) if:

•	a Delinquency Trigger occurs; and

•	the required amount of Noteholders vote to direct an Asset Representations Review.

A “Delinquency Trigger” will occur if the aggregate Principal Balance of 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of Receivables as of the end of a Collection Period exceeds the Delinquency Trigger Percentage for that Collection Period set by TMCC as described below.

A “60-Day Delinquent Receivable” is, for any date of determination, a Receivable for which payment of at least 90% of the required payment has not been received by the Servicer by the payment due date on or immediately preceding 60 days prior to such date of determination.  Charged off Receivables are not considered delinquent Receivables and therefore are not included in the Delinquency Trigger calculation.  TMCC does not treat a charged off Receivable as a delinquent Receivable because the related vehicle is no longer in the possession of the related Obligor and any loss would have been realized.

Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator, the Indenture Trustee, each Noteholder and clearing agency (which notice will be forwarded to the related Note Owners), which notice will describe the occurrence of the Delinquency Trigger and the rights of the Noteholders regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.

If Noteholders and Verified Note Owners (as defined below) holding at least 5% of the aggregate outstanding principal amount of the Notes, other than Notes held by the Sponsor, the Servicer, or any affiliate of either  (“Requesting Noteholders”), request a formal Noteholder vote by contacting the Indenture Trustee within 90 days of the date of the Form 10-D in which the occurrence of a Delinquency Trigger has been reported, then the Administrator will include in the Issuing Entity’s Form 10-D filing for the Collection Period in which such request occurred a statement that sufficient Requesting Noteholders are requesting a full vote of Noteholders and Note Owners to commence an Asset Representations Review.  If the requesting party is a record Noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:

•	a trade confirmation;

•	an account statement;

•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or

•	any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable.

Any Note Owner who provides the required certification and documentation is referred to herein as a (“Verified Note Owner”).  While Verified Note Owners may request a formal Noteholder vote without acting through their respective DTC participants, in a formal Noteholder vote Note Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.

The related Form 10-D filing will specify the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, (i) votes have been cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either) and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Receivables that are 60 days or more delinquent (the “ARR Receivables”) for the purpose of determining whether such Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Asset Representations Reviewer will specify that the requisite Noteholders have directed an Asset Representations Review.

However, if by the voting deadline date set forth in the related Form 10-D, (i) votes were not cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either) or (ii) affirmative votes have not been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.

Within 60 days of the delivery of notice by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer that the Asset Representations Reviewer is to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  The review procedures for each ARR Receivable will consist of tests designed to determine whether such ARR Receivable was or was not in compliance with the representations and warranties made regarding such ARR Receivable in the applicable Transfer and Servicing Agreements.  The Asset Representations Reviewer will determine whether each such test was passed or failed; however, the Asset Representations Reviewer will have no obligation to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a review, to determine which Receivables are to be the subject of a review, to obtain or confirm the validity of the information to be reviewed, to obtain missing or insufficient review information, or to take any action or cause any other party to take any action to enforce any remedies for breaches of representations or warranties.  The Asset Representations Reviewer will only be required to perform the specific tests enumerated in the Asset Representations Review Agreement, and will not be obligated to perform additional procedures on any ARR Receivable other than as specified therein.  However, the Asset Representations Reviewer may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the Transfer and Servicing Agreements as of the Cutoff Date, and may provide additional information about any ARR Receivable that it determines in good faith to be material to the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable was paid in full or repurchased from the pool before a review report is delivered, the Asset Representations Reviewer will terminate the tests of that ARR Receivable and the review of that ARR Receivable will be considered complete.

The Sale and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents and Receivable files, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with the representations and warranties made to the Issuing Entity by TMCC and the Depositor.  The Servicer will provide the Asset Representations Reviewer with access to the related Receivables and all other relevant documents related to each ARR Receivable.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.

The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, TMCC and the Depositor after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable agreement will not be made by the Asset Representations Reviewer, but by

TMCC and the Depositor, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee, TMCC and the Depositor in writing that they consider any non-compliance of any representation to be a breach of the applicable agreement, or may request in writing that a Receivable be repurchased.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable agreement, or requests in writing that a Receivable be repurchased, the Indenture Trustee will forward that written notice to TMCC and the Depositor.

Apart from the obligation of the Indenture Trustee to fulfill the specific duties and obligations required to be performed by it in connection with (i) the asset representations review procedures, as described herein under “Asset Representations Review,” and (ii) the dispute resolution procedures, as described below under “Repurchases of Receivables—Dispute Resolution,” the  Indenture Trustee will not have any obligation to pursue or otherwise be involved in resolving any repurchase request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by Noteholders representing not less than a majority of the principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, and such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction.

TMCC and the Depositor will evaluate any report of the Asset Representations Reviewer, and any repurchase request received from the Indenture Trustee, any Noteholder, any Verified Note Owner or any other party to any of the transaction documents.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such repurchase request, the Depositor will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Issuing Entity, and TMCC will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Depositor.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties with respect to the Receivables.  The transaction documents require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity’s interests in a Receivable before the TMCC or the Depositor would be required to repurchase the Receivable.

Delinquency Trigger

The “Delinquency Trigger Percentage” will equal 3.95%.

TMCC developed the Delinquency Trigger Percentage by considering the 60-Day Delinquent Receivables rate observed in each Collection Period (through and including the Collection Period related to the September 2019 Payment Date) of its public securitization transactions since 2010.  TMCC observed the highest monthly 60-Day Delinquent Receivables rate from these transactions and applied a multiple of 5.0x to the maximum 60-Day Delinquent Receivables rate and rounded to the nearest 0.05%.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Receivables shortly before the Notes would realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, TMCC believes the Delinquency Trigger Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.

TMCC believes that the Delinquency Trigger Percentage is appropriate based on (1) its review of TMCC’s other transactions, which have not experienced significant historical 60-Day Delinquent Receivables, (2) the relatively stable economic period for these transactions and (3) the expectation that the 5.0x multiple would generate a Delinquency Trigger Percentage that would be met shortly before any losses on the Notes would occur.

For the prior pools of receivables that were securitized by TMCC included in Annex B, the 60-Day Delinquent Receivables rate has ranged from 0.002% to 0.79% (through and including the Collection Period related to the September 2019 Payment Date).

REPURCHASES OF RECEIVABLES

TMCC and the Depositor (each, a “Seller”), pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, will represent and warrant with respect to each Receivable, that as of the Cutoff Date and as of the Closing Date (or as of such other date specified below):

•
it was originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer’s business, it has been fully and properly executed or electronically authenticated by the parties thereto, it has been purchased by TMCC from such Dealer under an existing agreement with TMCC, and it has been validly assigned by such Dealer to TMCC;

•
as of the Closing Date, TMCC has, or has started procedures that will result in TMCC having, a perfected, first priority security interest in the related Financed Vehicle, which security interest was validly created and is assignable to the related transferee;

•
it provides for scheduled monthly payments that fully amortize the amount financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable) and it provides for a finance charge or yield interest at its APR, in either case calculated based on the simple interest method;

•	it allows for prepayment without penalty;

•	to the Seller’s knowledge, it complied in all material respects at the time it was originated with all requirements of applicable federal, state and local laws, and regulations thereunder;

•
it is on a form contract containing customary and enforceable provisions that includes rights and remedies allowing the holder to enforce the obligation and realize on the related Financed Vehicle and represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law;

•	it is not due from the United States or any state or local government, or from any agency, department or instrumentality of the United States or any state or local government;

•	as of the Cutoff Date, it has not been satisfied, nor has the related Financed Vehicle been released in whole or in part from the lien granted by the such Receivable;

•	as of the Cutoff Date, no material provision of the Receivable has been amended, modified or waived in a manner that is prohibited by the provisions of the Sale and Servicing Agreement;

•
to the Seller’s knowledge, as of the Closing Date, it is not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted or threatened with respect to such Receivable;

•	except for payment delinquencies that have been continuing for a period of not more than 29 days, no payment default under the terms of any Receivable exists as of the Cutoff Date;

•	the related Financed Vehicle has not been repossessed without reinstatement as of the Cutoff Date;

•
the terms of such Receivable require the related Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with TMCC’s normal requirements, and the related Financed Vehicle was not subject to force-placed insurance;

•
immediately prior to the transfer and assignment contemplated by the related Transfer and Servicing Agreement, the Seller thereof had good and marketable title to such Receivable free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements) and, immediately upon the transfer and assignment thereof, the purchaser thereof will have good and marketable title to such Receivable, free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements);

•
it has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the applicable Transfer and Servicing Agreement or the pledge of such Receivable under the Indenture are unlawful, void or voidable, and the terms of such Receivable do not limit the right of the owner of such Receivable to sell such Receivable; and

•
(A) it is being serviced by TMCC as of the Closing Date; (B) it is secured by a new or used car, minivan, light-duty truck or sport utility vehicle; (C) it was no more than 29 days past due as of the Cutoff Date; and (D) as of the Cutoff Date, it was not noted in the records of TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding.

By the last day of the second month following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the Issuing Entity in any Receivable, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, unless the breach is cured in all material respects, the Depositor will repurchase such Receivable (a “Warranty Receivable”) from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Depositor at a price equal to its unpaid Principal Balance plus interest thereon at a rate equal to the related APR up to and including the last day of the Collection Period relating to such repurchase (the “Warranty Purchase Payment”).  This repurchase obligation will constitute the sole remedy (other than the indemnification available to the issuing entity as described below) available to the Noteholders, the Indenture Trustee or the Issuing Entity for any such uncured breach by the Depositor.  The obligation of the Depositor to repurchase a Warranty Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Warranty Receivable from the Depositor pursuant to the Receivables Purchase Agreement.

The transaction documents for prior pools of Receivables securitized by the Sponsor contain covenants requiring the repurchase of Receivables for breach of a related representation or warranty.  TMCC, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase.  In the past three years, there was no activity to report with respect to any demand to repurchase Receivables underlying a securitization sponsored by TMCC.  TMCC (CIK Number: 0000834071) filed its most recent corresponding report on Form ABS-15G with the SEC on February 11, 2019.  For additional information about obtaining a copy of the report, you should refer to “Where You Can Find More Information about Your Notes” in this prospectus.

In the Sale and Servicing Agreement, the Servicer will covenant that, except as otherwise contemplated in the Sale and Servicing Agreement, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable except (a) in the event of payment in full or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices by or on behalf of the Obligor thereunder, (b) in connection with repossession of such Financed Vehicle by the Servicer or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle; (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed (as defined in the Sale and Servicing Agreement) or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date.  By the last day of the second Collection Period following the Collection Period in which the Servicer discovers or receives notice from the Owner Trustee, on behalf of the Issuing Entity, of a breach of any such covenant that materially and adversely affects the interest of the Issuing Entity in a Receivable, the Servicer, unless the breach is cured in all material respects, will purchase the Receivable (an “Administrative Receivable”) from the trustee at a price equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the related APR up to and including the last day of the Collection Period relating to such purchase (the “Administrative Purchase Payment”).  This purchase obligation will constitute the sole remedy (other than the indemnification available to the issuing entity as described below) available to the Securityholders, the Issuing Entity, the Indenture Trustee or the Owner Trustee for any such uncured breach by the Servicer.

In the Sale and Servicing Agreement, TMCC will agree to indemnify the Depositor for any failure of a Receivable to have been originated in compliance with all applicable requirements of law.  In the Sale and Servicing Agreement, the depositor’s right to such indemnification will be assigned to the Issuing Entity.

Dispute Resolution

The Sale and Servicing Agreement provides that if the Owner Trustee or any Noteholder or Verified Note Owner requests (by written notice to TMCC or the Depositor), that a Receivable be repurchased due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by TMCC or the Depositor (which, if sent by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to TMCC and the Depositor), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the following terms, or to institute a legal proceeding.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.

The Depositor will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the appropriate party within 30 days after the delivery of such notice of the end of the 180-day period.  The Indenture Trustee will have no obligation whatsoever to participate in any dispute resolution, mediation or arbitration nor to determine if a repurchase request has been resolved.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect on the Closing Date. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect on the Closing Date. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five business days of its notice selecting arbitration, one arbitrator will be appointed by the Depositor within five business days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five business days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect as of the Closing Date.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.

The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.

STATIC POOLS

Attached to this prospectus as Annex B is tabular information that reflects the static pool performance data (including delinquency and cumulative net loss experience) of previous, recent amortizing securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.

The characteristics of the receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables and the social, economic and other conditions existing at the time when the Receivables were originated and those that will exist in the future when the Receivables are required to be repaid.  For additional information regarding the receivables included in the Sponsor’s previous, recent amortizing securitizations, you should refer to the summary characteristics for such prior securitizations that are included in Annex B.  There is no assurance that the delinquency and loss experience with respect to the Receivables will be similar to the delinquency and loss experience with respect to the receivables described in Annex B to this prospectus.

All references in Annex B to Toyota vehicles refer both to vehicles manufactured under the Toyota brand and to vehicles manufactured under the Scion brand prior to the transition from the Scion brand to the Toyota brand in August 2016.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes to third parties to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to make a deposit into the Reserve Account.

PREPAYMENT AND YIELD CONSIDERATIONS

For additional information regarding certain maturity and prepayment considerations with respect to the Notes, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you,” “Description of the Notes––Payments of Principal” and “Weighted Average Lives of the Notes” in this prospectus.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of not being able to reinvest principal payments on the Notes at yields equal at least to the yield on their respective Notes.  Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Issuing Entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.  No prediction can be made as to the rate of prepayments on the Receivables.

Obligors with higher interest rate Receivables may prepay at a faster rate than Obligors with lower interest rate Receivables.  Higher rates of prepayments of Receivables with higher APRs may result in the Issuing Entity holding Receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the Receivables or to make current payments of interest on or principal of the Notes.  Similarly, higher rates of prepayments of Receivables with higher APRs will decrease the amounts available to be deposited in the Reserve Account, reducing the protection against losses and shortfalls afforded thereby to the Notes.  For additional information, you should refer to the tables entitled “Distribution of the Receivables as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)” and “Distribution of the Receivables as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)” under “The Receivables” in this prospectus.

Prior to the occurrence of an Event of Default resulting in acceleration of the maturity of the Notes, principal payments will be made on a sequential basis, i.e., principal payments will not be made on the Class A-2a Notes or the Class A-2b Notes until the principal amount of the Class A-1 Notes is reduced to zero; principal payments will not be made on the Class A-3 Notes until the principal amounts of the Class A-2a Notes and the Class A-2b Notes are reduced to zero; principal payments will not be made on the Class A-4 Notes until the principal amount of the Class A-3 Notes is reduced to zero; and principal payments will not be made on the Class B Notes until the principal amount of the Class A-4 Notes is reduced to zero.  However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the maturity of the Notes (and until such acceleration has been rescinded), the Issuing Entity will pay principal of the Notes, first, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of the Notes has been reduced to zero, and second, to the holders of the Class B Notes until the principal amount of the Class B Notes has been reduced to zero.  It is expected that final payment of each class of Notes will occur on or prior to their respective Final Scheduled Payment Dates.

Failure to make final payment of any class of Notes on or prior to its respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may result in an acceleration of payments in respect of classes that have not reached their respective Final Scheduled Payment Dates.  However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the Principal Balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to its respective Final Scheduled Payment Dates.  If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.

The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Depositor and/or the Servicer will be obligated to repurchase Receivables from the Issuing Entity.  A higher than anticipated rate of prepayments will reduce the aggregate Principal Balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.  For additional information, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.

Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

Certain events (including some that are not within the control of the Issuing Entity) may cause an Event of Default under the Indenture.  Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of the holders of the Class A Notes, for so long as the Class A Notes are outstanding, and thereafter, the Class B Notes then outstanding (the “Controlling Class”) (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, instruct the Indenture Trustee to accelerate the Notes.  The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent an acceleration of the Notes.  If an Event of Default under the Indenture results in the acceleration of the maturity of the Notes, the Indenture Trustee may liquidate the assets of the Issuing Entity.  Liquidation would accelerate payment of all Notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring.  The Issuing Entity cannot predict the length of time that will be required for liquidation of the assets of the Issuing Entity to be completed.  Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described under “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.

The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.  All outstanding Notes will be affected by any shortfall in liquidation proceeds.

WEIGHTED AVERAGE LIVES OF THE NOTES

The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and repurchases or purchases by the Depositor or TMCC of certain Receivables for breaches of covenants by the Servicer or for breaches of representations and warranties.  The term “weighted average life” corresponds to the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor.  If full or partial prepayments are received, the actual weighted average lives of the Receivables may be shorter than the scheduled weighted average lives of the Receivables.  The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.  A prepayment may also occur if an Obligor refinances a Receivable.  Refinancings may occur more frequently in a declining interest rate environment.

Under certain circumstances, the Depositor or Servicer will be obligated to repurchase Warranty Receivables from the Issuing Entity.  For additional information, you should refer to “Repurchases of Receivables” and “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.  In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts that do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  For additional information, you should refer to “The Issuing Entity” in this prospectus.  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of such contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity, TMCC’s interest in any Dealer Recourse will be assigned, and the Sale and Servicing Agreement will require that TMCC deposits any recovery in respect of any Receivable pursuant to any Dealer Recourse in the Collection Account.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under such retail installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.

The effective yield on, and average lives of, the Notes will depend on, among other things, the amount of payments (including prepayments) on or in respect of the Receivables and the rate at which such payments are made to such Noteholders. The timing of changes in the rate of payments in respect of the Receivables may also significantly affect an investor’s actual yield to maturity and the average lives of the Notes. A substantial increase in the rate of payments on or in respect of the Receivables (including liquidation or other disposition of Financed Vehicles) may shorten the final maturities of, and may significantly affect the yields on, the Notes.

An investor’s expected yield will be affected by:

•	the price paid for the Notes,

•	the rate of prepayments of the Receivables, and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the related Receivables are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Receivables are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

Early redemption of the Notes will occur if the Servicer, or any successor to the Servicer, exercises its option to purchase all of the Receivables remaining in the Issuing Entity on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date.  For additional information, you should refer to “Transfer and Servicing Agreements—Termination” in this prospectus.  Certain Events of Default could result in liquidation of the assets of the Issuing Entity and acceleration of the Notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Noteholders will be borne entirely by the Noteholders.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on each Payment Date, since the amount will depend, in part, on the amount of principal collected on the Receivables during the applicable Collection Period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.

Prepayments on automotive Receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of Receivables in a pool of Receivables.  ABS further assumes that all the Receivables in such a pool are the same size and amortize at the same rate and that each such Receivable will, in each month of its life, either be paid as scheduled or be prepaid in full.  For example, in a pool of Receivables originally containing 10,000 Receivables, a 1% ABS rate means that 100 Receivables prepay in full each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Receivables, including the Receivables to be sold to the Issuing Entity on the Closing Date.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Payment Date for such class.  Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.

The tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages (if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)” and “Percent of Initial Note Principal Amount at Various ABS Percentages (if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)” (collectively, the “ABS Tables”) in this prospectus have been prepared on the basis of the characteristics of the Receivables. Each absolute prepayment model table assumes that:

•	the Issuing Entity issues Notes with an aggregate initial principal amount of $1,250,000,000 or $1,750,000,000, as applicable;

•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;

•	each scheduled monthly payment on the Receivables is made on the last day of each month commencing in October 2019 and each month has 30 days;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month) commencing on December 15, 2019;

•	the closing date is November 13, 2019;

•
the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes when the aggregate Principal Balance of the Receivables is equal to 5% or less of the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•
the Servicing Fee for each Payment Date is equal to a rate of 1/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee is equal to a rate of 2/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•	the aggregate amount of fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on each Payment Date is equal to

$1,083.33; provided that, in the case of the first Payment Date, the aggregate amount of such fees, expenses and indemnification amounts payable is equal to $2,166.67;

•
interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year and interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

•
if (i) the aggregate initial principal amount of the Notes is $1,250,000,000, the initial outstanding principal amount of the Class A-2 Notes is allocated to the Class A-2a Notes in the amount of $117,700,000 and to the Class A-2b Notes in the amount of $327,800,000, and (ii) the aggregate initial principal amount of the Notes is $1,750,000,000, the initial outstanding principal amount of the Class A-2 Notes is allocated to the Class A-2a Notes in the amount of $164,700,000 and to the Class A-2b Notes in the amount of $459,000,000;

•
if (i) the aggregate initial principal amount of the Notes is $1,250,000,000, the initial outstanding principal amounts of the Class A-1 Notes will be $310,700,000, of the Class A-3 Notes will be $367,500,000, of the Class A-4 Notes will be $95,000,000 and of the Class B Notes will be $31,300,000, and (ii) the aggregate initial principal amount of the Notes is $1,750,000,000, the initial outstanding principal amounts of the Class A-1 Notes will be $435,000,000, of the Class A-3 Notes will be $514,500,000, of the Class A-4 Notes will be $133,000,000 and of the Class B Notes will be $43,800,000;

•
interest accrues on the Class A-1 Notes at 2.48000% per annum, on the Class A-2a Notes at 2.43% per annum, on the Class A-2b Notes at 2.49000% per annum (the interest rate on the Class A-2b Notes is assumed to be a fixed interest rate at such level for this purpose), on the Class A-3 Notes at 2.33% per annum, on the Class A-4 Notes at 2.38% per annum and on the Class B Notes at 0.00% per annum;

•	no Event of Default has occurred; and

•	the Yield Supplement Overcollateralization Amount at each Payment Date is the amount described in the schedule below.

The Yield Supplement Overcollateralization Amount schedules described below are utilized solely to calculate the weighted average lives and percentages of initial outstanding principal amounts at various absolute prepayment model percentages in the tables below.  The actual Yield Supplement Overcollateralization Amount will be calculated for each Payment Date and may differ depending on the Receivables and the actual prepayments and losses on those Receivables with an APR less than the Required Rate.  For purposes of the Yield Supplement Overcollateralization Amount schedules described below, the “Required Rate” is assumed to be 6.30%.

If the aggregate initial principal amount of the Notes is $1,250,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$89,537,760.95	September 2022	$10,098,072.90
December 2019	$82,535,734.78	October 2022	$9,104,079.44
January 2020	$79,149,443.15	November 2022	$8,174,795.14
February 2020	$75,840,305.45	December 2022	$7,308,762.21
March 2020	$72,608,830.03	January 2023	$6,504,790.83
April 2020	$69,454,709.02	February 2023	$5,761,507.74
May 2020	$66,377,683.37	March 2023	$5,076,989.94
June 2020	$63,377,487.42	April 2023	$4,449,281.00
July 2020	$60,453,844.59	May 2023	$3,876,755.40
August 2020	$57,606,200.60	June 2023	$3,357,463.42
September 2020	$54,834,061.18	July 2023	$2,888,784.38
October 2020	$52,136,953.02	August 2023	$2,468,031.79
November 2020	$49,514,539.44	September 2023	$2,092,551.31
December 2020	$46,966,313.40	October 2023	$1,759,848.47
January 2021	$44,491,861.42	November 2023	$1,467,376.28
February 2021	$42,090,842.20	December 2023	$1,212,143.70
March 2021	$39,763,060.22	January 2024	$991,848.36
April 2021	$37,508,424.02	February 2024	$803,941.61
May 2021	$35,326,851.28	March 2024	$645,171.42
June 2021	$33,218,223.69	April 2024	$512,702.60
July 2021	$31,182,223.52	May 2024	$403,618.88
August 2021	$29,218,446.54	June 2024	$314,735.71
September 2021	$27,326,464.35	July 2024	$242,938.97
October 2021	$25,506,030.79	August 2024	$184,238.05
November 2021	$23,756,970.54	September 2024	$135,349.61
December 2021	$22,078,912.78	October 2024	$95,638.78
January 2022	$20,471,626.06	November 2024	$64,390.42
February 2022	$18,934,611.87	December 2024	$40,659.81
March 2022	$17,467,085.05	January 2025	$23,457.58
April 2022	$16,068,522.52	February 2025	$11,850.42
May 2022	$14,738,674.66	March 2025	$4,798.78
June 2022	$13,477,223.61	April 2025	$1,220.37
July 2022	$12,283,731.44	May 2025	$0.00
August 2022	$11,157,657.62

If the aggregate initial principal amount of the Notes is $1,750,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$122,858,519.92	September 2022	$13,903,703.82
December 2019	$113,248,368.95	October 2022	$12,541,222.47
January 2020	$108,600,952.71	November 2022	$11,267,062.56
February 2020	$104,059,572.22	December 2022	$10,079,215.80
March 2020	$99,624,929.70	January 2023	$8,976,059.83
April 2020	$95,296,559.80	February 2023	$7,955,779.20
May 2020	$91,074,085.07	March 2023	$7,015,842.59
June 2020	$86,957,173.15	April 2023	$6,153,614.63
July 2020	$82,945,434.46	May 2023	$5,366,885.63
August 2020	$79,038,129.81	June 2023	$4,652,886.92
September 2020	$75,234,565.87	July 2023	$4,008,073.95
October 2020	$71,534,164.09	August 2023	$3,428,741.55
November 2020	$67,936,453.49	September 2023	$2,911,282.71
December 2020	$64,440,747.63	October 2023	$2,452,384.41
January 2021	$61,046,468.91	November 2023	$2,048,531.88
February 2021	$57,753,162.28	December 2023	$1,695,658.02
March 2021	$54,560,582.75	January 2024	$1,390,692.71
April 2021	$51,468,595.50	February 2024	$1,130,137.80
May 2021	$48,477,132.31	March 2024	$909,621.13
June 2021	$45,586,028.50	April 2024	$725,245.73
July 2021	$42,794,840.55	May 2024	$572,974.46
August 2021	$40,103,002.53	June 2024	$448,485.74
September 2021	$37,509,899.21	July 2024	$347,439.55
October 2021	$35,015,086.62	August 2024	$264,388.28
November 2021	$32,618,289.41	September 2024	$195,003.70
December 2021	$30,318,937.00	October 2024	$138,402.63
January 2022	$28,116,636.11	November 2024	$93,629.46
February 2022	$26,010,727.83	December 2024	$59,421.36
March 2022	$24,000,123.11	January 2025	$34,463.61
April 2022	$22,084,062.36	February 2025	$17,503.30
May 2022	$20,262,130.72	March 2025	$7,109.16
June 2022	$18,533,900.74	April 2025	$1,792.52
July 2022	$16,898,734.17	May 2025	$0.00
August 2022	$15,355,774.47

For purposes of these absolute prepayment model tables, the Receivables have an assumed cutoff date of the close of business on September 30, 2019.  Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the original principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The ABS Tables also assume that the Receivables have been aggregated into 12 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate Principal Balance, weighted average APR, weighted average original number of scheduled payments and weighted average remaining number of scheduled payments as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal amount of Notes issued is $1,250,000,000, the 12 hypothetical pools have the following characteristics:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Number of Scheduled Monthly Payments	Weighted Average Remaining Number of Scheduled Monthly Payments
1	$ 16,070,520.52	1.427%	61	9
2	$ 42,651,119.60	1.674%	59	19
3	$ 108,629,259.31	1.833%	59	32
4	$ 335,961,507.51	1.730%	64	43
5	$ 522,441,157.19	2.558%	66	54
6	$ 194,056,765.70	3.417%	72	64
7	$ 678,493.62	8.308%	66	9
8	$ 2,233,018.60	8.348%	62	19
9	$ 5,341,961.87	8.431%	59	32
10	$ 14,098,828.05	8.493%	64	44
11	$ 45,843,754.63	8.351%	68	56
12	$ 51,532,114.15	8.571%	72	64
	$ 1,339,538,500.75

If the aggregate initial principal amount of Notes issued is $1,750,000,000, the 12 hypothetical pools have the following characteristics:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Number of Scheduled Monthly Payments	Weighted Average Remaining Number of Scheduled Monthly Payments
1	$ 22,172,182.44	1.469%	61	9
2	$ 60,228,222.24	1.696%	59	19
3	$ 154,250,067.61	1.863%	59	32
4	$ 461,257,000.26	1.772%	64	43
5	$ 721,542,330.90	2.616%	66	54
6	$ 278,193,722.95	3.470%	72	64
7	$ 1,000,235.18	8.512%	66	9
8	$ 3,283,821.85	8.315%	62	19
9	$ 7,453,185.16	8.394%	59	31
10	$ 19,964,435.33	8.482%	64	44
11	$ 66,198,391.71	8.383%	68	56
12	$ 77,316,374.87	8.575%	72	64
	$ 1,872,859,970.50

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	81.00	76.50	71.05	67.07	63.93	56.93
January 15, 2020	72.14	65.55	57.56	51.76	47.20	37.36
February 15, 2020	63.90	55.32	44.95	37.44	31.57	19.64
March 15, 2020	55.62	45.16	32.54	23.44	16.37	2.94
April 15, 2020	47.30	35.05	20.32	9.74	1.58	0.00
May 15, 2020	38.92	25.01	8.30	0.00	0.00	0.00
June 15, 2020	30.51	15.02	0.00	0.00	0.00	0.00
July 15, 2020	22.04	5.10	0.00	0.00	0.00	0.00
August 15, 2020	14.14	0.00	0.00	0.00	0.00	0.00
September 15, 2020	6.19	0.00	0.00	0.00	0.00	0.00
October 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	0.45	0.36	0.28	0.25	0.22	0.19
Weighted Average Life to Maturity (Years)(2)	0.45	0.36	0.28	0.25	0.22	0.19
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	81.01	76.52	71.08	67.11	63.97	57.00
January 15, 2020	72.17	65.59	57.62	51.83	47.28	37.47
February 15, 2020	63.95	55.38	45.02	37.53	31.67	19.78
March 15, 2020	55.68	45.23	32.63	23.54	16.49	3.09
April 15, 2020	47.36	35.13	20.42	9.87	1.72	0.00
May 15, 2020	39.00	25.10	8.42	0.00	0.00	0.00
June 15, 2020	30.59	15.13	0.00	0.00	0.00	0.00
July 15, 2020	22.14	5.22	0.00	0.00	0.00	0.00
August 15, 2020	14.24	0.00	0.00	0.00	0.00	0.00
September 15, 2020	6.30	0.00	0.00	0.00	0.00	0.00
October 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	0.45	0.36	0.28	0.25	0.22	0.19
Weighted Average Life to Maturity (Years)(2)	0.45	0.36	0.28	0.25	0.22	0.19
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	90.73
May 15, 2020	100.00	100.00	100.00	97.46	91.08	79.75
June 15, 2020	100.00	100.00	97.55	88.35	81.36	69.10
July 15, 2020	100.00	100.00	89.45	79.46	71.94	58.78
August 15, 2020	100.00	97.07	81.82	71.04	62.93	48.81
September 15, 2020	100.00	90.62	74.32	62.81	54.17	39.17
October 15, 2020	98.75	84.22	66.94	54.77	45.65	29.86
November 15, 2020	93.14	77.85	59.68	46.92	37.37	20.91
December 15, 2020	87.51	71.51	52.56	39.26	29.34	12.30
January 15, 2021	81.84	65.22	45.56	31.79	21.55	4.03
February 15, 2021	76.15	58.97	38.68	24.52	14.00	0.00
March 15, 2021	70.42	52.76	31.93	17.44	6.70	0.00
April 15, 2021	64.67	46.58	25.31	10.55	0.00	0.00
May 15, 2021	58.88	40.45	18.82	3.85	0.00	0.00
June 15, 2021	53.60	34.83	12.82	0.00	0.00	0.00
July 15, 2021	48.29	29.24	6.93	0.00	0.00	0.00
August 15, 2021	42.96	23.69	1.15	0.00	0.00	0.00
September 15, 2021	37.59	18.18	0.00	0.00	0.00	0.00
October 15, 2021	32.19	12.70	0.00	0.00	0.00	0.00
November 15, 2021	26.77	7.25	0.00	0.00	0.00	0.00
December 15, 2021	21.31	1.84	0.00	0.00	0.00	0.00
January 15, 2022	15.83	0.00	0.00	0.00	0.00	0.00
February 15, 2022	10.32	0.00	0.00	0.00	0.00	0.00
March 15, 2022	4.77	0.00	0.00	0.00	0.00	0.00
April 15, 2022	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	1.69	1.43	1.18	1.03	0.94	0.80
Weighted Average Life to Maturity (Years)(2)	1.69	1.43	1.18	1.03	0.94	0.80
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	90.85
May 15, 2020	100.00	100.00	100.00	97.56	91.19	79.87
June 15, 2020	100.00	100.00	97.64	88.46	81.48	69.23
July 15, 2020	100.00	100.00	89.55	79.58	72.06	58.93
August 15, 2020	100.00	97.16	81.93	71.17	63.07	48.96
September 15, 2020	100.00	90.71	74.43	62.94	54.31	39.33
October 15, 2020	98.82	84.31	67.05	54.91	45.80	30.03
November 15, 2020	93.22	77.94	59.80	47.06	37.53	21.09
December 15, 2020	87.59	71.61	52.68	39.40	29.50	12.49
January 15, 2021	81.93	65.32	45.68	31.94	21.71	4.23
February 15, 2021	76.24	59.07	38.81	24.67	14.17	0.00
March 15, 2021	70.51	52.86	32.06	17.59	6.87	0.00
April 15, 2021	64.76	46.69	25.45	10.71	0.00	0.00
May 15, 2021	58.97	40.56	18.96	4.01	0.00	0.00
June 15, 2021	53.70	34.94	12.96	0.00	0.00	0.00
July 15, 2021	48.40	29.36	7.08	0.00	0.00	0.00
August 15, 2021	43.08	23.82	1.30	0.00	0.00	0.00
September 15, 2021	37.72	18.31	0.00	0.00	0.00	0.00
October 15, 2021	32.33	12.84	0.00	0.00	0.00	0.00
November 15, 2021	26.91	7.40	0.00	0.00	0.00	0.00
December 15, 2021	21.47	1.99	0.00	0.00	0.00	0.00
January 15, 2022	15.99	0.00	0.00	0.00	0.00	0.00
February 15, 2022	10.49	0.00	0.00	0.00	0.00	0.00
March 15, 2022	4.95	0.00	0.00	0.00	0.00	0.00
April 15, 2022	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	1.69	1.43	1.18	1.03	0.94	0.80
Weighted Average Life to Maturity (Years)(2)	1.69	1.43	1.18	1.03	0.94	0.80
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	95.33
March 15, 2021	100.00	100.00	100.00	100.00	100.00	86.19
April 15, 2021	100.00	100.00	100.00	100.00	99.56	77.38
May 15, 2021	100.00	100.00	100.00	100.00	91.31	68.91
June 15, 2021	100.00	100.00	100.00	97.09	83.52	60.78
July 15, 2021	100.00	100.00	100.00	89.72	75.97	52.99
August 15, 2021	100.00	100.00	100.00	82.54	68.69	45.54
September 15, 2021	100.00	100.00	94.53	75.57	61.66	38.43
October 15, 2021	100.00	100.00	87.80	68.81	54.88	31.66
November 15, 2021	100.00	100.00	81.21	62.25	48.36	25.24
December 15, 2021	100.00	100.00	74.76	55.90	42.10	19.16
January 15, 2022	100.00	95.72	68.45	49.75	36.09	13.43
February 15, 2022	100.00	89.25	62.27	43.82	30.35	8.04
March 15, 2022	100.00	82.83	56.24	38.09	24.87	3.05
April 15, 2022	99.03	76.45	50.35	32.58	19.65	0.00
May 15, 2022	92.24	70.11	44.61	27.27	14.69	0.00
June 15, 2022	85.42	63.82	39.00	22.18	10.00	0.00
July 15, 2022	79.56	58.39	34.09	17.64	5.74	0.00
August 15, 2022	73.66	52.99	29.29	13.27	1.69	0.00
September 15, 2022	67.73	47.63	24.61	9.08	0.00	0.00
October 15, 2022	61.77	42.30	20.06	5.07	0.00	0.00
November 15, 2022	55.78	37.02	15.62	1.23	0.00	0.00
December 15, 2022	49.75	31.77	11.30	0.00	0.00	0.00
January 15, 2023	43.69	26.56	7.11	0.00	0.00	0.00
February 15, 2023	37.60	21.39	3.04	0.00	0.00	0.00
March 15, 2023	31.48	16.25	0.00	0.00	0.00	0.00
April 15, 2023	25.33	11.16	0.00	0.00	0.00	0.00
May 15, 2023	19.15	6.12	0.00	0.00	0.00	0.00
June 15, 2023	15.13	2.76	0.00	0.00	0.00	0.00
July 15, 2023	11.18	0.00	0.00	0.00	0.00	0.00
August 15, 2023	7.22	0.00	0.00	0.00	0.00	0.00
September 15, 2023	3.22	0.00	0.00	0.00	0.00	0.00
October 15, 2023	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	3.14	2.87	2.51	2.25	2.06	1.78
Weighted Average Life to Maturity (Years)(2)	3.14	2.87	2.51	2.25	2.06	1.78
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	95.57
March 15, 2021	100.00	100.00	100.00	100.00	100.00	86.44
April 15, 2021	100.00	100.00	100.00	100.00	99.78	77.65
May 15, 2021	100.00	100.00	100.00	100.00	91.53	69.19
June 15, 2021	100.00	100.00	100.00	97.29	83.74	61.06
July 15, 2021	100.00	100.00	100.00	89.92	76.21	53.28
August 15, 2021	100.00	100.00	100.00	82.75	68.93	45.83
September 15, 2021	100.00	100.00	94.72	75.79	61.90	38.73
October 15, 2021	100.00	100.00	88.00	69.03	55.13	31.96
November 15, 2021	100.00	100.00	81.41	62.47	48.61	25.54
December 15, 2021	100.00	100.00	74.96	56.13	42.35	19.46
January 15, 2022	100.00	95.91	68.65	49.98	36.35	13.73
February 15, 2022	100.00	89.45	62.48	44.05	30.61	8.35
March 15, 2022	100.00	83.03	56.46	38.33	25.12	3.36
April 15, 2022	99.26	76.66	50.57	32.81	19.90	0.00
May 15, 2022	92.48	70.33	44.83	27.51	14.95	0.00
June 15, 2022	85.72	64.09	39.25	22.43	10.26	0.00
July 15, 2022	79.88	58.68	34.35	17.90	6.00	0.00
August 15, 2022	74.01	53.30	29.56	13.53	1.95	0.00
September 15, 2022	68.11	47.95	24.89	9.34	0.00	0.00
October 15, 2022	62.17	42.64	20.34	5.33	0.00	0.00
November 15, 2022	56.20	37.37	15.91	1.49	0.00	0.00
December 15, 2022	50.20	32.14	11.60	0.00	0.00	0.00
January 15, 2023	44.17	26.95	7.42	0.00	0.00	0.00
February 15, 2023	38.11	21.80	3.35	0.00	0.00	0.00
March 15, 2023	32.01	16.68	0.00	0.00	0.00	0.00
April 15, 2023	25.89	11.61	0.00	0.00	0.00	0.00
May 15, 2023	19.73	6.57	0.00	0.00	0.00	0.00
June 15, 2023	15.70	3.21	0.00	0.00	0.00	0.00
July 15, 2023	11.74	0.00	0.00	0.00	0.00	0.00
August 15, 2023	7.76	0.00	0.00	0.00	0.00	0.00
September 15, 2023	3.75	0.00	0.00	0.00	0.00	0.00
October 15, 2023	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	3.14	2.87	2.51	2.25	2.07	1.78
Weighted Average Life to Maturity (Years)(2)	3.14	2.87	2.51	2.25	2.07	1.78
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	93.90
May 15, 2022	100.00	100.00	100.00	100.00	100.00	77.08
June 15, 2022	100.00	100.00	100.00	100.00	100.00	61.36
July 15, 2022	100.00	100.00	100.00	100.00	100.00	46.73
August 15, 2022	100.00	100.00	100.00	100.00	100.00	33.21
September 15, 2022	100.00	100.00	100.00	100.00	91.74	21.67
October 15, 2022	100.00	100.00	100.00	100.00	77.78	0.00
November 15, 2022	100.00	100.00	100.00	100.00	64.67	0.00
December 15, 2022	100.00	100.00	100.00	90.60	52.41	0.00
January 15, 2023	100.00	100.00	100.00	77.14	41.01	0.00
February 15, 2023	100.00	100.00	100.00	64.38	30.47	0.00
March 15, 2023	100.00	100.00	96.47	52.32	0.00	0.00
April 15, 2023	100.00	100.00	81.68	40.97	0.00	0.00
May 15, 2023	100.00	100.00	67.38	30.34	0.00	0.00
June 15, 2023	100.00	100.00	57.33	0.00	0.00	0.00
July 15, 2023	100.00	98.10	47.73	0.00	0.00	0.00
August 15, 2023	100.00	85.59	38.42	0.00	0.00	0.00
September 15, 2023	100.00	73.16	29.39	0.00	0.00	0.00
October 15, 2023	96.94	60.83	0.00	0.00	0.00	0.00
November 15, 2023	81.32	48.58	0.00	0.00	0.00	0.00
December 15, 2023	65.62	36.43	0.00	0.00	0.00	0.00
January 15, 2024	49.83	0.00	0.00	0.00	0.00	0.00
February 15, 2024	33.96	0.00	0.00	0.00	0.00	0.00
March 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.20	4.01	3.69	3.39	3.14	2.70
Weighted Average Life to Maturity (Years)(2)	4.21	4.04	3.72	3.42	3.17	2.71
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	95.08
May 15, 2022	100.00	100.00	100.00	100.00	100.00	78.23
June 15, 2022	100.00	100.00	100.00	100.00	100.00	62.48
July 15, 2022	100.00	100.00	100.00	100.00	100.00	47.82
August 15, 2022	100.00	100.00	100.00	100.00	100.00	34.26
September 15, 2022	100.00	100.00	100.00	100.00	92.73	22.65
October 15, 2022	100.00	100.00	100.00	100.00	78.75	0.00
November 15, 2022	100.00	100.00	100.00	100.00	65.61	0.00
December 15, 2022	100.00	100.00	100.00	91.61	53.33	0.00
January 15, 2023	100.00	100.00	100.00	78.14	41.89	0.00
February 15, 2023	100.00	100.00	100.00	65.37	31.32	0.00
March 15, 2023	100.00	100.00	97.70	53.29	21.61	0.00
April 15, 2023	100.00	100.00	82.93	41.92	0.00	0.00
May 15, 2023	100.00	100.00	68.64	31.26	0.00	0.00
June 15, 2023	100.00	100.00	58.52	23.09	0.00	0.00
July 15, 2023	100.00	99.76	48.87	0.00	0.00	0.00
August 15, 2023	100.00	87.20	39.51	0.00	0.00	0.00
September 15, 2023	100.00	74.72	30.43	0.00	0.00	0.00
October 15, 2023	98.94	62.33	0.00	0.00	0.00	0.00
November 15, 2023	83.27	50.04	0.00	0.00	0.00	0.00
December 15, 2023	67.51	37.84	0.00	0.00	0.00	0.00
January 15, 2024	51.67	25.74	0.00	0.00	0.00	0.00
February 15, 2024	35.75	0.00	0.00	0.00	0.00	0.00
March 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.20	4.04	3.69	3.41	3.16	2.71
Weighted Average Life to Maturity (Years)(2)	4.22	4.05	3.73	3.43	3.17	2.72
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)

	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
November 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
April 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
May 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
June 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
July 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
August 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
September 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
October 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
November 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
December 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2024	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2024	100.00	0.00	0.00	0.00	0.00	0.00
March 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.34	4.17	3.92	3.59	3.34	2.92
Weighted Average Life to Maturity (Years)(2)	4.78	4.62	4.38	4.13	3.84	3.26
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,750,000,000)(1)

	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2021	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2022	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
November 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
December 15, 2022	100.00	100.00	100.00	100.00	100.00	0.00
January 15, 2023	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2023	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2023	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
May 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
June 15, 2023	100.00	100.00	100.00	100.00	0.00	0.00
July 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
August 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
September 15, 2023	100.00	100.00	100.00	0.00	0.00	0.00
October 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
November 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
December 15, 2023	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2024	100.00	100.00	0.00	0.00	0.00	0.00
February 15, 2024	100.00	0.00	0.00	0.00	0.00	0.00
March 15, 2024	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.34	4.26	3.92	3.67	3.42	2.92
Weighted Average Life to Maturity (Years)(2)	4.80	4.63	4.39	4.14	3.85	3.27
____________________
(1)
Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.

(2)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

The foregoing tables have been prepared on the basis of the assumptions described above under “Weighted Average Lives of the Notes” (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables), and should be read in conjunction therewith.

POOL FACTORS AND TRADING INFORMATION

The “Pool Factor” with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date.  The Servicer will compute each Pool Factor each month.  Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Pool Factor for that month.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.  A copy of the Indenture will be filed as an exhibit to a current report on Form 8-K with the SEC.  The following summary describes certain terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Payments of Interest

General.  Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates described on the front cover of this prospectus (each, an “Interest Rate”) and will be payable to the related Noteholders monthly on the 15th of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a “Payment Date”) commencing on December 16, 2019.  A “Business Day” is any day except (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Wilmington, Delaware are closed.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).

Interest will accrue for the period (i) with respect to the Class A-1 Notes and the Class A-2b Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Notes (other than the Class A-1 Notes and the Class A-2b Notes), from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the 15th day of the following calendar month (each an “Interest Period”).

Interest payments on all classes of Class A Notes will have the same priority and will be subordinated to the Total Servicing Fee (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000 in any calendar year).  Interest payments on the Class B Notes will be subordinated to (i) the Total Servicing Fee (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000 in any calendar year, (ii) interest payments on the Class A Notes and (iii) the First Priority Principal Distribution Amount.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.

Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on such class of Notes.  In such case, with respect to the Class A Notes, each class of

Class A Noteholders will receive their pro-rata share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A Notes on such Payment Date.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement” and “Transfer and Servicing Agreements—Payments” in this prospectus.

An Event of Default will occur if the full amount of interest due on any Controlling Class is not paid within five Business Days of the related Payment Date.  Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Issuing Entity and funds on deposit in the accounts of the Issuing Entity.  For additional information, you should refer to “Description of Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will bear interest at the applicable fixed per annum interest rate specified on the front cover of this prospectus.  The Class A-2b Notes will bear interest during each applicable Interest Period at a rate per annum equal to the sum of a Benchmark, which initially will be One-Month LIBOR, and the applicable spread set forth on the front cover of this prospectus, provided that, if the sum of the applicable Benchmark and such spread is less than 0.00% for any Interest Period, then the interest rate for the Class A-2b Notes for such Interest Period will be deemed to be 0.00%.

Interest on the outstanding principal amount of the Class A-1 Notes and the Class A-2b Notes will accrue at the related interest rate during an Interest Period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first Interest Period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the Closing Date to (but excluding) the initial Payment Date.  Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed in such Interest Period, but assuming a 360-day year.

Interest on the outstanding principal amount of the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will accrue at the related interest rate during an Interest Period from (and including) the 15th day of the calendar month preceding a Payment Date to (but excluding) the 15th day of the calendar month in which the Payment Date occurs, except that the first Interest Period for the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be from (and including) the Closing Date to (but excluding) December 15, 2019.  Interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes for each such Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period.

Floating Rate Benchmark; Benchmark Transition Event

For purposes of computing interest on the Class A-2b Notes, the following terms have the following meanings:

“One-Month LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on the Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, One-Month LIBOR will mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period.  If the rates used to determine One-Month LIBOR do not appear on the Reuters Screen LIBOR01 Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate to the Administrator and the Indenture Trustee.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Administrator, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for U.S. Dollar deposits for that maturity; provided that if such selected banks are not quoting as described in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.  The “Reference Banks” for any LIBOR Determination Date will be four major banks in the London interbank market selected by the Administrator.

“LIBOR Determination Date” means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

The Indenture Trustee will determine One-Month LIBOR for each Interest Period on the related LIBOR Determination Date.  All determinations of One-Month LIBOR by the Indenture Trustee, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.  The Indenture Trustee shall not be responsible for determining any Benchmark other than One-Month LIBOR and shall not determine One-Month LIBOR after the date the Administrator indicates in writing that a Benchmark Transition Event has occurred.

Notwithstanding the foregoing, if the Administrator determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all determinations on all subsequent dates.  However, if the initial Benchmark Replacement is any rate other than Term SOFR and the Administrator later determines that Term SOFR can be determined, Term SOFR will become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Benchmark determination date for Term SOFR.  For purposes of those matters, the following terms have the following meanings:

A “Benchmark Transition Event” means, with respect to any Benchmark Replacement, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) an official public statement or publication of information by or on behalf of the Benchmark Administrator announcing that such Benchmark Administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark,

(2) an official public statement or publication of information by the regulatory supervisor for the Benchmark Administrator, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the Benchmark Administrator, a resolution authority with jurisdiction over the Benchmark Administrator or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark, or

(3) an official public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

A “Benchmark Replacement Date” means:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the related official public statement or publication of information referenced therein and (b) the date on which the applicable Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark, or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the official public statement or publication of information.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

The “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the sum of (a) Term SOFR and (b) the applicable Benchmark Replacement Adjustment,

(2) the sum of (a) Compounded SOFR and (b) the applicable Benchmark Replacement Adjustment,

(3) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the applicable Benchmark Replacement Adjustment, and

(4) the sum of (a) the alternate rate of interest that has been selected by the Administrator in its reasonable discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the applicable Benchmark Replacement Adjustment.

In addition, as used in this prospectus:

“Benchmark” means, initially, One-Month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to One-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Administrator” means, (1) with respect to One-Month LIBOR, the IBA, (2) with respect to SOFR, the Federal Reserve Bank of New York and (3) with respect to any other Benchmark, the entity responsible for administration of such Benchmark (or in each case, any successor administrator).

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement, and

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.

“Compounded SOFR” means, for any Interest Period, the compounded average, in arrears, of the SOFRs for each day of such Interest Period, as determined on the Benchmark determination date for such Interest Period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five Business Day suspension period as a mechanism to determine the interest amount payable prior to the related Payment Date, such that the SOFR on the Benchmark determination date will apply for each day in the Interest Period following the Benchmark determination date) being established by the Administrator in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(2) if, and to the extent that, the Administrator determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions of this rate that have been selected by the Administrator in its reasonable discretion.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

 “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, the LIBOR Determination Date, and (2) if the Benchmark is not LIBOR, the time determined by the Administrator in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the Benchmark Administrator for SOFR (or a successor Benchmark Administrator) on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, the Administrator will have the right from time to time to make “Benchmark Replacement Conforming Changes,” which are, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Administrator decides in its reasonable discretion may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines in its reasonable discretion is reasonably necessary).

Notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be included in the monthly Servicer’s statement. Notwithstanding anything in the Transfer and Servicing Agreements to the contrary, upon the inclusion of such information in the monthly Servicer’s statement, the relevant Transfer and Servicing Agreements will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant Transfer and Servicing Agreements.

The Administrator will agree to use commercially reasonable efforts to determine if and when a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.  Any determination, decision or election that may be made by the Administrator in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transfer and Servicing Agreements, will become effective without consent from any other party. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor or the Servicer will have any liability for any determination made by or on behalf of the Administrator in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor or the Servicer relating to any such determinations.

Neither the Indenture Trustee nor the Owner Trustee will have any liability or obligation with respect to any determination of One-Month LIBOR by the Administrator or the selection of any replacement index.  In addition, neither the Indenture Trustee nor the Owner Trustee will have any obligation to monitor or make any determination, decision or election in connection with a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment or any Benchmark Replacement Conforming Changes (all of which will be the sole obligation of the Administrator), even if the Administrator does not act.

Payments of Principal

Principal payments will be made to the Noteholders on each Payment Date commencing on December 16, 2019.  Payments of interest on the Notes will generally be made prior to payments of principal.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.

On each Payment Date, except after an Event of Default resulting in the acceleration of the Notes, from the amounts allocated to the Noteholders to pay principal described in clauses (4), (6) and (8) under “Payments to Noteholders—Priority of Payments” in this prospectus, the Issuing Entity will pay principal of each class of Notes in the following order of priority:

(1)	to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero; then

(2)
to the Class A-2a Notes and the Class A-2b Notes, pro rata, based on the outstanding principal amounts of each of those classes of notes, until the principal amount of each such note is reduced to zero; then

(3)	to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero; then

(4)	to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero; and then

(5)	to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of all classes of Notes from funds allocated to the Noteholders, first, pro rata, based upon their respective unpaid principal amount, to the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until the principal amount of each such class of the Notes is reduced to zero, and second, to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.  For additional information regarding Events of Default, you should refer to “Description of the Notes—Indenture––Events of Default, Rights Upon Event of Default” in this prospectus.

The principal amount of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this prospectus (the “Class A-1 Final Scheduled Payment Date,” the “Class A-2a Final Scheduled Payment Date,” the “Class A-2b Final Scheduled Payment Date,” the “Class A-3 Final Scheduled Payment Date,” the “Class A-4 Final Scheduled Payment Date” and the “Class B Final Scheduled Payment Date,” respectively, and each a “Final Scheduled Payment Date”).  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates described above based on a variety of factors, including those described under “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus.

For additional information, you should refer to “Payments to Noteholders—Calculation of Principal Distribution Amounts” and “—Priority of Payments” in this prospectus.

Allocation of Losses

If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.

Indenture

Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.  For purposes of determining whether the Noteholders of the requisite percentage of the outstanding amount of the Controlling Class or any class of Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture or other Transfer and Servicing Agreements, Notes held or owned by the Issuing Entity, any other obligor upon the Notes, TAFR LLC, TMCC or any affiliate of any of the foregoing will be disregarded and deemed not to be “outstanding,” except that, in determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Trust Officer of the Indenture Trustee actually knows to be so owned will be so disregarded.

The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures with prior notice to the rating agencies engaged by TMCC to rate the Notes (each, a “Rating Agency”) and without obtaining the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed supplemental indenture, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.

Additionally, the Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Securityholders, but with prior notice to the Rating Agencies, for the purpose of, among other things, correcting or amplifying the description of the collateral, conforming the provisions in the Indenture to the descriptions thereof contained in this prospectus, evidencing the assumption of the Issuing Entity’s obligations under the Indenture, the Notes and the Certificate, as applicable, by a permitted successor to the Issuing Entity, adding additional covenants of the Issuing Entity for the benefit of the Noteholders, surrendering rights of the Issuing Entity, conveying, or otherwise transferring or pledging, property to or with the Indenture Trustee, evidencing and providing for the appointment of a successor indenture trustee or adding or changing any of the provisions of the Indenture as necessary and permitted to facilitate the administration by more than one indenture trustee, and modifying, eliminating or adding to the provisions of the Indenture in order to comply with the TIA.

Subject to the terms described in the following paragraph, the Issuing Entity and the Indenture Trustee may also, with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the Noteholders under such indenture; provided, that holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, have consented to such amendment.

Without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount of any such Note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to bring suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under the Indenture and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate outstanding principal amount of such Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.  Notwithstanding the foregoing, the Administrator may make Benchmark Replacement Conforming Changes (as described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event”) without the consent of any Noteholder.

Events of Default; Rights Upon Event of Default.  With respect to the Notes, an event of default under the Indenture (an “Event of Default”) will consist of: (i) a default for five Business Days or more in the payment of any interest on any Note of the Controlling Class; (ii) a default in the payment of the principal of any such Note on the related Final Scheduled Payment Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture which materially and adversely affects interests of the Noteholders and the continuation of any such default for a period of 90 days after written notice of such default is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made which materially and adversely affects the interests of the Noteholders, and such breach not having been cured within 60 days after written notice of such breach is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).

Notwithstanding the foregoing, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for such class of Notes.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clauses (i) through (iv) above was caused by force majeure or other similar occurrence, the grace period described in the applicable clause will be extended for a period of 30 calendar days.  In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) resulting in an acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity (as described above under “Capitalization of the Issuing Entity” in this prospectus), and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

If an Event of Default should occur and is continuing, the Indenture Trustee or holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may declare the principal of such Notes to be immediately due and payable.  Such declaration may be rescinded by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, if:

(i)	the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)	all payments of principal of and interest on the Notes and all other amounts that would then be due on such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)
all sums paid by the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Owner Trustee and their respective agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal or interest of the Notes that has become due solely by such acceleration, have been cured or waived.

If the Notes are due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate or elect to have the Issuing Entity maintain possession of the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  However, the Indenture Trustee is prohibited from selling the Trust Estate following an Event of Default, other than a default in the payment of any principal on the Final Scheduled Payment Date of a Note or a default for five Business Days or more in the payment of any interest on any Note of the Controlling Class, unless (i) the holders of all such outstanding Notes of the Controlling Class consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes of the Controlling Class.  In the event of a sale of the assets of the Trust Estate by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.

If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will be obligated to mail to each Noteholder notice of the Event of Default within 90 days of the Indenture Trustee’s discovery thereof in the case of an Event of Default in payment of principal on the Final Scheduled Payment Date of a Note or of interest on any Note of the Controlling Class, the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising of any trust or power conferred on the Indenture Trustee, and the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may, in certain cases, waive any default under the Indenture except a default in (i) the deposit of collections or other required amounts, (ii) any required payment from amounts held in any Trust Account in respect of amounts due on the Notes, (iii) payment of principal or interest or (iv) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes of the Controlling Class.

Any Notes owned by the Depositor, the Servicer or any of their respective affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes, while owned by the Depositor, the Servicer or any of their respective affiliates, will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name, (iii) such holder or holders have offered the Indenture Trustee security or indemnity reasonably satisfactory to it, (iv) the Indenture Trustee has for 30 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, covenant that they will not at any time institute against the Issuing Entity or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of the Certificate representing an ownership interest in the Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Certain Covenants.  The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Issuing Entity has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Issuing Entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Securityholder.

The Issuing Entity will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents with respect to the Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuing Entity, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part thereof, or any interest in the assets of the Issuing Entity or the proceeds thereof.

The Issuing Entity may not engage in any activity other than as specified in this prospectus.  The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

Indenture Trustee’s Annual Report.  If required by the TIA, the Indenture Trustee will be required to distribute each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes, including interest thereon, and any fees, expenses and indemnification amounts due and payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.

Notices

Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.  While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to The Depository Trust Company (“DTC”).  If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date.  Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.

Governing Law

The Indenture and Notes are governed by and will be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

Minimum Denominations

The Notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).  Each class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the “Depository”) and will be registered in the name of Cede & Co., as the nominee of DTC, the clearing agency.  Accordingly, such nominee is expected to be the holder of record of the Notes of each class.  Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus, no Noteholder will be entitled to receive a physical certificate representing a Note.  All references in this prospectus to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this prospectus to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures with respect thereto.  For additional information, you should refer to “Description of the Notes—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Book-Entry Registration

General

Upon issuance, all Notes in book-entry form having the same original issue date, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes.  Each global note will be deposited with, or on behalf of, DTC, as depository, registered in the name of DTC or a nominee of DTC.

Except as described below, a global note may not be transferred except as a whole: (1) by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; (3) by DTC or any nominee to a successor of DTC or a nominee of the successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the Notes in book-entry form represented by the global note for all purposes under the Indenture. Except as otherwise provided in this section, the actual purchasers, or “Beneficial Owners,” of the global note or Notes representing Notes in book-entry form will not be entitled to receive physical delivery of Notes in certificated form and will not be considered to be the holders of the Notes for any purpose under the Indenture, and no global note representing Notes in book-entry form will be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which the person owns its interest in order to exercise any rights of a holder under the Indenture.

We may elect to allow Beneficial Owners to hold their interest in a global note held by DTC through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their customers through accounts held in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in the depositaries’ names on the books of DTC.

We understand that under existing industry practices, if we request any action of holders or if a Beneficial Owner of a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize Beneficial Owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of Beneficial Owners. Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global note representing Notes in book-entry form. Further, because DTC can act only on behalf of its participants, who in turn act on behalf of indirect participants, the ability of Beneficial Owners to pledge their interest in the Notes to persons or entities that do not participate in the DTC system, or otherwise take action with respect to such interest, may be limited by the lack of a definitive certificate of such interest.

Settlement Procedures

The initial depository for the Notes will be DTC. The depository will act as securities depository for the Notes in book-entry form. The Notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s nominee or such other name as may be requested by an authorized representative of DTC. One global note will be issued to represent each $500,000,000 of aggregate principal amount of Notes of the same issue. Additional global notes will be issued to represent any remaining principal amount of the issue.

Purchases of Notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for Notes in book-entry form on DTC’s records. The ownership interest of each Beneficial Owner is in turn recorded on the records of direct participants and indirect participants. Beneficial Owners of Notes in book-entry form will not receive written confirmation from DTC of their purchase, but each Beneficial Owners is expected to receive written confirmation providing details of the related transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the related transaction. Transfers of ownership interests in a global note representing Notes in book-entry form are accomplished by entries made on the books of participants acting on behalf of the Beneficial Owners. Beneficial Owners of global notes representing Notes in book-entry form will not receive Notes in certificated form representing their ownership interests in the Notes, unless use of the book-entry system for Notes in book-entry form is discontinued.

To facilitate subsequent transfers, all global notes representing Notes in book-entry form which are deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the Notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts the Notes in book-entry form are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes in book-entry form are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the Notes in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the Notes in book-entry form are credited on the applicable record date.

So long as DTC, or its nominee, is a registered owner of the global notes representing the Notes in book-entry form, we will make principal and interest payments on the global notes representing the Notes in book-entry form to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from TAFR LLC or the Indenture Trustee, on the applicable Payment Date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the Indenture Trustee or TAFR LLC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of TAFR LLC or the Indenture Trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of direct participants and indirect participants. Distributions with respect to Notes held through Clearstream or Euroclear will be credited, to the extent received by their respective depositaries, to the cash accounts of their participants in accordance with the relevant system’s rules and procedures.

DTC may discontinue providing its services as securities depository with respect to the Notes in book-entry form at any time by giving reasonable notice to TAFR LLC or the Indenture Trustee. Under these circumstances, if a successor securities depository is not obtained, Notes in certificated form are required to be printed and delivered.

We may decide (subject to the procedures of the securities depository) to discontinue use of a system of book-entry transfers through the depository or a successor securities depository. In that event, Notes in definitive certificated form will be printed and delivered.

If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue Notes in certificated form in exchange for the Notes represented by the global notes. In addition, we may at any time and in our sole discretion determine (subject to the procedures of the securities depositary) to discontinue use of a global note and, in that event, will issue Notes in certificated form in exchange for the Notes represented by the global note. The Notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000) and will be issued in registered form only, without coupons.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between participants of DTC, or “DTC Participants.”  Secondary market sales of Notes held in DTC between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations.

Trading between participants of Euroclear, or “Euroclear Participants” and/or participants of Clearstream, or “Clearstream Participants.”  Secondary market sales of beneficial interests in the Notes held through Euroclear or Clearstream to purchasers that will hold beneficial interests through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.

Trading between DTC Seller and Euroclear/Clearstream Purchaser.  When book-entry interests in Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream accountholder, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date, in accordance with its rules and procedures and within its established deadlines (European time). Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC Participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to the U.S. depositary for Euroclear or Clearstream, as the case may be. Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next business day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the Notes can use its usual procedures for transferring notes to the U.S. depositary for Euroclear or Clearstream, as the case may be, for the benefit of Euroclear Participants or Clearstream Participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.

Trading between a Euroclear or Clearstream Seller and a DTC Purchaser.  Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants can use their usual procedures to transfer Notes through the applicable U.S. depositary to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date. Euroclear or Clearstream will then instruct its U.S. Depositary to credit the Notes to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Participant on the following business day (European time), but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

The Clearing Systems

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC Direct Participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly. The DTC Rules applicable to DTC Direct Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.  Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear.  Euroclear holds securities and book-entry interests in securities for Euroclear Participants and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Although the foregoing sets out the procedures of Euroclear, Clearstream and DTC in order to facilitate the transfers of interests in the Notes among participants of DTC, Clearstream and Euroclear, none of Euroclear, Clearstream or DTC is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

Definitive Securities

The Certificate will be issued in fully registered, certificated form (the “Definitive Certificate”).  The Notes will be issued in fully registered, certificated form (the “Definitive Notes” and, together with the Definitive Certificate, the “Definitive Securities”) to Noteholders or their respective nominees, instead of to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made such determination, the Administrator so notifies the Indenture Trustee in writing), (ii) the Depositor or the Administrator or the Indenture Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor to DTC) with respect to the Notes is no longer in the best interest of the holders of the Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders through participants of the availability of Definitive Notes.  Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.

Payments of principal of, and interest on, such Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures described in the Indenture or the Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date.  Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide such notice to the applicable Noteholders not less than 15 or more than 30 days prior to the date on which such final payment is expected to occur.

Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or the Owner Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

Separately from the requirement to include a request to communicate in a Form 10-D, three or more holders of the Notes or one or more holders of the Notes evidencing not less than 25% of the aggregate outstanding principal amount of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating directly with other Noteholders with respect to their rights under the Indenture or under the Notes.  The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

The Depositor or an affiliate will be the initial Certificateholder.

The Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

Reports to Securityholders

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee statements to be delivered or made available to the Noteholders and Certificateholders, respectively, on such Payment Date.  Each such statement to be delivered or made available to Securityholders will include (to the extent applicable) the following information as to the Notes and as to the Certificate with respect to such Payment Date or the period since the previous Payment Date, as applicable:

•	the amount paid or distributed in respect of interest on each class of Notes, including the Benchmark for the related Interest Period;

•
the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and the amount paid or distributed in respect of principal on or with respect to each Class of Notes;

•	the amount paid or distributed to the Certificateholders;

•	the number of Receivables, the Pool Balance and the Adjusted Pool Balance as of the close of business on the first day and the last day of the related Collection Period;

•	the aggregate outstanding principal amount and the Pool Factor for each class of Notes, before and after giving effect to all payments in respect of principal on such Payment Date;

•	the amount of the Servicing Fee paid to the Servicer, with respect to the related Collection Period and the amount of any unpaid Servicing Fees from the prior Payment Date;

•
the amount of any shortfall of interest applicable to each class of Notes after giving effect to all payments on interest on such Payment Date, and the change in such amounts from the preceding Payment Date;

•
the amount of fees, expenses and indemnification amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to payments on such Payment Date;

•	the balance of the Reserve Account on such Payment Date and the Specified Reserve Account Balance for such Payment Date, before and after giving effect to changes thereto on such Payment Date;

•	the Yield Supplement Overcollateralization Amount for such Payment Date;

•	the amount of Available Collections for the related Collection Period;

•	delinquency and loss information with respect to the Receivables for the related Collection Period;

•
any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;

•	any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Transfer and Servicing Agreements;

•	whether a Delinquency Trigger has occurred as of the end of the related Collection Period; and

•
notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder and received any payment on the Securities held by such Person a statement containing certain information for the purposes of such Securityholder’s preparation of U.S. federal income tax returns.  The Servicer will make the foregoing statements available to the Noteholder each month via its Internet website, which is presently located at http://www.toyotafinancial.com.  For additional information, you should refer to “Material U.S. Federal Income Tax Consequences” in this prospectus.

The Servicer, on behalf of the Issuing Entity, will also prepare an asset-level data file with respect to the Receivables for each calendar month and file it with the SEC on Form ABS-EE before filing the related Form 10-D.  The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.  Each asset-level data file will contain detailed information concerning each Receivable, including data regarding its origination characteristics, contract terms, characteristics of the related Financed Vehicle and Obligor, contract and payment activity, servicing activity and status.  Certain asset-level data, such as data related to term, collections, vehicle type, repurchases, losses on the Receivables and repossessions, may not match the aggregate data provided on the monthly statements to Securityholders as a result of differences between the methods of determining or calculating such data for the purpose of presenting the monthly statements to Securityholders and for the purpose of presenting asset-level data in Form ABS-EE.

PAYMENTS TO NOTEHOLDERS

On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables and  the Servicing Fee payable to the Servicer, in each case with respect to the calendar month immediately preceding the month in which the related Payment Date occurs (the “Collection Period”).  On each Determination Date, the Servicer will also inform the Owner Trustee and the Indenture Trustee of the amount of any fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on the related Payment Date.  On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and, based on the Available Collections and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account.  The amounts to be distributed to the Noteholders will be determined in the manner described below.

Calculation of Available Collections

The amount of funds available for payment on a Payment Date (without taking into account amounts withdrawn from the Reserve Account, if available) (“Available Collections”) will generally be the sum (without duplication) of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:

(i)	all collections of interest and principal on or in respect of the Receivables other than Defaulted Receivables;

(ii)
all insurance proceeds and proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its Customary Servicing Practices in connection with such liquidation, including amounts received in subsequent Collection Periods as and when received;

(iii)	all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Sponsor and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period;

(iv)	any recovery in respect of any Receivable pursuant to any Dealer Recourse; and

(v)	the amount paid by the Servicer pursuant to any exercise of the Servicer’s option, if any, to purchase the Receivables.

Available Collections on any Payment Date will exclude the Supplemental Servicing Fee.

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due, or (b) if all or any part of a Scheduled Payment is less than 120 days past due, the Servicer has, in accordance with its Customary Servicing Practices, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Financed Vehicle or (iii) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.  The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.  The Servicer’s policy is to charge-off retail installment sales contracts as soon as disposition of the vehicle has been effected and sales proceeds have been received, and may in some circumstances charge-off an auto loan contract prior to repossession.  When repossession and disposition of the collateral related to a Receivable has not been effected, TMCC’s policy with respect to Receivables included in the Issuing Entity is to charge-off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Calculation of Principal Distribution Amounts

First Priority Principal Distribution Amount.  The “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2a Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2a Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-2b Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2b Notes to zero; (iv)the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (v) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

The “Pool Balance” means, as of any date, an amount equal to the aggregate Principal Balance of the Receivables as of that date.

The “Adjusted Pool Balance” means, as of any date, the Pool Balance less the Yield Supplement Overcollateralization Amount.

The “Principal Balance” of a Receivable, as of any date, means an amount equal to the Amount Financed (as defined in the Sale and Servicing Agreement) minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable received on or prior to such date and allocable to principal (to the extent not included in clause (i) above) and (iii) any prepayments or other payments received on or prior to such date and applied to reduce the unpaid Principal Balance of such Receivable (to the extent not included in clauses (i) and (ii) above).

Second Priority Principal Distribution Amount.  The “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

Regular Principal Distribution Amount.  The “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.

The “Overcollateralization Target Amount” with respect to any Payment Date is equal to approximately 0.85% of the Adjusted Pool Balance as of the Cutoff Date.

Priority of Payments

On each Payment Date, except after an Event of Default resulting in an acceleration of the Notes, the Issuing Entity will make the following payments in the following order of priority  (after payment to the Servicer of the Supplemental Servicing Fee, to the extent not previously retained by the Servicer) from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:

1.	Servicing Fee –– to the Servicer, the Servicing Fee;

2.
Transaction Fees and Expenses –– to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.
Class A Note Interest –– to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (3) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods);

4.
Class A Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the First Priority Principal Distribution Amount for such Payment Date;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (5) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);

6.
Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Second Priority Principal Distribution Amount for such Payment Date;

7.
Reserve Account Deposit –– to the Reserve Account, to the extent amounts then on deposit in the Reserve Account are less than the Specified Reserve Account Balance described below under “—Credit and Cash Flow Enhancement—Reserve Account,” until the amount on deposit in the Reserve Account equals such Specified Reserve Account Balance;

8.
Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Regular Principal Distribution Amount for such Payment Date;

9.
Additional Transaction Fees and Expenses –– to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and not paid in clause (2) above, pro rata, based on amounts due to each such party; and

10.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

Payments After Occurrence of Event of Default Resulting in Acceleration

After an Event of Default that results in the acceleration of the maturity of the Notes and unless and until such acceleration has been rescinded, the Issuing Entity will make the following payments in the following order of priority  (after payment to the Servicer of the Supplemental Servicing Fee, to the extent not previously retained by the Servicer) from Available Collections for the related Collection Period:

1.	Servicing Fee –– to the Servicer, the Servicing Fee;

2.
Transaction Fees and Expenses ––to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;

3.
Class A Note Interest––to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid as interest on the Class A Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods);

4.
Class A Note Principal –– pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of Notes is reduced to zero;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid as interest on the Class B Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);

6.	Class B Note Principal –– to the holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero; and

7.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

Following the occurrence of an Event of Default under the Indenture that results in the acceleration of the maturity of the Notes, amounts on deposit in the Reserve Account will be withdrawn and used to the extent necessary to pay principal of the Notes as described in clauses (4) and (6) above, in that order of priority.

Credit and Cash Flow Enhancement

The presence of credit enhancement for the benefit of any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses.  The credit enhancement for a class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon.  If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class will bear their allocable share of deficiencies.  In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any such class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other classes.

Subordination of Principal and Interest.  The subordination of the Class B Notes to the Class A Notes, as described under “—Priority of Payments” above is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Distribution Amount has been paid.  Also, if payment of the Notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full.  While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default.  When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related Payment Date.

Reserve Account.  The Reserve Account will be a segregated trust account established by the Depositor pursuant to the Sale and Servicing Agreement on the Closing Date and maintained and held by the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account”).  Any amounts held on deposit in the Reserve Account will be owned by the Depositor, subject to the right of the Indenture Trustee to withdraw such amounts as described below.  Prior to an Event of Default that results in an acceleration of the maturity of the Notes, any net investment earnings thereon will be distributed to the Depositor on each Payment Date and will be taxable to the Sponsor, for so long as the Sponsor is the sole member of the Depositor (and the Depositor is not treated as a corporation), for U.S. federal income tax purposes.  Except as described below, no funds will be withdrawn from, and no amounts will be deposited into, the Reserve Account.

The Depositor will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in the accounts of the Issuing Entity, including any funds in the Reserve Account and the proceeds thereof (subject to the right of the Depositor to investment earnings thereon), to secure the payment of interest on the Notes, the payment of principal on the Notes on any Payment Date to the extent the aggregate outstanding principal amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the related Collection Period and the payment of principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes, and the Indenture Trustee will have all of the rights of a secured party under the Uniform Commercial Code (the “UCC”) with respect thereto.

On the Closing Date, (a) if the aggregate initial principal amount of the Notes is $1,250,000,000, the Depositor will cause to be deposited $3,125,001.85 into the Reserve Account, and (b) if the aggregate initial principal amount of the Notes is $1,750,000,000, the Depositor will cause to be deposited $4,375,003.63 into the Reserve Account, which in each case is approximately 0.25% of the related Adjusted Pool Balance as of the Cutoff Date.  On each Payment Date, after making required payments to the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Noteholders, as described under “—Priority of Payments” above, the Issuing Entity will make a deposit into the Reserve Account to the extent that funds are available therefor to the extent necessary to maintain the amount on deposit in the Reserve Account at a Specified Reserve Account Balance.

The “Specified Reserve Account Balance” with respect to any Payment Date will be an amount equal to (a) if the aggregate initial principal amount of the Notes is $1,250,000,000, the lesser of (i) $3,125,001.85 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and (ii) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date) or (b) if the aggregate initial principal amount of the Notes is $1,750,000,000, the lesser of (i) $4,375,003.63 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and (ii) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date).

The amount of funds on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds (i) to cover shortfalls in the amounts required to be distributed pursuant to clauses (1) through (6) under “—Priority of Payments” above, (ii) after an Event of Default that results in the acceleration of the maturity of the Notes, to pay principal on the Notes, and (iii) to pay principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes.

If the principal amount of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, to reduce the principal amount of such class of Notes to zero.

The Servicer may amend the formula or percentage for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded pursuant to the amendment provisions of the Sale and Servicing Agreement described under “Transfer and Servicing Agreements—Amendment” in this prospectus.

As of the close of business on any Payment Date that occurs prior to an Event of Default that results in the acceleration of the maturity of the Notes and on which the amount of funds on deposit in the Reserve Account (excluding net investment earnings, which will be distributed on each such Payment Date to the Depositor) is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Depositor.

Funds on deposit in the Reserve Account may be invested in Eligible Investments.  Prior to the occurrence of an Event of Default resulting in an acceleration of the maturity of the Notes, net investment earnings on monies on deposit in the Reserve Account will be released to the Depositor and will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders.  Any net loss on such investments will be charged to the Reserve Account.

After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal amount of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the outstanding principal amount of the Notes.  The Adjusted Pool Balance as of the Cutoff Date is expected to be approximately equal to the aggregate principal amount of the Notes as of the Closing Date.  In addition to providing credit enhancement, overcollateralization also serves to provide limited protection against losses and low-interest Receivables.

The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance, if the aggregate initial principal amount of the Notes is $1,250,000,000.  The percentages may not add to the total percentage shown due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	90.98%	97.50%
Class B Notes	2.34%	2.50%
Total	93.32%	100.00%

The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance, if the aggregate initial principal amount of the Notes is $1,750,000,000.  The percentages may not add to the total percentage shown due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	91.10%	97.50%
Class B Notes	2.34%	2.50%
Total	93.44%	100.00%

The application of funds on each Payment Date according to clause (8) of the first paragraph under “—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the Overcollateralization Target Amount.  The overcollateralization is an additional source of funds to absorb losses on the Receivables that are not otherwise covered by excess collections for the Receivables, if any.

To achieve and maintain the amount of overcollateralization on any Payment Date at the Overcollateralization Target Amount, the Issuing Entity must make principal payments on the Notes in an amount greater than the decline in the Adjusted Pool Balance for the preceding month.  The use of Available Collections to make Regular Principal Distribution Amount payments is expected to achieve and maintain overcollateralization at an amount equal to the Overcollateralization Target Amount.  When the actual amount of overcollateralization is less than the Overcollateralization Target Amount, principal payments will be made to the Noteholders from Available Collections until the Overcollateralization Target Amount is reached.

Yield Supplement Overcollateralization Amount.  Because the Receivables include a substantial number of low APR Receivables, the Receivables could generate less collections of interest than the sum of (i) the Servicing Fee, (ii) fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest payments on the Notes and any required deposits in the Reserve Account if the low APR Receivables are not adequately offset by high APR Receivables.  The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the Receivables.

The “Yield Supplement Overcollateralization Amount” for each Payment Date, or with respect to the Closing Date, is the aggregate amount by which the Principal Balance as of the last day of the related Collection Period or as of the Cutoff Date, as applicable, of each of the related Receivables with an APR as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

If the aggregate initial principal amount of the Notes is $1,250,000,000, the Yield Supplement Overcollateralization Amount on the Closing Date will be $89,537,760.95 and, if the aggregate initial principal amount of the Notes is $1,750,000,000, the Yield Supplement Overcollateralization Amount on the Closing Date will be $122,858,519.92.

Excess Interest. More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the sum of (i) the Servicing Fee, (ii) fees required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest on the Notes each month.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.

TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The following summary describes certain terms of the Transfer and Servicing Agreements.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement.  Copies of the Transfer and Servicing Agreements will be filed as an exhibit to a current report on Form 8-K with the SEC.  For additional information regarding reports required to be filed by the Depositor, you should refer to “Where You Can Find More Information about Your Notes—The Depositor” in this prospectus.

Sale and Assignment of Receivables

On the Closing Date, TMCC will sell and assign to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, its entire interest in the Receivables, including the security interests in the Financed Vehicles.  On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including its security interests in the related Financed Vehicles.  Each such Receivable will be identified in the transfer notice (the “Transfer Notice”) delivered to the Issuer pursuant to the Sale and Servicing Agreement.  The Issuing Entity will pledge its assets, including the Receivables, to the Indenture Trustee for the benefit of the Noteholders.  The Indenture Trustee will, concurrently with such transfer and assignment, on behalf of the Issuing Entity, execute and deliver the Notes and the Certificate.  The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables from TMCC and to make the required initial deposit into the accounts of the Issuing Entity.

Pursuant to the Sale and Servicing Agreement, to ensure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts, as well as to reduce administrative costs, the Depositor and the Issuing Entity will designate the Servicer as custodian to maintain possession or, in the case of electronic contracts, control (directly or through an agent), on behalf of the Issuing Entity, of the related installment sales contracts and any other documents relating to the Receivables.  In performing its duties as custodian, the Servicer will act with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to comparable automotive Receivables that the Servicer services for itself or others.  The Servicer will make available to the Issuing Entity and the Indenture Trustee a list of the locations of the Receivable files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as instructed by the Issuing Entity or the Indenture Trustee with reasonable advance notice.  The Receivables will not be physically segregated from other car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Issuing Entity.  However, UCC financing statements perfecting the sale and assignment of the Receivables by TMCC to the Depositor and by the Depositor to the Issuing Entity and the pledge of the Receivables by the Issuing Entity to the Indenture Trustee will be filed, and the respective accounting records and computer files of TMCC and the Depositor will reflect such sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining the perfection of such interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the possession or control of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession or, in the case of electronic Receivables, control of the Receivables without knowledge of the assignment, the Indenture Trustee’s interest in the Receivables could be defeated.  For additional information, you should refer to “Risk Factors—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” and “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.  In addition, under certain circumstances the Indenture Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which collections on or in respect of the Receivables, and all amounts released from the Reserve Account, will be deposited (the “Collection Account”), together with income received on the investment of funds on deposit in the Collection Account.  The Depositor will establish and will maintain with the Indenture Trustee the accounts of the Issuing Entity for the benefit of the Noteholders.  The accounts of the Issuing Entity will not be assets of the Issuing Entity.

Servicing Procedures

The Servicer, for the benefit of the Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sales contracts that it services for itself or others.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its Customary Servicing Practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating U.S. federal income tax information and performing the other duties specified in the Sale and Servicing Agreement.  The Servicer will, in accordance with its Customary Servicing Practices, have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The Servicer is authorized to commence, in its own name or in the name of the Issuing Entity, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the Issuing Entity will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under the Sale and Servicing Agreement to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding, it will be held that the Servicer may not enforce a Receivable on the grounds that it will not be a real party in interest or a holder entitled to enforce such Receivable, the Issuing Entity will, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Indenture Trustee, the Noteholders or the Certificateholders.  The Issuing Entity is required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the Issuing Entity and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sales contracts it services for itself and others.

Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables without the prior written consent of the Owner Trustee or the Indenture Trustee.  However, if the amount of any Scheduled Payment due in a subsequent Collection Period is reduced as a result of any modification to the related APR or the Amount Financed (as defined in the Sale and Servicing Agreement), an increase in the total number of Scheduled Payments or an extension of the maturity of a Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Administrative Receivable, as described below, provided that the Servicer will have no such obligation to repurchase an Administrative Receivable as a result of any such extension of the maturity of such Administrative Receivable if it is required to grant such extension under law or pursuant to a court order.  However, the Servicer may, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:

(A)
extend such Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable Receivables that it services for itself, but only if the Final Scheduled Payment Date of such Receivable as extended would not be later than the Class B Final Scheduled Payment Date; or

(B)
reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law.

Additionally, if at the end of the scheduled term of any Receivable, the outstanding principal balance of the Receivable is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal balance in more than one payment of principal and interest, provided that the last such payment will be due on or prior to the last day of the Collection Period preceding the Class B Final Scheduled Payment Date.  The Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its Customary Servicing Practices to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law.  For additional information, you should refer to “Certain Legal Aspects of the Receivables” in this prospectus.

Servicing Compensation and Payment of Expenses

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Collections and, to the extent available, the amount on deposit in the Reserve Account.  The Servicer will be entitled to collect and retain as additional servicing compensation the Supplemental Servicing Fee (together with the Servicing Fee, the “Total Servicing Fee”).  For additional information, you should refer to “—Collections” in this prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Collections in accordance with the priority of payments described under “Payments to Noteholders––Priority of Payments” in this prospectus.

The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral.  The Total Servicing Fee will also compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to payments and generating U.S. federal income tax information for the Issuing Entity and for the Securityholders.  The Total Servicing Fee will also reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

As compensation for the performance of the Administrator’s obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which will be paid by the Servicer from the Total Servicing Fee.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to possess physical damage insurance which covers loss or damage to the Financed Vehicle in an amount not less than the full value of the vehicle, and to provide evidence of such insurance upon TMCC’s request.  TMCC is required to be named as loss payee under such insurance policies.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not exercise its right to obtain insurance coverage on behalf of the Obligor.  TMCC currently does not monitor ongoing customer insurance coverage in connection with its Customary Servicing Practices.  In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Securityholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Account or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

Collections

Except as described under “—Servicing Compensation and Payment of Expenses” above, the Servicer will deposit all payments on the Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account.

For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated at least “P-1” by Moody’s Investors Service, Inc. and “A-1” by S&P Global Ratings, or has ratings that are otherwise acceptable to each Rating Agency rating the Notes (or alternative arrangements acceptable to such Rating Agencies are made), the Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on or prior to the related Payment Date.  However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after identification.  Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit.  Such amounts will not be segregated from its own funds.  The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date.  The Depositor, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Account, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date.  The Sponsor or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments, respectively, of any Receivables to be purchased from the Issuing Entity into the Collection Account on or before the related Payment Date.  Prior to an Event of Default or a Servicer Default, all decisions regarding deposits and withdrawals from the Collection Account will be made by the Servicer in accordance with the terms of the Transfer and Servicing Agreements and will not be independently verified.

The Servicer will not be required to, and is not expected to, make advances of interest or principal payments on the Receivables.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.”  Excess Payments will be applied as a prepayment.  On the records and computer systems maintained by the Servicer, Excess Payments that do not constitute a prepayment in full typically result in future payments not being due on such Receivable in the amount of such Excess Payments.

Eligible Investments

Funds in the Collection Account and the Reserve Account (collectively, the “Trust Accounts”) will be invested, at the direction of the Servicer, in Eligible Investments.

“Eligible Investments” means, at any time, any one or more of the following obligations and securities, which are subject to other requirements as specified in the Sale and Servicing Agreement: (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (b) general obligations of or obligations guaranteed by Federal National Mortgage Association, or any State of the United States, the District of Columbia or the Commonwealth of Puerto Rico which obligations are rated in the highest available credit rating for such obligations of each Rating Agency; (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any State thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations; (d) certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation (the “FDIC”), so long as at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee have either received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency has not, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an Eligible Institution and is fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency); (f) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee), subject to the limitations described in the Sale and Servicing Agreement; (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or its affiliates) so long as, at the time of such investment or contractual commitment providing for such investment, (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Indenture Trustee and the Owner Trustee have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency has not, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (h) money market funds, mutual funds or other pooled investment vehicles, including any such fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, subject to the requirements described in the Sale and Servicing Agreement; (i) investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the FDIC, so long as, at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or the Indenture Trustee and the Owner Trustee have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency has not, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity and (j) such other investments acceptable to each Rating Agency and that will not result in the downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments will mature or be liquidated (i) on the Payment Date next succeeding such investment or (ii) if the short-term unsecured debt obligations of the Indenture Trustee has the highest available rating from each Rating Agency on the date such investment is made, on the Business Day immediately preceding the Payment Date next succeeding such investment.  Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date.  However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in the accounts of the Issuing Entity at any time may be less than the balance of the amount specified for their respective purposes.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the aggregate amount of cash in the available credit enhancement methods, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the weighted average lives of the Notes.  Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be released to the Servicer on each Payment Date as additional servicing compensation, or to the Depositor (in the case of Investment Earnings in the Reserve Account).

The Trust Accounts will be maintained as either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from S&P Global Ratings of at least BBB, if it is a Rating Agency, and a credit rating from each other Rating Agency in one of its generic rating categories which signifies investment grade (an “Eligible Deposit Account”).  “Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies, (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) such other rating that is acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.  In the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer will, with the Indenture Trustee’s assistance as necessary, use reasonable efforts to cause the Collection Account to be moved to an Eligible Institution within 30 days.

Payments

Beginning on the Payment Date in December 2019, payments on each class of Securities entitled thereto will be made by the Indenture Trustee to the Noteholders and by the Owner Trustee to the Certificateholders.

Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily as described under “—Collections” above, the Servicer will be permitted to make the deposit of collections and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period.  The Servicer, however, will account to the Indenture Trustee and the Owner Trustee as if all of the foregoing deposits, payments, distributions and transfers were made individually.

Optional Purchase of Receivables and Redemption of Notes

In order to avoid excessive administrative expenses, the Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its clean-up call option to purchase the Receivables.  The Servicer, or any successor to the Servicer, may purchase the Receivables on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date, as described under “––Termination” below.  The “Redemption Price” for the outstanding Notes will be equal to at least the sum of the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon.  The Owner Trustee or the Indenture Trustee will give written notice of termination to each Securityholder.

Removal of Servicer

If a Servicer Default occurs, the Indenture Trustee or the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default, without the consent of the Certificateholder.

Each of the following is a “Servicer Default” as specified in the Sale and Servicing Agreement:

(a)
any failure by the Servicer to deliver to the Indenture Trustee for deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee or the Indenture Trustee, as applicable, from the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class;

(b)
failure by the Servicer to duly observe or to perform in any material respect any other covenants or agreements of the Servicer described in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Certificateholder or Noteholders and continues unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee and Indenture Trustee, from the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; or

(c)	the occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that a delay or failure of performance referred to under clauses (a) or (b) above for an additional period of 60 days will not constitute a Servicer Default if such delay or failure was caused by force majeure or other similar occurrence.

“Insolvency Event” means, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Servicer or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or ordering the winding-up or liquidation of the Servicer’s affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Servicer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or the making by the Servicer of any general assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due, or the taking of action by the Servicer in furtherance of any of the foregoing.

Upon receipt of notice of the occurrence of a Servicer Default, prompt written notice thereof will be delivered to the Rating Agencies.

For additional information regarding the removal of the Servicer, you should refer to “––Rights upon Servicer Default” below.

Statements to Trustees and Issuing Entity

On each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described under “Description of the Notes—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Issuing Entity, Administrator, Indenture Trustee and Owner Trustee annually a statement as to compliance in all material respects by the Servicer with certain standards relating to the servicing of the applicable Receivables during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which will be a shorter period).

The Sale and Servicing Agreement will also provide for delivery to the Issuing Entity, Indenture Trustee and Owner Trustee, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of certain Servicer Defaults under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will require the Servicer to furnish to the Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the related adopting releases or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer; Servicer Liability

The Sale and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon determination that TMCC’s performance of such duties is no longer permissible under applicable law, except as provided in the immediately following paragraph.  No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed TMCC’s servicing obligations and duties under the Sale and Servicing Agreement.

Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Issuing Entity or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.  In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $25,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Transfer and Servicing Agreements and will be entitled to receive the Total Servicing Fee.  No successor servicer appointed in accordance with the Transfer and Servicing Agreements may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer will transfer all cash amounts that are to be held by the successor servicer to the successor servicer and will provide the successor servicer with all information regarding the Receivable files that is required for the proper servicing of the Receivables.   All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivable files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  Any such costs, expenses and fees not paid by the outgoing Servicer within 90 days will be paid solely from the application of Available Collections in accordance with the priority of payments described under “Payments to Noteholders—Priority of Payments” in this prospectus.  The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

Rights upon Servicer Default

As long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement (except for obligations that expressly survive termination), whereupon the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that the Indenture Trustee, as successor Servicer, will have no obligations with respect to the payment or reimbursement of fees, expenses or other amounts (including indemnities other than those resulting from the actions of the Indenture Trustee as successor Servicer) of the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer, the fees and expenses of the Owner Trustee’s attorneys, the Indenture Trustee’s attorneys, or the Asset Representations Reviewer’s attorneys, the fees and expenses of any custodian and the fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the Noteholders.  If the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than such commencement of a bankruptcy or insolvency proceeding has occurred, the Indenture Trustee or such Noteholders may be unable to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of Receivables.  The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Sale and Servicing Agreement.  In no event will the Indenture Trustee be liable for any servicing fee or for any differential between the amount of the servicing fee paid to TMCC, as Servicer, and the amount necessary to induce any successor Servicer to act as successor Servicer. Notwithstanding any termination of the Servicer, the Servicer will be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

Waiver of Past Defaults

The holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement.  No such waiver will impair such Noteholders’ rights with respect to subsequent defaults.

Amendment

Each of the Transfer and Servicing Agreements may be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment), without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing Agreements or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment,  that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.  Each Transfer and Servicing Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in such agreement to the descriptions thereof contained in this prospectus.

Each Transfer and Servicing Agreement may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) without the consent of any Securityholder for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment,  that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.

The Transfer and Servicing Agreements may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) with the consent of the Indenture Trustee and with prior notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such agreement or of modifying in any manner the rights of the Securityholders under such agreement; provided, that if the interests of the Noteholders are materially and adversely affected, the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, have consented to such amendment.

However, no amendment to a Transfer and Servicing Agreement may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders without the consent of all Securityholders adversely affected thereby, or (y) reduce the percentage of the Notes or the Certificate which are required to consent to any such amendment without the consent of the Securityholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above will be deemed to not adversely affect any Noteholder if each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to such class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to such class of Notes.  No amendment referred to in clause (x) in the immediately preceding sentence will be permitted unless an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any such Noteholder whose consent was not obtained.

Notwithstanding the foregoing, the Administrator may make Benchmark Replacement Conforming Changes (as described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event”), without the consent of any Securityholder.

For additional information regarding the modification of the Indenture, see “Description of the Notes—Indenture” in this prospectus.

Non-Petition

The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) of the Issuing Entity and the delivery to the Owner Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that the Issuing Entity is insolvent.

In addition, each Transfer and Servicing Agreement will contain a non-petition clause, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions)

against either the Issuing Entity or the Depositor at any time in connection with any obligations relating to the Notes or any of the Transfer and Servicing Agreements.

Payment of Notes

Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

Depositor Liability

Under the Sale and Servicing Agreement, the Depositor will agree to be liable directly to an injured party solely to the extent described in the Sale and Servicing Agreement.

Termination

With respect to the Issuing Entity, the obligations of the Servicer, the Depositor, the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Transfer and Servicing Agreements, will terminate upon the earlier of (i) the maturity or other liquidation of the last Receivable and the disposition of any funds on deposit in the Issuing Entity’s accounts and any amounts received upon liquidation of any property remaining in the Issuing Entity and (ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Indenture Trustee has taken measures to locate Noteholders as described in the Sale and Servicing Agreement or Indenture and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.

Upon termination of the Issuing Entity, the Owner Trustee will, or will direct the Indenture Trustee to, promptly sell the assets of the Issuing Entity (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.  The proceeds from any such sale, disposition or liquidation of the Trust Estate of the Issuing Entity will be treated as collections on the Receivables and deposited in the Collection Account.  With respect to the Issuing Entity, if the proceeds from the liquidation of the Trust Estate and any amounts on deposit in the accounts of the Issuing Entity and the Collection Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders will be reduced and some or all of such Noteholders will incur a loss.

Any outstanding Notes will be redeemed concurrently with any of the events specified above and the subsequent payment to the Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement will effect early retirement of the Certificate.

Administration Agreement

Pursuant to the Administration Agreement, the Administrator will agree, to the extent provided in such Administration Agreement, to perform all of its duties as Administrator (including in relation to any Benchmark Transition Event) and certain administrative obligations of the Issuing Entity.  As compensation for the performance of such obligations, the Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Total Servicing Fee.

The Administrator may not resign or be removed until (i) a successor administrator is appointed by the Issuing Entity, (ii) such successor administrator has agreed in writing to be bound by the terms of the Administration Agreement in the same manner as the Administrator and (iii) each Rating Agency either has provided the Owner Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Owner Trustee or the Depositor, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.

Under the circumstances specified in the Administration Agreement, any entity into which the Administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Administrator is a party, or any entity succeeding to all or substantially all of the business of the Administrator will be the successor of the Administrator under such Administration Agreement.

The Administration Agreement may be amended by a written amendment signed by the Issuing Entity, the Administrator, the Owner Trustee and the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, however, that an officer’s certificate is delivered by the Servicer to the Indenture Trustee in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.  The Administration Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in the Administration Agreement to the descriptions thereof contained in this prospectus.

Investor Communications

A Noteholder or a Note Owner may send a written request to the Administrator stating that the Noteholder or Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents. The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the transaction documents.

Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:

•	the name of the requesting Noteholder or Verified Note Owner,

•	the date the request was received,

•
a statement that the Administrator has received the request from that Noteholder or Verified Note Owner that it is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other Noteholders and Note Owners may contact the requesting Noteholder or Verified Note Owner.

The Administrator is not required to include any additional information in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the transaction documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the Issuing Entity and the pledge of the Receivables to the Indenture Trustee, the perfection of the interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Servicer and the Depositor will take the actions described below to perfect the rights of the Indenture Trustee in the Receivables.  If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession or, in the case of electronic Receivables, control of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity and the Indenture Trustee.

Security Interests

General. In states in which retail installment sales contracts such as the Receivables evidence the credit sale of cars, minivans, light-duty trucks and sport utility vehicles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC in effect in the applicable state(s).  Perfection of security interests in financed cars, minivans, light-duty trucks and sport utility vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a car, minivan, light-duty truck or sport utility vehicle is perfected by obtaining possession of the certificate of title to the Financed Vehicle or by a notation of the secured party’s lien on the vehicle’s certificate of title, as applicable.

All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party.  TMCC’s possession of tangible contracts and its control of electronic contracts perfects its interest in the contracts against the Dealers and their creditors and also provides TMCC priority over any prior secured creditor, such as an inventory financer, that has a security interest in the contracts.  TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the department of motor vehicles of such state and, where applicable, obtaining possession of that certificate of title.  Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from TMCC to the Depositor or the sale from the Depositor to the Issuing Entity.

Perfection.  Pursuant to the Receivables Purchase Agreement, TMCC will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Depositor and, pursuant to the Sale and Servicing Agreement, the Depositor will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Issuing Entity.  The Issuing Entity will pledge its interest in the Receivables, including its security interest in the Financed Receivables to the Indenture Trustee.  UCC financing statements with respect to the transfer to the Depositor of TMCC’s interest in the Receivables, including its security interest in the Financed Vehicles, the transfer to the Issuing Entity of the Depositor’s interest in the Receivables, including its security interest in the Financed Vehicles and the transfer to the Indenture Trustee of the Issuing Entity’s interest in the Receivables, including its security interest in the Financed Vehicles will be filed with the appropriate governmental authorities.  However, because of the administrative burden and expense, none of TMCC, the Depositor, the Issuing Entity or the Indenture Trustee will amend any certificate of title to identify the Issuing Entity or the Indenture Trustee as the new secured party on such certificate of title relating to a Financed Vehicle.  The Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Depositor and the Issuing Entity pursuant to the Sale and Servicing Agreement.

The requirements for the creation, perfection, transfer and release of liens in Financed Vehicles generally are governed by state law and thus vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the Issuing Entity or the release of the lien on the vehicle or other adverse consequences.

In most states, an assignment of contracts and interests in motor vehicles such as that under the Receivables Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest and the assignee succeeds thereby to the assignor’s rights as secured party.  In those states, the Issuing Entity will have a perfected security interest in the vehicles even though the Issuing Entity’s or the Indenture Trustee’s security interest will not be noted on a vehicle’s certificate of title, as discussed above.  In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC’s lien on the certificates of title will be sufficient to protect the Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  However, the security interest of the Issuing Entity and the Indenture Trustee in the vehicle could be defeated through fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies because neither the Issuing Entity nor the Indenture Trustee will be listed as lienholder on the certificates of title.  For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.  In the other states, the amendment of any lien noted on a vehicle’s certificate of title is required to effectively convey the related security interest.  In the Receivables Purchase Agreement, TMCC will represent and warrant, and in the Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor in the Financed Vehicles would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles.  To the extent that such failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, it would constitute a breach of the warranties of TMCC under the Receivables Purchase Agreement or the Depositor under the Sale and Servicing Agreement, as applicable.  Accordingly, pursuant to the Sale and Servicing Agreement, the Depositor would be required to repurchase the related Warranty Receivable from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC would be required to purchase that Warranty Receivable from the Depositor, in each case unless the breach was cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  Pursuant to the Sale and Servicing Agreement, the Depositor will assign its rights to the Issuing Entity or cause TMCC to purchase the Warranty Receivable under the Receivables Purchase Agreement.  For additional information, you should refer to “Repurchases of Receivables” and “Risk Factors—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” in this prospectus.

Continuity of Perfection in Financed Vehicles.  Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to and re-registered by its owner in a state that is different from the one in which it is initially registered.  A majority of states generally require surrender of a certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re‑registration through the Obligor’s request under the related installment sales contract that the secured party surrenders possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re‑registration if the security interest is noted on the certificate of title.  Thus, in either case, there are procedural safeguards in place to provide the secured party with notice of re-registration and an opportunity to re‑perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re‑registration could defeat perfection.  In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.

Priority of Liens in Financed Vehicles Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  For additional information, you should refer to “—Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus.  TMCC will represent and warrant to the Depositor in the Receivables Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in the Sale and Servicing Agreement, that, as of the Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and any other liens that arise by operation of law) upon and security interests in such Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Owner Trustee, the Indenture Trustee, any Noteholders or the Certificateholders if a lien arises or confiscation occurs which would not give rise to the Depositor’s repurchase obligation under the Sale and Servicing Agreement or TMCC’s repurchase obligation under the Receivables Purchase Agreement.

Repossession of Financed Vehicles

In the event of default by an Obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the UCC as in effect in the applicable state, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to repossess by means of self‑help, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the secured party’s intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights

In the event of default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral, such as a Financed Vehicle, may be held.  In most states, under certain circumstances after any such financed vehicle has been repossessed, the related Obligor may reinstate the related contract by paying the delinquent installments and other amounts due.  Additionally, in most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of only delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfaction of the indebtedness.  In the event that net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment, which is a personal judgment against the Obligor, for the shortfall can be sought in those states that do not prohibit or limit such judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  However, because a defaulting Obligor can be expected to have very little capital or sources of income available following repossession, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or, if no such lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated in this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the U.S. Bankruptcy Code (the “Bankruptcy Code”) or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Issuing Entity with those of TMCC or the Depositor.  These steps include the creation of both the Depositor as a wholly-owned, limited purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including requiring that the Depositor must at all times have at least one “Independent Manager” and restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its managers, including each Independent Manager) and the Issuing Entity as a wholly-owned, limited purpose subsidiary pursuant to the Trust Agreement containing certain limitations (including restrictions on the nature of the Issuing Entity’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law).  However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

1.
a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of TMCC or the Depositor in the event of the application of applicable Insolvency Laws to TMCC or the Depositor;

2.	a filing were made under any Insolvency Law by or against the Depositor or the Issuing Entity; and

3.	an attempt were made to litigate any of the foregoing issues.

On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no case law directly on point), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy proceeding in respect of the Depositor under Title 11 of the Bankruptcy Code, the property of the Issuing Entity would not properly be substantively consolidated with the property of the estate of the Depositor.  Among other things, that opinion will assume that each of the Depositor and the Issuing Entity will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The Depositor and the Issuing Entity intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.

TMCC, the Depositor and the Issuing Entity will treat the transactions described in this prospectus as a sale of the Receivables from TMCC to the Depositor and from the Depositor to TMCC, in order to reduce the likelihood that the automatic stay provisions of the Bankruptcy Code would apply to the Receivables in the event that TMCC or the Depositor were to become a debtor in a bankruptcy proceeding.  TMCC and the Depositor will represent and warrant in the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, that each sale of the Receivables to the Depositor and the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if TMCC or the Depositor were to become a debtor in a bankruptcy proceeding, a court could take the position that the sale of Receivables to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by TMCC or the Depositor.  In addition, if the transfer of Receivables to the Issuing Entity is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC or the Depositor arising before the transfer of a Receivable to the Issuing Entity may have priority over the Issuing Entity’s interest in that Receivable.  In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with funds of TMCC and, in the event of a bankruptcy of TMCC, the Issuing Entity may not have a perfected ownership interest in those collections and the Indenture Trustee may not have a perfected security interest in those collections.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General.  Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations as described in more detail below.  This authority is referred to as the FDIC’s Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act.  The proceedings, standards, powers of the FDIC as receiver and many substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the FDIC has yet to use OLA in any receivership, it is unclear what impact these provisions will have on any particular company, including TMCC, the Depositor, the Issuing Entity or any of their respective creditors.  On February 21, 2018, the Department of the Treasury has proposed a number of changes to the bankruptcy process for financial companies and reform of the FDIC’s OLA authority. It is uncertain whether these proposals or other amendments to OLA will be enacted by statute or regulation, and what effect they would have on the Sponsor, the Servicer, the Depositor, the Issuing Entity, or any of their respective creditors.

Potential Applicability to TMCC, the Depositor and the Issuing Entity.  There is uncertainty about which companies will be subject to the OLA rather than the Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and that an OLA proceeding would avoid or mitigate these adverse effects.  In addition, certain financial companies with $50 billion or more in assets, which could include TMCC, are potentially subject to assessments under the OLA.

TMCC’s senior unsecured debt is currently assigned an investment grade rating.  TMCC’s business is generally limited to providing retail financing, dealer financing and certain other financial products and services to vehicle and industrial equipment dealers and their customers and marketing, underwriting and administering insurance agreements related to covering certain risks of vehicle dealers and their customers.  TMCC has many competitors in these businesses with substantial resources.  Notwithstanding the foregoing, there can be no assurance that circumstances will not change in the future or that, regardless of the nature and scope of TMCC’s business and competitive market, the Secretary of the Treasury would not determine that the failure of TMCC and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States.

Under certain circumstances, if TMCC were determined to be a “covered financial company,” the Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of TMCC.  For a covered subsidiary to be considered a covered financial company for purposes of the OLA and therefore be subject to receivership under the OLA, (1) the FDIC would have to be appointed as receiver for TMCC under the OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of TMCC.  To reduce the likelihood that the Issuing Entity or the Depositor would be subject to the OLA, the Issuing Entity does not intend to issue non-investment grade debt and the Depositor will not issue any debt. Moreover, the Issuing Entity will own a relatively small amount of the Receivables originated and serviced by TMCC and the Issuing Entity and the Depositor will be structured as separate legal entities from TMCC and other issuing entities sponsored by TMCC.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to TMCC, the Issuing Entity or the Depositor or, if they were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA.  If the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the Issuing Entity or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which TMCC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of TMCC’s or such covered subsidiary’s affairs, as applicable.  In January 2011, in response to questions regarding whether the FDIC would apply its repudiation power under Section 210(c) of the Dodd-Frank Act to transfers of assets where the assets would not be treated as property of the estate under the Bankruptcy Code, the then-Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”), issued an advisory opinion letter (the “FDIC Counsel Opinion”) clarifying, among other things, its intended application of the FDIC’s repudiation power under the OLA. The FDIC Counsel Opinion states that the Dodd-Frank Act does not change the existing law governing the separate existence of separate entities under other applicable law and thus, in the FDIC Counsel’s opinion, the FDIC, as receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), cannot repudiate a contract or lease of an entity unless (1) it has been appointed as receiver for that entity or (2) the separate existence of that entity may be disregarded under other applicable law.  In addition, the FDIC Counsel Opinion states the FDIC Counsel’s opinion that, until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of such covered financial company or claim receivership of any asset transferred by such covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of such covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that if further regulations affecting the statutory power to disaffirm or repudiate contracts are implemented the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any such regulations.  Subsequent to the advisory opinion, the FDIC has issued regulations implementing OLA; none of those regulations alters or contradicts the views of FDIC Counsel in the advisory opinion regarding the power of the FDIC to disaffirm or repudiate contracts.  The FDIC Counsel Opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving TMCC or its subsidiaries (including the Depositor or the Issuing Entity) are contrary to the FDIC Counsel Opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.

As discussed above, we will structure each transfer of Receivables under the Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that it would be characterized as a legal true sale under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel Opinion and applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that a transfer of Receivables was not a legal true sale and should instead be characterized as a transfer of a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would, in lieu of their interests in the Receivables themselves, have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver.  In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if an initial determination by the FDIC that the transfers were not legal true sales or that the FDIC could use its repudiation power to recover the Receivables were reversed by a court, Noteholders could suffer delays in the payments on their Notes.

If the FDIC were appointed receiver of TMCC or of a covered subsidiary (including the Issuing Entity or the Depositor) under the OLA, the FDIC’s repudiation power would also extend to continuing obligations of TMCC or such covered subsidiary, as applicable, including such party’s obligations to repurchase Warranty Receivables as well as its obligation to service the Receivables.  If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel TMCC or any applicable covered subsidiary to repurchase Warranty Receivables and instead would have a claim for damages in TMCC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes.  Noteholders would also be prevented from replacing the Servicer during a stay in connection with these proceedings.  In addition, if the FDIC were to repudiate TMCC’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party, which could cause Noteholders to suffer delays or losses of payments on their Notes.  In addition, there are other statutory provisions under the OLA enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes could be delayed or reduced.

In addition, under the OLA, none of the parties to the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement or the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect TMCC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the FDIC is appointed as receiver.  Similar to an “automatic stay” in a bankruptcy proceeding, during the same period, the FDIC’s consent would also be required for any attempt to obtain possession of or exercise control over any property of TMCC or of a covered subsidiary.

If the Issuing Entity were to become subject to the OLA, the FDIC may repudiate the debt of the Issuing Entity.  In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, and payments on the Notes would be delayed and could be reduced.  In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.

FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”), which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  The Final Rule became effective on August 15, 2011.  Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against TMCC, the Depositor and the Issuing Entity as provided in the Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA.  For additional information, you should refer to “—Certain Bankruptcy Considerations” above.

Consumer Finance Regulation

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  These laws and regulations include the Truth in Lending Act and its implementing regulation, Regulation Z, the Equal Credit Opportunity Act and its implementing regulation, Regulation B, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Debt Collections Practices Act, the Magnuson Moss Warranty Act, the Gramm-Leach-Bliley Act, the Military Lending Act, the SCRA and similar state laws protecting servicemembers, the National Consumer Credit Protection Act, the Texas Consumer Credit Code, the Dodd-Frank Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws.  Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what “delinquent” means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers Guide” which explains the warranty coverage for such vehicles.  The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers.  Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.

The “Holder in Due Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses which the Obligor in the transaction could assert against the seller of the goods.  Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule.  Accordingly, the Issuing Entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of an applicable Financed Vehicle may assert against the seller of such Financed Vehicle.  For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading at the time of sale.  If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would evidence a breach of the Depositor’s representations and warranties under the Sale and Servicing

Agreement and a breach of TMCC’s warranties under the Receivables Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interest of the Noteholders, create an obligation of the Depositor and TMCC, respectively, to repurchase the Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Repurchases of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.  Any such shortfall, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.

The Consumer Financial Protection Bureau (the “CFPB”), has broad rulemaking, supervisory and enforcement authority over entities offering consumer financial services or products, including non-bank companies, such as TMCC (“Covered Entities”).  The CFPB’s rulemaking authority includes the authority to promulgate rules regarding, among other practices, debt collection practices that would apply to third-party collectors and first-party collectors, such as TMCC, and rules regarding, consumer credit reporting practices.  The timing and impact of these rules on TMCC’s business remain uncertain.  In addition, the CFPB has questioned the value and increased scrutiny of the marketing and sale of certain ancillary or add-on products, including products similar to those financed by TMCC or sold through TMIS.

The CFPB has also focused on the area of auto finance, particularly with respect to indirect financing arrangements, dealer compensation and fair lending compliance. In March 2013, the CFPB issued a bulletin addressing compliance with the fair lending requirements of the Equal Credit Opportunity Act and Regulation B.  The bulletin addressed the practice of indirect auto lenders purchasing financing contracts executed between dealers and consumers and paying dealers for the contracts at a discount below the rates dealers charge consumers.  It also outlined steps that indirect auto lenders should take in order to comply with fair lending laws regarding dealer markup and compensation policies. On May 21, 2018, President Trump signed into law a resolution repealing the CFPB’s fair lending guidance contained in the bulletin.  Because this resolution was enacted under the authority of the Congressional Review Act, the CFPB is prohibited from issuing substantially similar guidance related to indirect auto financing in the future without Congressional approval.

The CFPB’s supervisory authority permits it to examine Covered Entities for compliance with consumer financial protection laws. These examinations could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business, products, policies and procedures.

The CFPB’s enforcement authority permits it to conduct investigations (which may include a joint investigation with other agencies and regulators) of, and initiate enforcement actions related to, violations of federal consumer financial protection laws. The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other types of affirmative relief), or other forms of remediation, and/or impose monetary penalties.  The CFPB and the Federal Trade Commission, or the “FTC,” may investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  As a result of such investigations, both the CFPB and the FTC have announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to TMCC or the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material adverse effect on TMCC’s results of operations, financial condition, and liquidity.

As previously disclosed, in February 2016, TMCC entered into consent orders with the CFPB and the U.S. Department of Justice (collectively, the “Agencies”) to reflect the settlement of the Agencies’ allegations regarding TMCC’s purchases of auto finance contracts from dealers and related discretionary dealer compensation practices (together, the “Consent Orders”).  The Consent Orders were to be effective for three years, until February 2019, unless TMCC met certain requirements at the end of the second year of the Consent Orders, in which case, the term of the Consent Orders could be reduced from three years to two years.  The Agencies concluded that TMCC satisfied the requirements for early termination of the Consent Orders and terminated the Consent Orders effective May 1, 2018.  The termination of the Consent Orders was conditioned upon TMCC’s completion of the distribution of the consumer restitution funds required by the Consent Orders.  In February 2019, TMCC completed the distribution of the consumer restitution, which substantially completes TMCC’s obligations under the Consent Orders.

A majority of states (and Puerto Rico) have enacted legislation establishing licensing requirements to conduct financing activities. TMCC must renew these licenses periodically.  Most states also impose limits on the maximum rate of finance charges.  In certain states, the margin between the present statutory maximum interest rates and borrowing costs is sufficiently narrow that, in periods of rapidly increasing or high interest rates, there could be an adverse effect on TMCC’s operations in these states if TMCC were unable to pass on increased interest costs to its customers.  Some state laws impose rate and other restrictions on credit transactions with customers in active military status in addition to those imposed by the SCRA.

State laws also impose requirements and restrictions on TMCC with respect to, among other matters, required credit application and finance and disclosures, late fees and other charges, the right to repossess a vehicle for failure to pay or other defaults under the retail contract, other rights and remedies TMCC may exercise in the event of a default under the retail contract and other consumer protection matters.  Many states are also focusing on cybersecurity and data privacy as areas warranting consumer protection.  Some states have passed complex legislation dealing with consumer information, which impacts companies such as TMCC.

State regulators are taking a more stringent approach to supervising and regulating providers of financial products and services subject to their jurisdiction.  TMCC expects to continue to face greater supervisory scrutiny and enhanced supervisory requirements for the foreseeable future.  For example, on January 28, 2015, TMCC received a request for documents and information from the New York State Department of Financial Services relating to its lending practices (including fair lending).  TMCC provided the requested documents and information, but has not had further communication with the New York State Department of Financial Services regarding its review.  See “Risk Factors—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.”

Other Federal Regulation

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which may designate non-bank financial companies that pose systemic risk to the U.S. financial system, or “SIFIs,” to be supervised by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Federal Reserve is required to establish and apply enhanced prudential standards to SIFIs, including capital, liquidity, counterparty exposure, resolution plan and overall risk management standards.  The FSOC uses a multi-stage review process to evaluate non-bank financial companies for potential designation and supervision by the Federal Reserve.  If TMCC were designated for supervision after this multi-stage review process and any available appeal processes, TMCC could experience increased compliance costs, the need to change its business practices, impairments to TMCC’s profitability and competitiveness and other adverse effects on its business.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the Depositor and the Issuing Entity.

If the FDIC were appointed receiver of TMCC, the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the Receivables to the Depositor and the Issuing Entity as a valid and perfected sale under applicable state law and under the U.S. Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a grant of security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the Receivables as a grant of a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes.  In addition, if the Issuing Entity were to become subject to the Orderly Liquidation Authority, the FDIC may repudiate the debt of the Issuing Entity and the Noteholders would have a secured claim in the receivership of the Issuing Entity.  Also, if the Issuing Entity were subject to Orderly Liquidation Authority, the Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the Servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur.

For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see “Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

TMCC periodically performs reviews of its lending and servicing policies and analyzes portfolio-wide data for potential disparities resulting from dealer compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, TMCC may take corrective actions, including modifying the interest rate or making payments with respect to certain Receivables.  Certain corrective actions may result in TMCC, as Servicer, being required under the Sale and Servicing Agreement to repurchase the affected Receivables.  See “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for a discussion of purchase obligations of the Servicer.

TMCC and the Depositor will represent and warrant under the Receivables Purchase Agreement and the Sale and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against the Issuing Entity for violation of any law and such claim materially and adversely affects the Issuing Entity’s interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Depositor under the Sale and Servicing Agreement and would create an obligation of TMCC and the Depositor to repurchase the affected Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Repurchases of Receivables” in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the repayment plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the SCRA, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military, on active duty or absent from duty for lawful cause) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor.  The SCRA provides for extension of payments during a period of service upon request of the Obligor.  Interest and fees at a rate in excess of 6% that would have been incurred but for the SCRA are forgiven.  The Servicer will modify any Receivable impacted by the SCRA and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.  In addition, the SCRA and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.  For additional information, you should refer to “Risk Factors—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.

LEGAL PROCEEDINGS

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Depositor or the Issuing Entity that would be material to holders of any Notes.

To the knowledge of the Sponsor and the Depositor, except for those proceedings described under “Risk Factors—The regulatory environment in which TMCC operates could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes” in this prospectus, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor or the Servicer that would be material to holders of any Notes.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Trustees that would be material to holders of any Notes, you should refer to “The Trustees” in this prospectus.

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes sold to parties unaffiliated with the issuing entity may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code, and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the Notes if assets of the Issuing Entity were deemed to be assets of a Plan.  Under a regulation issued by the United States Department of Labor as effectively modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable.  An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuing Entity believes that those Notes acquired by parties unaffiliated with the Issuing Entity should be treated as indebtedness without substantial equity features for purposes of the Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes and (ii) the traditional debt features of such Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, such Notes may be acquired by a Plan.

However, without regard to whether the Notes are treated as indebtedness for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Owner Trustee, the Indenture Trustee, any Underwriter or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90‑1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.

In addition, because the Underwriters, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates may receive certain benefits in connection with the sale or holding of Notes, the purchase of Notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the Plan, or is the employer or other sponsor of the Plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Notes may not be purchased using the assets of any Plan if the Underwriter, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the Plan, or is the employer or other sponsor of the Plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Notes or the transaction is not otherwise prohibited.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements; however, governmental, church or non-U.S. plans may be subject to comparable non-U.S., federal, state or local law restrictions.

By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Plan or any other plan subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) the acquisition, holding and disposition of such Notes does not and will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any Similar Law.

The sale of Notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans or other plans generally or by a particular Plan or other plan, or that this investment is appropriate for Plans or other plans generally or any particular Plan or other plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificate, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Issuing Entity (“Tax Counsel”), on the material matters associated with those consequences, subject to the qualifications described in this prospectus.  In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under “Summary of Terms—Tax Status” in this prospectus as they relate to U.S. federal income tax matters and under “Material U.S. Federal Income Tax Consequences” in this prospectus and is of the opinion that such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity for U.S. federal income tax purposes on investors generally and of related U.S. federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes or the Certificate.  The discussion does not purport to deal with U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, and does not address which forms should be used to report information related to the Notes and the Certificate to the Internal Revenue Service (the “IRS”).  For example, it does not discuss the tax treatment of Securityholders that are insurance companies, financial institutions, regulated investment companies or dealers in securities.  Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued with terms similar to those of the Notes and the Certificate.  As a result, the IRS may disagree with all or with one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificate.

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships and any partnership purchasing notes and persons purchasing notes through a partnership should consult their own tax advisors in that regard.

Under the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”), a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements.  The application of this rule thus may require the accrual of income earlier than would have been the case prior to the enactment of the Tax Cuts and Jobs Act, although the precise application of this rule is unclear at this time.  The Department of the Treasury released proposed regulations that would exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for original issue discount (“OID”), income under the contingent payment debt instrument rules, income and gain associated with an integrated transaction, de minimis OID, accrued market discount, and de minimis market discount.  These regulations are proposed to apply to taxable years beginning on or after the date the final regulations are published.  A taxpayer may generally rely on the proposed regulations for taxable years beginning after December 31, 2017, provided the taxpayer meets certain requirements outlined in the regulations.

In addition, the Tax Cuts and Jobs Act imposes limits on the deductibility of business interest expense in excess of business interest income.  The following discussion does not address accounting rules pursuant to the Tax Cuts and Jobs Act that could accelerate income or whether interest on the Notes qualifies as business interest income for a particular holder.  Prospective investors in the Notes that use an accrual method of accounting for U.S. federal income tax purposes or that have business interest expense are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Issuing Entity will be provided with an opinion of Tax Counsel regarding the U.S. federal income tax matters discussed below.

On the Closing Date, Tax Counsel will deliver its opinion that under current law, assuming the execution of, and compliance with, the Indenture and the Trust Agreement and subject to the discussion described below, the Issuing Entity will not be classified as an association or publicly traded partnership that in either case is taxable as a corporation for U.S. federal income tax purposes.  Further, with respect to the Notes, Tax Counsel will issue an opinion to the Issuing Entity that Notes that are held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes.  Beneficial owners of Notes will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

An opinion of Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuing Entity

On the Closing Date, Tax Counsel will deliver its opinion that the Issuing Entity will not be classified as an association or publicly traded partnership that in either case is taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the Transfer and Servicing Agreements will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the Issuing Entity will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

If the Issuing Entity were taxable as an association or as a publicly traded partnership that in either case was taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to U.S. federal corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the Notes.  Any such U.S. federal corporate income tax could materially reduce cash available to make payments on the Notes and the Certificate.

The Depositor, the Sponsor, and the Servicer will agree to treat the Issuing Entity (i) if more than one beneficial owner owns Certificates (and any Notes characterized as equity interests in the Issuing Entity), as a partnership for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the owners of the Certificate (and any Notes characterized as equity interests in the Issuing Entity), and the Notes (other than Notes characterized as equity interests in the Issuing Entity) being debt of the partnership, or (ii) if a single party owns the Certificate (and any Notes characterized as equity interests in the Issuing Entity), as a disregarded entity separate from the beneficial owner of the Certificate (and any Notes characterized as equity interests in the Issuing Entity) for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness, respectively, of the beneficial owner of the Certificate.  However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor, the Sponsor, and the Servicer is not clear because there is no legal authority on transactions closely comparable to the transaction described in this prospectus.

Changes Made by the Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “Budget Act”) included rules applicable to the audit of partnerships and entities treated as partnerships.  These audit rules became effective for taxable years beginning in 2018 and apply to both new and existing entities.  Under the Budget Act, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions available under these provisions and any associated Treasury regulations (including any changes thereto or amendments thereof) so that the beneficial owner of the Certificate, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.  The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (which we refer to in this prospectus as the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for U.S. federal income tax purposes and for purposes of state income tax, franchise tax and any other tax measured in whole or in part by income.  Tax Counsel will deliver its opinion that Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for U.S. federal income tax purposes.  The discussion below assumes this characterization of the Notes is correct.

OID, Etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. Dollars, and that the Notes are not entitled to interest payments with disproportionate, nominal or no principal payments.  Moreover, subject to the discussion below for short-term notes, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations relating to OID (such regulations, the “OID regulations”), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., is less than 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the Notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the Notes.

We do not anticipate issuing Notes with any OID, other than OID of a de minimis amount or, if applicable, as a result of any class of Notes that are not held by the Depositor or its affiliates having a fixed maturity of not more than one year from the date of issue.  For additional information, you should refer to “—Interest Income on the Notes” below.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for U.S. federal income tax purposes is 1.30% ABS.  For additional information, you should refer to

 “Prepayment and Yield Considerations” in this prospectus.  No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID.  The stated interest on the Notes will be taxable to a Note Owner for U.S. federal income tax purposes as ordinary interest income when received or accrued in accordance with that Note Owner’s usual method of accounting for such purposes.  Under the OID regulations, the Note Owner of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a Note for more or less than its principal amount will be subject to the premium amortization or market discount rules, respectively, of the Code.

The Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners) is required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash method Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash method Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash method Note Owner that is not required to report interest income as it accrues under the foregoing rules may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note.  Any resulting gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for any gain representing accrued interest and accrued market discount not previously included in income.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or gains treated as capital gains.

Benchmark Replacement on the Notes.  If an alternative method or index is designated in place of One-Month LIBOR for the Class A-2b Notes, the U.S. federal income tax consequences of such a replacement are uncertain.  If such a replacement constituted a “significant modification” of the Class A-2b Notes under Treasury Regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Class A-2b Notes and the realization of gain or loss, as well as other corollary tax consequences.

The IRS and the Treasury Department have recently proposed regulations, upon which taxpayers may rely until the promulgation of final regulations, that, in certain circumstances, could reduce the likelihood that replacing a rate based on LIBOR with an alternative method or index would constitute a “significant modification” as described above.  However, we can provide no assurance that these regulations, in their current form, will provide any relief from the tax consequences described above if such a replacement is effected with respect to the Class A-2b Notes.  Holders of the Class A-2b Notes should consult their own tax advisors with respect to the consequences of the designation of an alternative method or index in place of One-Month LIBOR.

Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  Note Owners that are U.S. Persons should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Foreign Owners.  Except as described below with respect to backup withholding or FATCA (defined below), interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) will be considered

“portfolio interest,” and will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1. the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% or more of the Certificate) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2. the Foreign Owner is not a bank receiving interest described in Section 871(h)(3)(B) of the Code;

3. the interest is not contingent interest as described in Section 871(h)(4) of the Code; and

4. the Foreign Owner does not bear any of certain specified relationships to any Certificateholder.

To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  Interest paid to a Foreign Owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and such foreign person submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the security clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E and IRS Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  Under certain circumstances, the IRS Form W-8BEN and IRS Form W-8BEN-E can remain in effect indefinitely.  The Foreign Owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a Foreign Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

If interest paid to a Foreign Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to U.S. federal income tax on such interest, including OID, or gain at applicable graduated U.S. federal income tax rates. In addition, if the Foreign Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” of such foreign corporation within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Owner qualifies for a lower rate under an applicable tax treaty.

As used in this prospectus, a “U.S. Person” means:

1. a citizen or resident of the United States;

2. an entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia;

3. an estate, the income of which from sources outside the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4. a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on IRS Form W-9 or applicable successor form) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the Issuing Entity will be required to withhold and remit the withheld amount to the IRS.  Any such amount withheld would be credited against the Note Owner’s U.S. federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation or publicly traded partnership with the adverse consequences described above (and the taxable corporation or publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity).  Alternatively, and most likely, in the view of Tax Counsel, the Issuing Entity might be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation.  Nonetheless, treatment of the Notes as equity interests in a partnership or publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be treated as “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

The IRS has adopted final and temporary regulations under Section 385 of the Code that in certain circumstances treat an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuer of the instrument.  An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.

The Issuing Entity does not believe that these regulations will apply to any of the Notes.  However, the regulations are complex and have not yet been applied by the IRS or any court.  In addition, the IRS has reserved certain portions of the regulations pending its further consideration.  If the Notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the Issuing Entity.  Notes treated as newly issued under this rule may have tax characteristics differing from Notes that were not previously treated as equity.  The Issuing Entity does not intend to separately track any such Notes.

Potential investors in the Notes should consult with their own tax advisors regarding the possible effect of the Section 385 regulations on them, including without limitation with regard to tax consequences where Notes held by them are treated as having tax characteristics that differ from other Notes.

Foreign Account Tax Compliance.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. Persons, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly to include, among other types of entities, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. tax from certain payments made by them.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest, OID and (subject to the caveat below), after January 1, 2019, gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Payments of interest or OID to foreign non-financial entities and gross proceeds will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Prospective investors should consult their tax advisors regarding FATCA. Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely until the issuance of final regulations, that exclude gross proceeds from the sale or other disposition of the Notes from the application of the withholding tax imposed under FATCA.  Prospective investors should consult their own tax advisors regarding FATCA and any effect on them.

Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the Issuing Entity, any Notes or any Note Owners under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Issuing Entity as well as any state and local tax consequences for them purchasing, holding and disposing of Notes or the Certificate.

You should consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The Indenture Trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  For additional information, you should refer to “Description of the Notes—Reports to Securityholders” and “Transfer and Servicing Agreements—Evidence as to Compliance” in this prospectus.  Copies of such reports may be obtained at no charge.

The Depositor

The Depositor has filed with the SEC the Registration Statement under the Securities Act of which this prospectus forms a part.  This prospectus does not contain all the information contained in the Registration Statement.  The Depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.  The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  The Registration Statement and all reports filed by the Depositor may be found on EDGAR, filed under the name of the Depositor and under the SEC Central Index Key set forth on the front cover of this prospectus, and all reports filed with respect to the Issuing Entity will be filed under registration file number 333-228027-04.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.

For the time period that the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), including as exhibits thereto the transaction agreements;

•
Reports on Form 8-K (Current Report) following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report) containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Payment Date;

•
Reports on Form ABS-EE (Submission of Electronic Exhibits for Asset-Backed Securities), including as exhibits thereto monthly asset-level data for the related Collection Period and the Receivables, which exhibits will be incorporated by reference into the related Form 10-D; and

•
Report on Form 10-K (Annual Report) containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in such a report, neither the report nor any information included in such report will be examined or reported on by an independent public accountant.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Securityholder as specified under “Description of the Notes—Reports to Securityholders” in this prospectus.  The Depositor will post these reports on its website located at “www.toyotafinancial.com” as soon as reasonably practicable after such reports are filed with the SEC.

UNDERWRITING

Subject to the terms and conditions described in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase the initial principal amounts of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Underwritten Notes”) described opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes(1)	Principal Amount of Class A-2b Notes(1)	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Barclays Capital Inc.	$__________	$__________	$__________	$__________	$__________
RBC Capital Markets, LLC	$__________	$__________	$__________	$__________	$__________
SMBC Nikko Securities America, Inc.	$__________	$__________	$__________	$__________	$__________
ANZ Securities, Inc.	$__________	$__________	$__________	$__________	$__________
BMO Capital Markets Corp.	$__________	$__________	$__________	$__________	$__________
CIBC World Markets Corp.	$__________	$__________	$__________	$__________	$__________
Total	$295,165,000(2)	$_________(3)	$_________(3)	$349,125,000(2)	$90,250,000(2)
____________________
(1)	The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.
(2)
Represents the initial principal amount of the Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes to be underwritten if the aggregate initial principal amount of the Notes is $1,250,000,000.  If the aggregate initial principal amount of the Notes is $1,750,000,000, the initial principal amount of the Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes to be underwritten will be $413,250,000, $488,775,000 and $126,350,000, respectively.

(3)
If the aggregate initial principal amount of the Notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes to be underwritten will be $423,225,000.  If the aggregate initial principal amount of the Notes is $1,750,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes to be underwritten will be $592,515,000.

The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Notes to the public at the prices described in this prospectus.  The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Underwritten Notes and as an aggregate dollar amount, will be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-1 Notes	____%	____%	____%	____%
Class A-2a Notes	____%	____%	____%	____%
Class A-2b Notes	____%	____%	____%	____%
Class A-3 Notes	____%	____%	____%	____%
Class A-4 Notes	____%	____%	____%	____%
Total for the Notes	$_________	$_________
____________________
(1)	Before deducting expenses estimated to be $1,000,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The closing of the sale of any class of the Notes will be conditioned on the closing of the sale of all other classes of the Notes.  After the initial public offering of the Underwritten Notes, the public offering prices and the concessions may change.

Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Underwritten Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

If the Underwriters create a short position in the Underwritten Notes in connection with this offering, (i.e., they sell more Underwritten Notes than are described on the front cover of this prospectus), the Underwriters may reduce that short position by purchasing Underwritten Notes in the open market.

The Underwriters may also impose a penalty bid on certain Underwriters and selling group members.  This means that if the Underwriters purchase Underwritten Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Underwritten Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Underwritten Notes as part of the offering.

In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Sponsor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Underwritten Notes.  In addition, neither the Sponsor nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Underwritten Notes are new issues of securities and there currently is no secondary market for the Underwritten Notes.  The Underwriters for the Underwritten Notes expect to make a market in the Underwritten Notes but will not be obligated to do so.  There is no assurance that a secondary market for the Underwritten Notes will develop.  If a secondary market for the Underwritten Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Underwritten Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account at the direction of the Servicer and the Depositor, in investments acquired from or issued by the Underwriters.

In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

The Sponsor and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two business days, unless the parties thereto expressly agree otherwise.  Accordingly, purchasers who wish to trade the Underwritten Notes more than two business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The Class B Notes and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Retained Notes”) will not be sold to the Underwriters under the underwriting agreement on the Closing Date.  The Retained Notes will be retained initially by the Depositor, but, to the extent not necessary to satisfy credit risk retention requirements described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” in this prospectus, may subsequently be sold directly, including through a placement agent (including TFSS USA), or through underwriters, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Any underwriters or placement agents that participate in the distribution of any class of Retained Notes retained or purchased by the Depositor or an affiliate of the Depositor may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those Notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

TFSS USA is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc., or NASD).  The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC.  TFSS USA is an affiliate of TMCC and may participate as a placement agent in the distribution of any Retained Notes offered pursuant to this prospectus. Rule 2720 of the NASD Conduct Rules imposes certain requirements when a FINRA member such as TFSS USA distributes an affiliated company’s securities.  Any offering of Retained Notes using this prospectus in which TFSS USA participates will be made in compliance with the applicable requirements of Rule 2720.  Subject to the terms and conditions described in an agreement among the Depositor, the Sponsor and TFSS USA, TFSS USA has agreed to act as a placement agent in the offering of any Retained Notes, if requested by the Depositor or an affiliate of the Depositor.

European Economic Area

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

European Securitization Rules

Pursuant to Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended, the “E.U. Securitization Regulation”), Affected Investors investing in a “securitization” (as defined in that regulation) must, amongst other things, verify (a) that certain credit-granting requirements are satisfied, (b) that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the E.U. Securitization Regulation, and discloses that risk retention to Affected Investors and (c) that the originator, sponsor or relevant “securitization special purpose entity” has, where applicable, made available information as required by Article 7 of the E.U. Securitization Regulation.  The E.U. Securitization Regulation has direct effect in member states of the European Union and is expected to be implemented by national legislation in other countries in the European Economic Area.  “Affected Investors” include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers, as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (“CRR”) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).

None of TMCC, the Depositor, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Underwriters, their respective affiliates nor any other party to the transactions described in this prospectus intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the E.U. Securitization Regulation (which, together with any applicable regulatory technical standards, implementing technical standards and official guidance supplementing such regulation and any implementation measures in respect of such regulation in the European Union or the European Economic Area, are referred to as the “European Securitization Rules”).

In addition, no such person undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the European Securitization Rules.

The arrangements described under “The Sponsor, Administrator and Servicer––Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the European Securitization Rules by any person.

Failure by an Affected Investor to comply with any applicable European Securitization Rules with respect to an investment in the Notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.  Consequently, the Notes are not a suitable investment for Affected Investors.  As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment and the scope, applicability and compliance requirements of the European Securitization Rules.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

In addition to the legal opinions described in this prospectus, certain legal matters relating to the Notes and certain U.S. federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters relating to the Notes will be passed upon for the Underwriters by Mayer Brown LLP.

INDEX OF TERMS

60-Day Delinquent Receivable	78	Controlling Class	85
AAA	83	Converted Electronic Contracts	56
ABS	87	Corresponding Tenor	104
ABS Tables	87	Covered Entities	142
Adjusted Pool Balance	118	CRR	156
Administration Agreement	50	Customary Servicing Practices	57
Administrative Purchase Payment	82	Cutoff Date	51
Administrative Receivable	82	Dealer Agreements	53
Administrator	50	Dealer Recourse	51
Affected Investors	156	Dealers	50
Agencies	142	Defaulted Receivable	118
APR	10, 11	Definitive Certificate	115
ARR Receivables	79	Definitive Notes	115
Asset Representations Review	78	Definitive Securities	115
Asset Representations Review Agreement	63	Delinquency Trigger	78
Asset Representations Reviewer	63	Delinquency Trigger Percentage	80
Available Collections	117	Depositor	49
Bankruptcy Code	137	Depository	110
Benchmark	104	Determination Date	117
Benchmark Administrator	104	Dodd-Frank Act	138
Benchmark Replacement	104	DSTs	59
Benchmark Replacement Adjustment	104	DTC	110, A-1
Benchmark Replacement Conforming Changes	105	DTC Participants	111
Benchmark Replacement Date	103	DTCC	114
Benchmark Transition Event	103	E.U. Securitization Regulation	155
Beneficial Owners	111	Eligible Deposit Account	128
Budget Act	148	Eligible Institution	128
Business Day	101	Eligible Investments	127
Certificate	49	ERISA	145
Certificateholders	50	Euroclear	111, A-1
CFPB	142	Euroclear Participants	113
Class A Notes	50	European Securitization Rules	156
Class A-1 Final Scheduled Payment Date	106	Event of Default	108
Class A‑1 Notes	49	Excess Payment	126
Class A-2 Notes	50	Exchange Act	54
Class A-2a Final Scheduled Payment Date	106	FATCA	151
Class A‑2a Notes	49	FCA	46
Class A-2b Final Scheduled Payment Date	106	FDIC	127
Class A‑2b Notes	49	FDIC Counsel	139
Class A-3 Final Scheduled Payment Date	106	FDIC Counsel Opinion	139
Class A‑3 Notes	49	Federal Reserve	143
Class A-4 Final Scheduled Payment Date	106	Final Rule	141
Class A‑4 Notes	49	Final Scheduled Payment Date	106
Class B Final Scheduled Payment Date	106	Financed Vehicles	51
Class B Notes	49	FINRA	155
Clayton	63	First Priority Principal Distribution Amount	118
Clearstream	111, A-1	Foreign Owner	149
Clearstream Participants	113	FSMA	156
Closing Date	51	FSOC	143
Code	110	FTC Rule	141
Collection Account	124	Global Notes	A-1
Collection Period	117	HDC Rule	141
Compounded SOFR	104	Indenture	50
Consent Orders	142	Indenture Trustee	50

Initial Asset-Level Data	74	Scheduled Payments	65
Insolvency Event	129	SCRA	57
Insolvency Laws	137	SEC	58
Interest Period	101	Second Priority Principal Distribution Amount	118
Interest Rate	101	Securities	50
Investment Earnings	128	Securities Act	115
IRS	147	Securityholders	50
Issuing Entity	49	Servicer	50
LIBOR Determination Date	103	Servicer Default	129
London Business Day	103	Servicing Fee	62
London Interbank Offered Rate Phase-Out Date	46	Short-Term Note	149
Mazda	54	SIFIs	143
MiFID II	155	Similar Law	146
Non-U.S. Person	A-4	Simple Interest Receivables	65
Note Owners	148	SOFR	105
Noteholders	49	Specified Reserve Account Balance	121
Notes	50	Sponsor	50
Obligor	51	Student Loans	59
OID	147, 148	Supplemental Servicing Fee	62
OID regulations	148	TAFR LLC	49
OLA	138	Tax Counsel	146
One-Month LIBOR	102	Tax Cuts and Jobs Act	147
Original Electronic Contracts	56	Term SOFR	105
Overcollateralization Target Amount	119	Terms and Conditions	114
Owner Trustee	49	TFSC	53
Payment Date	101	TFSS USA	64
Plan	145	TIA	61
Pool Balance	118	TMC	53
Pool Factor	101	TMCC	7
Prepayment Assumption	148	TMIS	53
Principal Balance	118	Total Servicing Fee	125
PTCE	145	Transfer and Servicing Agreements	60
Rating Agency	107	Transfer Notice	123
Receivables	51	Trust Accounts	127
Receivables Purchase Agreement	50	Trust Agreement	49
Redemption Price	128	Trust Estate	51
Reference Banks	103	U.S. Bank	59
Reference Time	105	U.S. Person	150, A-4
Registration Statement	58	U.S. Retained Interest	54
Regular Principal Distribution Amount	119	U.S.A.	53
Regulation	145	UCC	121
Related Documents	110	Unadjusted Benchmark Replacement	105
Relevant Governmental Body	105	Underwriters	153
Requesting Noteholders	78	Underwritten Notes	153
Required Rate	88	Verified Note Owner	78
Reserve Account	121	Warranty Purchase Payment	82
Retained Notes	155	Warranty Receivable	82
RMBS	59	weighted average life	86
Rule 193 Information	74	WTNA	58
Sale and Servicing Agreement	50	Yield Supplement Overcollateralization Amount	123
Sample	74

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Notes (the “Global Notes”) will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company (“DTC”) or, upon request, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator for the Euroclear System (“Euroclear”) (or their successors or assigns).  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed notes issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. Persons (as defined below under “—Certain U.S. Federal Income Tax Documentation Requirements”) holding Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the Notes clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practice. Investor Notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Notes will be credited to Notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

Trading Between Clearstream and/or Euroclear System Participants.  Secondary market trading between Clearstream Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Depositor and Clearstream or Euroclear System Participants.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear System Participant’s account. The Notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear System Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Participants or Euroclear System Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear System Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Depositor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Participants or Euroclear System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear System Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Notes holding Notes through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (IRS Form W-8BEN and IRS Form W-8BEN-E).  Beneficial owners of Global Notes that are Non-U.S. Individuals generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor form.  Beneficial owners of Global Notes that are Non-U.S. entities can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Withholding and Reporting (Entities)).

Exemption for Non-U.S. Persons with Effectively Connected Income (IRS Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (IRS Form W-8BEN and IRS Form W-8BEN-E).  Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the beneficial owners or agents with legal authority to act on behalf of the beneficial owners.

Exemption for U.S. Persons (IRS Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect. However, under certain conditions, an IRS Form W-8BEN or IRS Form W-8BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the Issuing Entity. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) will also be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.

There may ultimately be additional certification requirements imposed to avoid withholding under the recently adopted Foreign Account Tax Compliance Act provisions.  See “Material U.S. Federal Income Tax Consequences─Tax Consequences to Owners of the Notes─Foreign Account Tax Compliance” in this prospectus.

ANNEX B
STATIC POOL INFORMATION
Original Summary Characteristics by Prior Securitization:	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C	TAOT 2015-A
Number of Pool Assets	115,093	98,798	80,419	96,067
Original Pool Balance	$1,845,073,346.03	$1,583,044,329.52	$1,321,305,070.93	$1,598,310,293.48
Average Loan Balance	$16,031.15	$16,023.04	$16,430.26	$16,637.45
Weighted Average Interest Rate	2.10%	2.09%	2.01%	1.97%
Weighted Average Original Term	61 months	61 months	61 months	61 months
Weighted Average Remaining Term	46 months	46 months	46 months	46 months
Weighted Average FICO® Score(1)	757	756	758	757
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	886	884	886	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 22.6%	CA - 26.3%	CA - 23.3%	CA - 23.2%
	TX - 13.4%	TX - 12.9%	TX - 13.3%	TX - 13.7%
	IL - 4.6%	IL - 4.4%	IL - 4.7%	IL - 4.7%
	PA - 4.3%	PA - 4.0%	PA - 4.3%	PA - 4.3%
	NJ - 4.2%	VA - 3.9%	VA - 4.0%	VA - 4.0%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	58.74%	59.38%	62.18%	63.42%
2.00%-3.99%	25.16%	24.80%	23.07%	21.87%
4.00%-5.99%	10.17%	10.04%	9.38%	9.16%
6.00%-7.99%	3.42%	3.28%	3.07%	3.13%
8.00%-9.99%	1.41%	1.45%	1.31%	1.37%
10.00%-11.99%	0.58%	0.56%	0.53%	0.58%
12.00%-13.99%	0.23%	0.21%	0.20%	0.20%
14.00%-15.99%	0.18%	0.16%	0.14%	0.18%
16.00% and greater	0.11%	0.11%	0.12%	0.08%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	52.26%	52.51%	51.86%	51.57%
Percentage of Minivans	7.78%	7.93%	7.98%	8.08%
Percentage of Light-Duty Trucks	11.93%	11.49%	11.36%	11.32%
Percentage of Sport Utility Vehicles	28.03%	28.07%	28.81%	29.03%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	86.06%	85.81%	86.23%	85.92%
Percentage of Lexus Vehicles	13.94%	14.19%	13.76%	14.08%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	22.34%	23.09%	22.60%	24.74%
Percentage of Used Vehicles	21.43%	20.81%	20.45%	19.44%
_______________________
(1)       FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)       Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2015-B	TAOT 2015-C	TAOT 2016-A	TAOT 2016-B
Number of Pool Assets	80,216	113,017	75,279	100,329
Original Pool Balance	$1,325,639,344.01	$1,852,012,326.06	$1,331,797,102.57	$1,702,881,151.52
Average Loan Balance	$16,525.87	$16,387.02	$17,691.48	$16,972.97
Weighted Average Interest Rate	2.03%	2.10%	2.00%	2.11%
Weighted Average Original Term	61 months	62 months	62 months	62 months
Weighted Average Remaining Term	46 months	46 months	47 months	47 months
Weighted Average FICO® Score(1)	757	755	757	755
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	883	885	883	883

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 24.0%	CA - 24.3%	CA - 25.1%	CA - 24.7%
	TX - 13.7%	TX - 14.3%	TX - 15.4%	TX - 15.5%
	IL - 4.8%	IL - 4.8%	IL - 4.5%	IL - 4.7%
	PA - 4.0%	PA - 4.0%	PA - 4.1%	PA - 4.0%
	NJ - 3.9%	VA - 3.8%	NY - 3.8%	NJ - 3.8%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	62.81%	61.50%	62.39%	60.76%
2.00%-3.99%	22.22%	22.38%	22.01%	22.69%
4.00%-5.99%	9.23%	9.86%	9.57%	9.58%
6.00%-7.99%	3.25%	3.58%	3.67%	3.78%
8.00%-9.99%	1.45%	1.56%	1.71%	1.97%
10.00%-11.99%	0.56%	0.63%	0.56%	0.86%
12.00%-13.99%	0.17%	0.20%	0.09%	0.25%
14.00%-15.99%	0.20%	0.20%	0.00%	0.08%
16.00% and greater	0.11%	0.09%	0.00%	0.04%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	51.60%	50.93%	49.06%	48.63%
Percentage of Minivans	7.80%	7.60%	8.00%	7.82%
Percentage of Light-Duty Trucks	11.52%	12.40%	13.45%	13.77%
Percentage of Sport Utility Vehicles	29.08%	29.06%	29.49%	29.78%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	85.52%	85.64%	86.76%	86.61%
Percentage of Lexus Vehicles	14.48%	14.36%	13.24%	13.39%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	26.08%	28.82%	29.41%	29.22%
Percentage of Used Vehicles	19.61%	19.56%	18.92%	19.40%

_______________________
(1)       FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)       Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2016-C	TAOT 2016-D	TAOT 2017-A	TAOT 2017-B
Number of Pool Assets	79,847	77,139	93,151	106,118
Original Pool Balance	$1,327,630,184.94	$1,327,874,627.72	$1,610,505,281.69	$1,884,009,090.55
Average Loan Balance	$16,627.18	$17,214.05	$17,289.19	$17,753.91
Weighted Average Interest Rate	2.20%	2.23%	2.20%	2.17%
Weighted Average Original Term	62 months	62 months	63 months	64 months
Weighted Average Remaining Term	47 months	48 months	48 months	49 months
Weighted Average FICO® Score(1)	755	755	757	758
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	883	886	900	900

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 24.8%	CA - 24.6%	CA - 24.1%	CA - 23.6%
	TX - 16.3%	TX - 16.3%	TX - 16.3%	TX - 16.1%
	IL - 4.5%	IL - 4.6%	IL - 4.5%	IL - 4.7%
	PA - 3.9%	PA - 3.9%	NJ - 4.1%	PA - 4.0%
	NJ - 3.7%	NJ - 3.9%	PA - 4.0%	NY- 3.9%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	57.93%	57.70%	57.96%	58.12%
2.00%-3.99%	24.54%	24.33%	24.60%	25.23%
4.00%-5.99%	10.32%	10.40%	10.16%	9.70%
6.00%-7.99%	3.90%	4.24%	4.10%	3.89%
8.00%-9.99%	2.06%	2.13%	2.05%	1.91%
10.00%-11.99%	0.89%	0.88%	0.87%	0.88%
12.00%-13.99%	0.25%	0.23%	0.20%	0.23%
14.00%-15.99%	0.07%	0.06%	0.04%	0.03%
16.00% and greater	0.04%	0.03%	0.02%	0.01%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	48.31%	47.55%	45.50%	45.10%
Percentage of Minivans	7.87%	7.82%	8.04%	7.50%
Percentage of Light-Duty Trucks	13.66%	13.65%	13.01%	12.40%
Percentage of Sport Utility Vehicles	30.15%	30.98%	33.44%	35.00%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	86.59%	86.26%	85.70%	84.72%
Percentage of Lexus Vehicles	13.41%	13.74%	14.30%	15.28%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	31.11%	30.75%	34.58%	38.87%
Percentage of Used Vehicles	20.09%	21.08%	21.40%	21.42%
_______________________
(1)       FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)       Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2017-C	TAOT 2017-D	TAOT 2018-A	TAOT 2018-B
Number of Pool Assets	102,754	106,107	105,677	94,829
Original Pool Balance	$1,889,438,548.44	$1,903,254,413.53	$1,914,792,886.79	$1,767,851,358.52
Average Loan Balance	$18,387.98	$17,937.12	$18,119.30	$18,642.52
Weighted Average Interest Rate	2.09%	2.12%	2.15%	2.15%
Weighted Average Original Term	64 months	65 months	65 months	66 months
Weighted Average Remaining Term	50 months	50 months	50 months	51 months
Weighted Average FICO® Score(1)	760	760	761	761
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 23.9%	CA - 25.8%	CA - 24.4%	CA - 24.5%
	TX - 15.9%	TX - 10.9%	TX - 15.1%	TX - 14.7%
	IL - 4.6%	IL - 4.7%	IL - 4.4%	IL - 4.6%
	NJ - 4.1%	NJ - 4.4%	PA - 4.2%	PA - 4.3%
	PA - 3.9%	PA- 4.4%	NJ - 4.0%	NJ - 4.0%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	58.96%	58.12%	56.67%	57.27%
2.00%-3.99%	25.80%	26.47%	27.25%	26.44%
4.00%-5.99%	9.06%	9.36%	10.25%	10.46%
6.00%-7.99%	3.36%	3.22%	3.17%	3.17%
8.00%-9.99%	1.88%	1.81%	1.66%	1.67%
10.00%-11.99%	0.73%	0.74%	0.76%	0.76%
12.00%-13.99%	0.16%	0.22%	0.20%	0.21%
14.00%-15.99%	0.03%	0.03%	0.02%	0.02%
16.00% and greater	0.02%	0.01%	0.00%	0.01%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	44.49%	44.45%	43.83%	42.06%
Percentage of Minivans	7.13%	7.42%	6.81%	6.44%
Percentage of Light-Duty Trucks	11.92%	11.64%	11.88%	12.64%
Percentage of Sport Utility Vehicles	36.46%	36.49%	37.48%	38.86%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	84.80%	86.02%	85.69%	87.20%
Percentage of Lexus Vehicles	15.20%	13.98%	14.31%	12.80%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	42.48%	45.27%	50.29%	54.10%
Percentage of Used Vehicles	21.47%	21.82%	21.39%	19.98%
_______________________
(1)       FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)       Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2018-C	TAOT 2018-D	TAOT 2019-A	TAOT 2019-B
Number of Pool Assets	109,467	73,125	101,380	102,324
Original Pool Balance	$2,101,423,565.52	$1,390,010,109.85	$1,930,929,363.46	$1,907,216,811.97
Average Loan Balance	$19,196.87	$19,008.69	$19,046.45	$18,639.00
Weighted Average Interest Rate	2.14%	2.13%	2.32%	2.56%
Weighted Average Original Term	66 months	66 months	66 months	66 months
Weighted Average Remaining Term	52 months	51 months	51 months	50 months
Weighted Average FICO® Score(1)	761	762	762	761
Minimum FICO® Score(1)	620	620	620	620
Maximum FICO® Score(1)	900	900	900	900

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 24.7%	CA - 23.5%	CA - 23.9%	CA - 24.7%
	TX - 15.7%	TX – 15.4%	TX - 15.3%	TX - 14.6%
	IL - 4.4%	IL - 4.3%	IL - 4.6%	IL - 4.7%
	PA - 4.2%	PA - 4.1%	PA - 4.0%	PA - 4.0%
	NJ - 3.8%	VA - 3.8%	VA - 3.8%	VA - 3.7%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	58.86%	60.89%	57.41%	52.99%
2.00%-3.99%	24.84%	23.29%	24.22%	25.69%
4.00%-5.99%	10.68%	10.31%	11.70%	13.35%
6.00%-7.99%	3.09%	3.06%	3.84%	4.67%
8.00%-9.99%	1.55%	1.43%	1.67%	1.88%
10.00%-11.99%	0.74%	0.73%	0.77%	0.96%
12.00%-13.99%	0.21%	0.23%	0.30%	0.32%
14.00%-15.99%	0.03%	0.05%	0.05%	0.11%
16.00% and greater	0.00%	0.01%	0.01%	0.02%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	41.45%	40.79%	40.19%	39.10%
Percentage of Minivans	6.34%	5.88%	5.79%	5.55%
Percentage of Light-Duty Trucks	13.38%	14.82%	16.00%	16.57%
Percentage of Sport Utility Vehicles	38.84%	38.50%	38.03%	38.78%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	87.72%	88.92%	89.45%	89.02%
Percentage of Lexus Vehicles	12.28%	11.08%	10.55%	10.98%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	56.39%	56.17%	55.51%	55.07%
Percentage of Used Vehicles	19.14%	17.97%	17.64%	18.24%
_______________________
(1)       FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)       Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2019-C
Number of Pool Assets	72,045
Original Pool Balance	$1,344,769,909.63
Average Loan Balance	$18,665.69
Weighted Average Interest Rate	2.74%
Weighted Average Original Term	66 months
Weighted Average Remaining Term	50 months
Weighted Average FICO® Score(1)	762
Minimum FICO® Score(1)	620
Maximum FICO® Score(1)	900

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
CA - 24.8%
TX - 14.8%
IL - 4.8%
PA - 4.0%
VA - 3.6%
Distribution of Receivables by Contract Rate(2):
Less than 2.00%	50.71%
2.00%-3.99%	24.81%
4.00%-5.99%	15.33%
6.00%-7.99%	5.74%
8.00%-9.99%	1.93%
10.00%-11.99%	0.99%
12.00%-13.99%	0.36%
14.00%-15.99%	0.12%
16.00% and greater	0.03%
Total	100.00%
Distribution of Receivables by Vehicle Type(2):
Percentage of Cars	37.82%
Percentage of Minivans	5.31%
Percentage of Light-Duty Trucks	17.29%
Percentage of Sport Utility Vehicles	39.58%
Total	100.00%
Distribution of Receivables by Make(2):
Percentage of Toyota Vehicles	87.87%
Percentage of Lexus Vehicles	12.13%
Total	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	55.30%
Percentage of Used Vehicles	18.97%
_______________________
(1)        FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)        Percentages may not add to 100% due to rounding.

TAOT 2014-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,710,609,380.02	4,454,418.56	275	568,810.56	32	-	-	0.03%
2	1,643,293,781.35	4,542,051.37	293	554,037.03	32	317,720.08	15	0.05%
3	1,578,874,624.35	6,055,749.31	380	984,929.98	60	355,451.05	21	0.08%
4	1,514,172,883.64	5,870,018.14	376	1,264,233.18	75	524,696.37	30	0.12%
5	1,450,214,661.79	6,526,774.73	414	1,066,006.08	65	737,501.35	42	0.12%
6	1,391,180,368.08	7,336,537.85	487	1,214,160.46	73	681,616.63	40	0.14%
7	1,331,567,026.28	6,390,913.64	418	1,169,698.28	82	509,708.80	29	0.13%
8	1,275,231,561.41	6,693,971.74	453	1,292,536.55	86	447,517.85	35	0.14%
9	1,224,330,037.01	7,861,243.39	549	1,744,833.56	111	504,490.38	37	0.18%
10	1,168,331,983.00	7,559,549.92	531	1,638,139.31	104	644,696.07	41	0.20%
11	1,115,965,459.07	7,169,172.30	516	1,501,555.82	93	804,104.63	50	0.21%
12	1,066,442,425.00	5,997,358.70	422	1,010,417.15	78	672,829.95	40	0.16%
13	1,011,879,833.97	5,538,467.68	405	756,386.40	53	539,730.51	33	0.13%
14	961,016,665.91	5,120,208.21	394	920,410.09	60	282,834.49	17	0.13%
15	913,797,383.59	6,032,117.57	464	1,099,230.20	90	498,175.65	30	0.17%
16	865,830,477.30	5,539,894.85	413	1,040,899.49	82	417,604.63	31	0.17%
17	820,348,247.51	5,515,774.20	433	1,078,948.44	76	390,340.85	28	0.18%
18	778,184,388.47	6,352,793.79	510	912,124.19	83	526,178.62	38	0.18%
19	736,312,582.63	5,937,505.26	493	990,908.64	84	344,540.52	27	0.18%
20	697,345,167.41	6,450,136.95	537	1,181,049.37	90	357,956.18	32	0.22%
21	659,846,406.26	6,260,823.58	532	1,218,463.98	102	397,179.06	29	0.24%
22	621,704,725.50	6,386,188.74	542	1,295,722.29	123	533,013.21	43	0.29%
23	586,894,948.21	6,480,750.43	573	1,269,999.82	115	480,214.40	45	0.30%
24	551,521,334.03	4,787,178.04	440	767,864.31	75	352,119.26	30	0.20%
25	515,623,365.35	4,205,445.55	403	763,566.03	70	205,415.06	20	0.19%
26	483,348,612.68	4,124,778.77	405	854,209.19	82	366,553.86	29	0.25%
27	451,724,906.67	4,781,823.78	490	790,770.96	75	293,438.80	30	0.24%
28	420,325,385.13	4,009,540.25	414	842,477.96	93	362,029.41	33	0.29%
29	391,621,600.69	4,455,811.27	477	840,967.73	86	326,306.67	38	0.30%
30	362,378,310.07	4,123,399.77	456	826,918.97	89	298,032.68	30	0.31%
31	334,831,583.89	3,780,401.25	442	802,133.21	92	248,773.34	28	0.31%
32	309,845,013.87	4,071,821.76	484	699,226.83	90	229,301.69	30	0.30%
33	285,649,647.54	3,467,091.84	437	866,324.47	102	278,830.87	37	0.40%
34	262,805,369.38	4,264,691.44	526	791,021.89	99	257,457.38	32	0.40%
35	240,187,149.75	3,120,083.95	403	904,907.04	107	230,250.01	34	0.47%
36	219,337,901.03	2,715,348.67	382	655,820.46	85	210,869.77	30	0.40%
37	197,797,605.37	2,300,358.17	338	467,473.45	59	122,178.39	16	0.30%
38	179,508,490.25	2,538,410.36	380	410,557.90	66	108,683.38	17	0.29%
39	160,584,845.10	2,221,882.15	327	376,939.28	65	81,147.30	14	0.29%
40	143,244,616.23	1,846,748.40	296	446,677.87	70	134,366.55	20	0.41%
41	127,619,107.51	1,952,666.36	331	344,173.12	56	151,610.54	27	0.39%
42	112,517,502.10	1,662,116.05	291	543,388.26	87	58,618.15	9	0.54%
43	99,158,437.00	1,671,840.28	307	343,239.53	61	132,752.72	26	0.48%
44	86,332,105.09	1,569,415.61	283	337,007.45	72	103,745.33	18	0.51%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,464,992,997.82	5,098,552.93	301	687,978.33	41	89,824.63	2	0.05%
2	1,405,924,311.94	5,251,108.24	320	798,921.50	40	358,204.41	22	0.08%
3	1,351,623,837.85	6,832,308.64	425	959,159.36	57	434,289.09	21	0.10%
4	1,296,756,939.81	6,623,533.55	408	1,052,199.01	62	414,145.38	21	0.11%
5	1,244,577,363.97	6,843,349.59	435	1,016,240.28	62	482,506.97	29	0.12%
6	1,197,614,955.83	7,547,194.97	514	1,215,448.13	80	518,633.18	30	0.14%
7	1,145,729,829.40	7,524,300.31	500	1,431,988.07	90	587,106.48	32	0.18%
8	1,097,598,107.86	7,276,519.56	493	1,324,963.55	91	737,692.20	39	0.19%
9	1,051,566,703.49	5,259,650.55	382	1,163,775.85	76	508,406.30	31	0.16%
10	1,001,784,107.28	5,041,222.93	364	878,178.31	54	569,149.29	33	0.14%
11	954,189,159.80	4,945,591.56	357	991,893.26	70	428,188.83	25	0.15%
12	910,696,657.48	6,238,050.22	442	823,129.81	60	427,025.48	33	0.14%
13	866,083,071.20	6,164,529.11	442	1,423,070.71	96	352,967.01	26	0.21%
14	823,270,821.80	5,165,272.21	394	1,326,203.05	91	568,847.84	37	0.23%
15	782,485,718.92	6,147,374.65	459	1,187,247.14	82	570,651.51	37	0.22%
16	743,457,231.16	5,891,877.57	437	1,223,084.68	88	477,055.84	30	0.23%
17	704,807,437.84	6,335,578.00	491	1,036,019.92	75	422,090.22	34	0.21%
18	669,159,151.96	6,380,772.56	498	1,386,608.91	99	364,831.34	28	0.26%
19	632,427,939.45	6,069,234.67	499	1,400,694.40	109	633,529.62	48	0.32%
20	598,776,572.49	6,889,452.76	552	1,189,416.71	103	435,687.08	40	0.27%
21	564,968,967.61	4,835,460.51	405	841,529.17	76	374,919.22	35	0.22%
22	529,968,092.10	4,673,484.76	399	852,929.89	68	214,679.61	20	0.20%
23	498,458,643.03	4,061,503.01	372	708,945.36	61	208,422.33	17	0.18%
24	468,562,771.27	5,175,379.24	479	888,999.46	76	237,590.83	21	0.24%
25	438,713,161.38	4,170,839.35	398	1,092,216.12	100	225,035.46	22	0.30%
26	410,792,728.02	4,774,376.10	458	1,038,727.37	101	356,842.30	36	0.34%
27	382,596,456.91	4,534,931.00	444	907,130.75	82	302,762.29	33	0.32%
28	356,174,213.08	4,245,809.48	433	770,336.82	77	203,652.01	19	0.27%
29	332,092,634.82	4,115,837.91	452	994,467.97	88	188,021.50	20	0.36%
30	308,849,185.08	3,995,080.51	430	787,978.47	88	468,436.04	40	0.41%
31	285,930,973.39	4,330,435.48	499	1,022,180.73	111	247,624.85	27	0.44%
32	263,662,327.37	3,647,869.21	427	789,943.69	101	371,592.41	38	0.44%
33	243,000,576.60	3,088,534.61	375	583,919.55	69	262,272.27	34	0.35%
34	221,530,319.13	2,623,302.06	319	425,297.73	52	155,924.68	22	0.26%
35	203,409,146.24	2,745,159.02	338	405,049.36	51	110,666.99	18	0.25%
36	184,269,355.73	2,575,536.07	329	378,305.76	59	151,881.73	20	0.29%
37	166,747,761.15	2,033,818.39	275	471,494.75	60	113,288.14	21	0.35%
38	150,924,144.13	2,277,020.35	334	544,632.24	64	141,267.50	21	0.45%
39	135,236,739.73	1,980,253.29	304	444,684.33	68	191,481.78	27	0.47%
40	120,813,126.06	1,977,771.65	296	409,048.64	66	108,076.15	21	0.43%
41	107,343,125.53	1,840,930.52	298	455,659.11	63	71,131.91	16	0.49%
42	95,446,762.64	1,731,374.24	275	453,687.41	67	174,592.20	26	0.66%
43	84,077,652.57	2,036,070.18	355	349,613.32	57	131,618.42	21	0.57%
44	73,006,962.92	1,426,712.70	266	392,737.42	62	88,424.41	13	0.66%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,227,044,118.01	3,822,733.01	247	603,067.04	35	22,474.45	2	0.05%
2	1,185,048,136.10	4,849,191.61	322	1,037,569.80	54	310,048.89	18	0.11%
3	1,137,789,005.42	5,632,450.83	370	938,208.70	57	449,258.31	24	0.12%
4	1,094,344,776.23	4,926,330.89	313	1,203,515.70	82	448,784.47	24	0.15%
5	1,052,018,780.42	4,647,465.35	306	800,329.73	43	490,221.55	31	0.12%
6	1,005,246,348.49	3,759,831.24	247	617,815.76	37	400,863.10	21	0.10%
7	962,087,724.95	3,906,493.33	250	733,161.47	45	371,030.05	21	0.11%
8	922,498,084.62	4,800,335.91	326	845,354.73	54	355,008.90	22	0.13%
9	881,331,040.47	4,746,993.95	324	1,036,611.63	65	376,513.20	23	0.16%
10	842,163,995.99	4,966,325.89	345	855,833.87	57	471,791.00	31	0.16%
11	803,642,072.04	4,762,552.37	340	823,594.55	64	526,970.23	34	0.17%
12	766,411,524.15	4,447,755.15	318	809,018.03	68	411,624.69	27	0.16%
13	730,591,212.38	4,659,409.60	331	689,141.11	44	382,728.06	31	0.15%
14	696,815,831.51	4,886,989.50	365	953,358.16	63	318,040.59	19	0.18%
15	662,533,761.07	4,916,007.50	391	1,145,362.77	70	451,775.58	31	0.24%
16	631,349,885.78	5,209,652.67	416	1,047,173.77	86	559,711.82	27	0.25%
17	599,355,498.93	4,570,534.04	356	629,747.67	59	455,091.92	34	0.18%
18	566,048,615.13	4,059,628.20	323	457,763.40	45	253,121.24	24	0.13%
19	536,072,537.88	3,611,494.53	294	838,279.25	74	178,269.45	17	0.19%
20	507,107,955.09	4,015,692.61	348	733,917.05	64	425,896.65	31	0.23%
21	478,148,059.45	3,593,018.63	309	784,814.23	65	364,382.79	26	0.24%
22	451,281,984.67	4,176,898.59	381	797,157.90	65	306,003.35	26	0.24%
23	423,398,894.49	3,894,099.27	362	569,645.50	53	265,624.33	25	0.20%
24	397,364,101.44	3,789,541.85	350	606,152.47	58	121,804.85	11	0.18%
25	373,418,335.16	3,765,473.84	374	917,916.16	84	148,392.99	18	0.29%
26	350,441,955.09	3,482,868.18	347	766,640.93	72	305,255.59	28	0.31%
27	327,414,886.67	3,764,761.86	403	767,989.32	73	261,207.98	23	0.31%
28	304,642,204.07	3,505,207.25	365	643,781.00	73	206,940.17	21	0.28%
29	283,866,597.28	2,891,743.11	312	649,533.45	75	124,161.55	16	0.27%
30	261,709,381.88	2,388,164.80	272	491,055.52	46	167,177.29	23	0.25%
31	242,827,547.35	2,396,885.96	278	454,639.58	54	139,014.82	13	0.24%
32	223,854,312.63	2,579,862.08	299	505,910.62	56	93,733.52	15	0.27%
33	206,017,406.86	2,485,842.20	290	459,300.17	54	215,628.16	25	0.33%
34	189,452,052.26	2,485,734.67	300	467,620.84	62	203,145.19	25	0.35%
35	173,376,558.61	2,189,286.74	281	483,002.67	58	185,807.26	19	0.39%
36	158,431,525.98	2,221,676.18	287	374,195.73	50	125,486.32	19	0.32%
37	143,713,820.87	1,976,431.32	271	363,783.19	49	125,523.47	20	0.34%
38	130,476,973.75	1,806,680.31	257	529,774.92	73	123,139.76	17	0.50%
39	118,263,722.93	1,905,871.76	291	564,383.14	74	156,081.09	25	0.61%
40	105,854,253.86	1,838,201.35	269	284,503.48	46	119,728.79	16	0.38%
41	94,851,698.27	1,429,661.18	237	305,776.42	46	58,877.27	12	0.38%
42	83,604,652.82	1,275,857.94	218	227,290.75	36	58,536.99	12	0.34%
43	73,675,145.62	967,704.11	180	226,055.90	35	59,034.41	9	0.39%
44	64,369,897.91	886,587.78	175	236,746.34	43	57,034.87	13	0.46%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,484,836,555.66	3,276,678.09	216	622,825.80	28	2,059.97	1	0.04%
2	1,428,223,060.92	4,579,906.01	267	563,235.53	30	365,360.38	16	0.07%
3	1,375,206,516.09	5,338,121.41	334	704,971.52	39	270,099.53	16	0.07%
4	1,319,918,780.93	5,344,439.92	329	819,118.44	53	375,717.20	19	0.09%
5	1,265,357,685.60	6,059,916.45	378	775,589.22	52	400,964.30	24	0.09%
6	1,214,161,555.01	5,772,564.86	369	1,147,465.59	74	351,513.44	23	0.12%
7	1,164,436,811.19	6,570,408.45	415	1,267,052.43	70	541,104.09	36	0.16%
8	1,116,052,794.63	6,916,166.30	446	1,159,071.60	66	525,166.62	30	0.15%
9	1,071,242,157.97	7,346,635.70	466	1,579,354.33	95	572,205.43	30	0.20%
10	1,022,666,767.15	7,432,982.81	517	1,547,351.09	93	626,748.38	39	0.21%
11	979,011,172.53	8,035,827.28	527	1,607,512.04	113	793,710.75	50	0.25%
12	933,871,309.60	7,050,344.97	460	1,356,767.79	90	555,464.70	39	0.20%
13	887,543,123.88	6,317,515.47	427	1,158,089.24	69	508,941.46	35	0.19%
14	845,839,971.16	6,113,871.44	423	1,032,106.26	71	460,186.13	26	0.18%
15	804,238,725.92	6,374,676.61	467	958,330.82	65	407,685.86	27	0.17%
16	762,417,172.92	5,720,001.64	410	1,257,288.10	93	353,935.15	26	0.21%
17	724,500,121.13	6,988,446.42	524	1,392,436.66	94	479,090.66	37	0.26%
18	684,199,986.00	6,080,888.94	471	1,216,944.76	94	595,674.11	40	0.26%
19	646,273,970.81	6,432,151.36	494	1,137,274.21	91	484,303.44	35	0.25%
20	610,862,277.54	6,132,688.45	490	1,127,060.60	87	462,542.43	36	0.26%
21	576,379,306.74	6,295,128.29	491	1,301,937.19	100	270,909.82	28	0.27%
22	544,181,501.78	6,697,145.57	561	1,595,578.45	118	528,346.07	38	0.39%
23	511,501,484.64	5,642,626.52	512	1,348,936.82	113	644,136.70	46	0.39%
24	481,556,454.25	5,090,378.12	443	1,078,093.14	95	649,979.81	52	0.36%
25	448,793,814.68	3,895,532.42	377	882,613.82	72	204,335.48	22	0.24%
26	421,053,669.73	4,240,964.14	401	840,593.94	76	438,098.02	34	0.30%
27	391,712,858.74	4,112,490.86	385	753,109.93	71	237,710.07	24	0.25%
28	364,627,188.86	3,948,395.55	379	795,346.15	82	155,045.96	15	0.26%
29	339,704,020.38	4,034,000.78	414	895,489.79	78	298,637.16	30	0.35%
30	314,725,186.42	3,439,812.89	369	963,722.22	86	245,777.40	26	0.38%
31	291,991,484.59	3,407,694.63	367	869,226.57	91	242,370.83	28	0.38%
32	269,153,751.49	3,444,461.59	382	667,778.79	73	283,308.58	31	0.35%
33	248,798,630.30	3,093,300.89	351	817,788.29	92	209,464.21	24	0.41%
34	229,493,043.83	3,979,714.84	473	804,895.41	94	169,180.00	25	0.42%
35	210,177,862.96	3,183,286.40	388	732,037.54	82	232,547.20	27	0.46%
36	192,637,441.15	2,688,704.34	330	688,670.30	87	162,618.03	22	0.44%
37	174,442,814.99	2,522,458.14	322	454,913.92	63	158,767.00	22	0.35%
38	158,108,026.13	1,826,106.41	249	532,829.02	68	113,226.79	15	0.41%
39	142,630,109.48	2,178,408.77	297	395,045.32	58	114,429.16	15	0.36%
40	128,436,658.65	1,960,158.71	271	490,244.83	70	90,414.39	16	0.45%
41	114,509,511.56	1,698,513.24	253	458,141.53	65	151,165.62	25	0.53%
42	101,462,144.80	1,728,639.19	247	400,987.86	64	142,513.79	18	0.54%
43	90,584,476.44	1,905,645.61	278	460,825.58	68	78,929.35	15	0.60%
44	79,358,535.85	1,375,161.88	226	333,775.77	55	97,093.38	19	0.54%
45	69,512,640.93	1,346,833.10	223	288,846.52	45	101,846.71	17	0.56%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,229,132,987.44	5,281,101.53	316	933,748.62	47	20,782.04	1	0.08%
2	1,181,417,525.84	5,296,709.03	314	1,048,496.98	61	639,669.12	33	0.14%
3	1,136,791,264.15	5,702,352.54	350	1,095,329.18	63	497,730.51	28	0.14%
4	1,092,003,405.77	5,837,207.99	365	1,184,249.17	63	561,542.02	30	0.16%
5	1,047,752,707.30	7,061,730.33	440	1,325,053.94	84	380,919.86	21	0.16%
6	1,007,872,914.60	6,452,687.05	403	1,313,528.76	80	673,730.56	39	0.20%
7	964,623,057.97	6,990,102.88	455	1,919,739.67	100	751,425.93	46	0.28%
8	924,972,226.50	7,436,756.75	484	1,685,208.91	99	976,299.44	49	0.29%
9	885,385,330.82	5,867,671.52	377	1,248,700.74	87	518,369.94	32	0.20%
10	844,660,939.30	5,601,733.54	365	1,179,768.65	67	505,341.08	40	0.20%
11	807,370,731.15	5,224,715.70	361	1,206,131.61	71	490,685.07	27	0.21%
12	770,099,624.47	5,963,991.56	410	1,215,065.64	81	463,205.35	30	0.22%
13	732,856,254.31	5,415,107.87	373	1,157,174.12	76	473,926.94	33	0.22%
14	698,221,382.41	5,761,956.49	424	1,294,164.11	84	405,362.74	31	0.24%
15	662,071,829.74	5,873,408.90	423	1,333,618.32	94	375,604.94	26	0.26%
16	628,299,400.69	5,819,803.17	429	1,156,819.35	80	469,107.56	29	0.26%
17	596,305,012.17	6,150,064.86	460	1,058,733.11	73	546,805.86	37	0.27%
18	565,400,604.92	5,809,001.12	467	1,405,039.16	95	309,638.86	23	0.30%
19	535,236,342.43	6,880,052.62	535	1,455,157.07	108	629,055.48	44	0.39%
20	504,476,544.44	5,458,170.08	438	1,244,502.04	86	415,647.95	34	0.33%
21	476,472,247.31	4,326,288.18	360	1,152,838.22	87	401,062.46	23	0.33%
22	447,251,876.83	3,766,706.29	337	841,781.37	65	339,532.26	28	0.26%
23	421,699,807.08	4,016,947.54	355	852,306.04	70	380,344.95	30	0.29%
24	394,902,354.53	4,248,921.45	381	833,714.98	71	325,624.41	26	0.29%
25	369,775,769.49	3,873,086.01	345	755,180.36	67	227,382.87	18	0.27%
26	346,239,570.67	4,193,819.02	397	1,112,504.48	82	284,787.19	26	0.40%
27	322,395,211.70	4,088,390.15	382	951,071.04	82	287,322.80	24	0.38%
28	300,846,192.77	3,408,789.55	364	897,226.25	77	253,391.08	23	0.38%
29	279,132,788.89	3,802,469.43	382	716,248.17	73	262,836.68	24	0.35%
30	260,082,818.41	3,239,232.83	352	809,345.42	79	259,222.00	27	0.41%
31	241,494,895.69	3,840,603.97	427	830,938.93	88	300,662.05	30	0.47%
32	222,657,952.61	2,985,435.74	339	876,643.21	90	271,301.51	33	0.52%
33	205,899,300.49	2,780,728.41	322	622,639.09	72	274,349.25	29	0.44%
34	188,268,288.14	2,568,653.95	291	383,848.25	59	134,278.00	18	0.28%
35	172,246,687.56	2,123,583.61	256	418,441.60	58	99,211.41	20	0.30%
36	157,060,717.27	1,959,443.71	227	366,876.53	52	83,083.62	17	0.29%
37	143,313,375.99	1,930,518.50	251	447,030.86	54	80,627.77	18	0.37%
38	129,743,729.35	1,890,554.08	237	521,611.07	62	95,943.85	13	0.48%
39	117,006,200.12	1,765,216.42	216	376,963.43	46	142,802.60	20	0.44%
40	105,981,714.32	1,698,804.92	254	461,988.14	53	59,830.56	11	0.49%
41	94,617,424.85	1,536,614.73	220	334,945.41	41	78,805.96	11	0.44%
42	84,458,790.88	1,438,217.94	219	343,895.08	42	114,044.24	11	0.54%
43	75,001,726.40	1,472,014.13	225	356,467.99	57	58,083.11	6	0.55%
44	65,897,745.08	1,385,240.09	215	373,046.70	56	73,258.71	17	0.68%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,717,128,312.41	9,401,584.62	567	1,728,162.19	100	223,949.75	10	0.11%
2	1,652,310,074.67	9,051,726.89	549	1,802,181.21	100	926,105.72	48	0.17%
3	1,587,920,927.64	9,520,844.91	600	1,967,285.45	108	739,868.30	46	0.17%
4	1,527,692,012.53	10,321,551.64	663	2,249,113.46	125	847,795.30	41	0.20%
5	1,463,597,334.38	10,701,583.63	676	2,482,193.87	152	1,095,304.35	57	0.24%
6	1,406,622,256.50	12,063,854.95	771	2,727,528.62	175	1,107,571.59	68	0.27%
7	1,347,660,407.77	8,792,557.32	574	2,029,585.34	131	860,913.40	53	0.21%
8	1,286,217,948.15	8,465,260.55	565	1,580,593.41	95	647,028.24	40	0.17%
9	1,230,084,350.62	7,943,947.80	530	1,741,442.89	104	739,909.55	45	0.20%
10	1,173,968,931.99	9,275,362.28	608	1,781,565.84	125	680,567.30	44	0.21%
11	1,119,805,602.36	9,319,908.30	605	1,936,703.73	132	774,379.47	54	0.24%
12	1,069,568,317.23	10,323,871.06	709	2,292,313.07	153	900,080.02	57	0.30%
13	1,015,917,694.56	9,288,534.95	633	2,335,108.81	168	880,583.16	56	0.32%
14	965,245,726.90	9,230,413.52	642	1,570,383.41	113	857,325.58	59	0.25%
15	917,764,977.07	9,433,450.04	665	1,962,455.17	139	689,052.45	50	0.29%
16	871,561,843.88	8,595,310.91	626	2,422,480.11	160	753,416.27	55	0.36%
17	826,564,974.71	10,634,565.89	775	2,232,001.68	163	962,067.08	62	0.39%
18	781,923,139.20	8,788,041.27	656	2,300,073.08	168	794,787.23	59	0.40%
19	739,815,037.59	7,389,088.28	577	2,001,645.71	154	721,348.21	51	0.37%
20	695,138,798.03	6,940,294.55	572	1,168,563.06	97	707,793.96	49	0.27%
21	656,649,451.04	6,990,925.81	553	1,734,262.90	146	304,342.26	32	0.31%
22	616,937,838.36	6,857,282.00	563	1,270,350.27	106	588,426.32	51	0.30%
23	578,602,961.97	6,986,086.91	560	1,418,976.85	116	460,840.25	39	0.32%
24	543,459,506.39	7,520,318.86	632	1,424,649.41	112	482,916.61	46	0.35%
25	507,891,191.33	7,090,422.70	602	1,437,242.70	116	505,274.38	42	0.38%
26	475,348,245.68	6,540,299.88	588	1,637,747.59	133	503,155.84	39	0.45%
27	443,094,667.80	5,754,424.40	531	1,772,887.78	142	448,024.37	42	0.50%
28	413,337,993.97	6,055,183.72	560	1,365,173.50	126	607,451.53	47	0.48%
29	385,187,147.41	6,625,277.13	660	1,911,108.23	170	462,244.12	47	0.62%
30	356,461,954.87	5,425,187.36	534	1,492,190.69	147	506,821.76	45	0.56%
31	330,622,720.20	4,373,873.56	430	1,176,856.56	118	235,658.20	31	0.43%
32	304,134,656.58	4,187,133.13	454	854,951.64	73	333,139.15	36	0.39%
33	280,132,050.13	3,467,521.55	375	846,256.02	91	232,642.66	19	0.39%
34	257,173,456.75	3,394,882.59	383	969,129.48	106	233,348.02	21	0.47%
35	235,708,927.67	3,837,719.59	415	786,871.09	82	302,106.33	39	0.46%
36	214,495,070.69	3,736,770.28	426	783,588.23	89	308,058.18	28	0.51%
37	194,408,667.25	3,317,434.78	384	614,149.46	80	183,478.02	25	0.41%
38	177,280,732.58	3,174,105.64	387	811,032.71	100	144,488.30	23	0.54%
39	159,398,039.56	2,885,192.25	377	630,770.97	76	169,440.55	28	0.50%
40	143,660,994.93	2,749,720.15	353	706,627.09	90	102,080.20	15	0.56%
41	128,808,566.78	2,945,445.31	404	648,637.49	86	233,306.92	32	0.68%
42	114,377,456.40	2,407,664.98	339	658,318.96	92	158,552.28	27	0.71%
43	101,509,115.45	2,000,731.25	284	623,561.90	88	176,623.91	31	0.79%
44	88,829,553.49	1,983,145.87	299	480,335.48	72	162,349.03	23	0.72%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,240,045,265.84	4,737,672.57	264	758,000.34	38	-	-	0.06%
2	1,196,571,836.10	5,222,947.32	300	654,034.03	37	516,911.18	21	0.10%
3	1,153,281,561.02	6,450,094.61	367	879,126.07	49	413,156.86	23	0.11%
4	1,108,399,832.56	6,599,226.29	377	902,840.12	52	370,175.29	19	0.11%
5	1,067,849,639.39	7,420,738.27	429	1,531,838.96	81	440,366.26	26	0.18%
6	1,025,130,596.78	6,221,975.15	352	1,728,790.23	97	671,349.02	35	0.23%
7	984,084,000.07	6,518,217.35	377	1,017,200.23	64	761,202.56	40	0.18%
8	945,253,565.65	7,546,674.21	441	1,367,275.19	82	398,501.46	25	0.19%
9	907,600,980.94	7,110,180.68	413	1,598,284.44	93	721,458.72	38	0.26%
10	870,528,911.42	8,917,487.11	532	1,780,831.60	100	783,705.75	44	0.29%
11	833,026,888.17	7,444,098.74	454	1,688,025.56	98	844,288.87	49	0.30%
12	797,908,027.27	6,201,940.90	404	1,325,938.57	81	581,178.75	37	0.24%
13	759,921,903.41	6,035,523.14	379	803,918.03	62	346,589.98	28	0.15%
14	726,220,380.91	5,893,708.20	412	1,526,057.71	94	225,854.22	19	0.24%
15	691,468,628.52	5,536,031.51	383	1,055,589.52	67	569,906.22	38	0.24%
16	657,975,012.60	5,861,383.96	404	1,116,705.20	75	491,739.38	33	0.24%
17	625,637,068.64	6,269,606.92	446	1,053,934.56	78	516,194.60	30	0.25%
18	592,984,620.37	5,720,692.30	410	1,311,985.56	97	363,445.59	23	0.28%
19	562,980,344.13	5,987,614.05	434	1,375,357.54	96	317,585.75	26	0.30%
20	533,029,966.04	5,535,933.69	409	1,350,198.03	98	548,388.56	35	0.36%
21	505,369,136.92	6,143,281.35	470	1,228,685.26	90	560,084.73	40	0.35%
22	478,716,087.22	6,686,270.64	532	1,480,653.40	111	493,213.83	39	0.41%
23	450,868,810.45	5,515,583.44	440	1,266,556.19	97	582,721.89	41	0.41%
24	425,551,408.34	4,867,149.73	389	1,075,913.40	89	343,021.82	31	0.33%
25	399,182,209.73	4,350,652.00	358	909,353.77	78	338,575.89	25	0.31%
26	374,472,033.44	3,569,461.17	301	1,022,601.22	86	306,485.22	24	0.35%
27	350,559,076.19	3,622,160.73	322	858,993.77	69	247,524.57	21	0.32%
28	328,766,371.41	3,709,598.41	346	801,209.77	69	209,724.05	19	0.31%
29	306,824,454.03	3,478,091.12	327	911,863.57	82	202,533.17	20	0.36%
30	285,465,686.22	3,477,009.90	327	836,097.05	72	263,436.02	21	0.39%
31	266,859,470.68	3,736,964.07	360	856,983.83	79	241,165.12	25	0.41%
32	247,264,526.26	3,240,673.03	313	894,857.98	82	173,747.87	20	0.43%
33	229,656,755.71	3,033,067.55	313	740,358.24	74	336,590.71	27	0.47%
34	212,435,451.66	3,245,984.14	338	823,941.35	79	202,486.43	26	0.48%
35	195,451,263.19	2,542,109.37	289	866,031.87	88	199,848.27	20	0.55%
36	179,869,288.64	2,446,610.88	282	603,330.01	65	208,661.08	24	0.45%
37	164,200,911.43	2,569,448.34	295	531,286.94	60	114,946.75	14	0.39%
38	149,371,071.55	2,069,595.43	247	591,452.54	76	157,154.66	16	0.50%
39	135,381,131.01	1,856,867.38	231	412,374.96	54	167,959.09	25	0.43%
40	122,592,934.30	2,228,587.24	298	525,342.46	66	54,444.47	16	0.47%
41	109,849,024.40	1,991,893.32	275	381,428.38	54	101,686.08	19	0.44%
42	98,160,017.56	1,477,085.88	207	474,917.02	73	110,052.66	13	0.60%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,582,705,244.55	7,829,110.35	430	1,212,458.88	65	20,094.03	3	0.08%
2	1,522,452,118.07	8,140,255.79	431	1,466,995.73	76	819,476.54	40	0.15%
3	1,466,006,906.73	9,249,319.50	528	2,029,005.48	107	776,376.94	41	0.19%
4	1,407,112,256.72	8,497,296.07	486	1,790,656.63	106	906,073.67	51	0.19%
5	1,350,045,286.06	9,260,254.87	521	1,629,584.25	89	690,223.44	41	0.17%
6	1,296,531,277.27	9,815,218.79	591	2,023,111.15	117	955,740.54	48	0.23%
7	1,244,491,153.82	9,599,439.84	563	2,249,303.65	128	930,906.16	51	0.26%
8	1,193,121,250.27	11,271,615.24	665	2,635,695.73	151	1,144,177.78	65	0.32%
9	1,141,792,174.13	9,398,597.09	575	2,637,752.72	149	1,150,639.21	61	0.33%
10	1,093,221,904.99	8,107,794.95	510	2,051,698.36	115	1,151,182.55	62	0.29%
11	1,040,595,069.31	7,326,761.84	468	1,728,904.29	98	953,560.69	52	0.26%
12	995,623,745.33	7,935,544.63	510	1,681,783.65	105	706,855.14	41	0.24%
13	947,181,867.14	7,673,743.66	510	1,356,246.63	94	912,982.61	50	0.24%
14	900,512,218.85	7,101,327.30	462	1,894,764.62	123	425,476.03	30	0.26%
15	858,154,409.83	8,126,892.55	551	1,732,385.63	115	951,385.89	55	0.31%
16	813,811,901.88	7,817,106.71	553	2,138,940.18	147	653,092.00	45	0.34%
17	772,624,853.28	7,985,065.11	564	1,787,751.04	120	1,028,768.70	64	0.36%
18	731,167,225.47	7,434,225.44	561	1,801,841.74	124	601,801.03	44	0.33%
19	693,345,368.66	7,755,866.34	561	1,787,624.83	141	677,684.14	48	0.36%
20	657,984,702.59	9,089,898.94	658	2,029,498.31	158	661,594.07	58	0.41%
21	620,750,612.53	7,756,235.27	572	1,771,425.75	136	839,031.26	65	0.42%
22	587,700,891.82	5,986,183.53	449	1,490,758.77	113	671,515.34	45	0.37%
23	552,431,354.74	5,771,889.03	456	1,107,192.78	94	578,705.53	40	0.31%
24	520,056,806.19	4,570,584.93	377	1,204,464.75	95	307,656.92	31	0.29%
25	488,231,833.17	5,018,642.14	419	1,214,519.39	99	336,581.45	30	0.32%
26	458,368,386.96	4,738,680.39	420	1,414,130.57	117	412,253.54	37	0.40%
27	428,733,073.02	5,431,162.54	484	1,165,588.55	98	426,522.81	40	0.37%
28	399,365,380.49	4,265,614.24	374	1,294,003.15	110	321,026.88	35	0.40%
29	374,425,565.69	4,858,641.23	433	1,214,054.67	107	378,477.09	33	0.43%
30	347,654,055.26	4,630,041.93	432	861,823.10	84	435,895.56	36	0.37%
31	323,483,295.11	4,238,073.41	418	964,327.98	97	250,182.68	25	0.38%
32	300,854,645.84	4,340,511.52	429	1,101,141.94	104	308,541.82	34	0.47%
33	278,243,631.84	3,988,120.79	403	944,258.36	93	252,049.91	31	0.43%
34	257,226,854.44	3,453,087.89	354	876,202.97	92	339,454.63	31	0.47%
35	235,885,780.02	3,620,023.51	389	871,091.83	82	203,680.88	27	0.46%
36	215,446,671.10	3,025,460.33	350	747,534.28	88	215,262.89	21	0.45%
37	196,306,295.13	3,091,408.90	344	680,336.60	90	135,050.66	20	0.42%
38	179,458,245.41	2,995,646.86	359	624,157.72	74	203,385.22	31	0.46%
39	161,923,883.78	2,719,976.03	333	727,557.06	92	189,241.35	18	0.57%
40	145,957,371.73	2,542,697.99	325	627,516.83	78	208,976.90	31	0.57%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,230,924,698.03	5,752,660.38	311	1,044,900.45	55	47,934.63	3	0.09%
2	1,183,400,254.58	6,179,452.96	361	1,089,762.61	54	580,665.88	30	0.14%
3	1,138,605,735.72	6,482,607.40	388	926,967.24	58	614,451.80	28	0.14%
4	1,094,594,168.80	6,723,445.54	399	1,227,285.10	84	497,673.94	30	0.16%
5	1,051,622,018.91	8,222,233.18	495	1,668,197.14	95	706,247.46	44	0.23%
6	1,006,749,134.93	7,162,297.72	420	1,786,213.68	107	671,262.43	35	0.24%
7	965,798,728.55	6,998,224.57	419	1,339,226.20	80	674,643.47	40	0.21%
8	921,120,850.27	5,648,166.16	358	1,148,143.44	71	563,713.62	33	0.19%
9	883,796,072.01	6,189,265.48	389	1,477,532.45	86	639,391.85	41	0.24%
10	842,773,200.22	6,035,054.29	385	1,253,490.15	76	681,508.50	42	0.23%
11	803,862,199.67	6,911,239.01	421	1,350,882.31	84	403,802.12	28	0.22%
12	767,765,395.73	6,979,883.24	452	1,424,865.19	88	553,688.90	34	0.26%
13	730,767,904.00	6,865,064.35	452	1,646,129.31	105	587,905.82	34	0.31%
14	696,359,047.84	6,397,629.62	413	1,606,705.12	99	635,049.80	41	0.32%
15	662,454,621.13	6,690,132.79	446	1,365,913.04	84	645,786.65	41	0.30%
16	630,749,125.11	6,792,417.36	450	1,571,050.73	106	380,820.80	28	0.31%
17	600,947,716.95	7,637,418.78	528	1,767,963.23	120	687,211.20	40	0.41%
18	569,613,580.68	5,935,236.25	419	1,624,090.87	106	655,848.96	46	0.40%
19	541,585,778.96	5,064,908.50	350	1,114,882.90	74	684,531.69	44	0.33%
20	511,065,891.29	4,777,342.70	354	906,118.32	64	310,589.13	20	0.24%
21	482,999,056.15	4,211,521.07	324	972,985.82	81	350,670.02	22	0.27%
22	455,526,878.47	4,548,858.35	349	955,487.52	86	352,292.47	27	0.29%
23	429,436,873.45	4,093,848.48	329	1,346,142.81	96	337,473.38	32	0.39%
24	404,116,463.45	4,152,041.60	348	1,133,384.98	88	410,187.57	31	0.38%
25	379,000,236.11	3,868,423.72	314	945,603.27	76	456,680.06	34	0.37%
26	357,108,092.70	4,417,753.74	378	824,325.95	69	344,907.89	29	0.33%
27	333,900,350.49	4,042,687.66	361	959,295.58	81	213,017.16	23	0.35%
28	313,157,834.30	4,067,858.94	364	826,302.09	79	335,416.23	27	0.37%
29	292,906,308.58	4,282,934.97	405	888,352.69	80	261,336.53	28	0.39%
30	272,956,877.82	3,161,254.42	308	1,041,700.49	91	186,144.01	24	0.45%
31	254,419,075.02	3,126,422.64	306	655,889.26	65	321,767.45	31	0.38%
32	235,640,684.61	3,143,642.03	308	544,487.60	52	136,633.14	16	0.29%
33	217,682,054.91	2,839,224.41	288	673,324.27	59	87,660.71	12	0.35%
34	200,627,443.55	3,253,644.50	315	631,002.24	62	206,416.64	19	0.42%
35	185,575,605.70	2,822,823.03	301	744,130.47	76	163,316.81	15	0.49%
36	169,514,719.13	2,667,420.74	303	547,419.06	57	254,890.31	24	0.47%
37	154,867,539.56	2,439,750.43	277	614,610.65	73	233,605.96	23	0.55%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2016-D - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,236,357,036.89	6,268,253.84	336	946,029.99	53	-	-	0.08%
2	1,192,358,585.95	6,151,531.87	335	1,001,061.12	62	325,493.87	22	0.11%
3	1,148,932,472.46	8,371,891.72	461	1,365,175.74	75	510,968.77	27	0.16%
4	1,103,798,763.27	7,773,859.73	425	1,680,209.61	93	630,384.23	33	0.21%
5	1,062,461,757.03	6,596,405.72	359	1,710,548.07	99	654,907.87	34	0.22%
6	1,017,521,806.53	5,825,958.74	335	911,748.07	56	717,429.21	40	0.16%
7	977,528,575.05	6,543,955.84	362	1,376,919.61	84	535,693.76	32	0.20%
8	935,203,333.39	6,686,251.33	394	1,480,381.29	84	669,113.91	41	0.23%
9	894,643,528.33	6,741,428.62	389	1,560,791.50	92	583,269.45	35	0.24%
10	857,347,664.76	7,438,921.77	437	1,761,935.79	100	837,780.95	49	0.30%
11	818,184,609.58	7,153,599.60	438	1,605,434.54	89	800,372.32	47	0.29%
12	781,990,298.83	7,486,060.47	450	1,639,130.18	94	759,541.12	39	0.31%
13	744,750,968.45	6,788,061.27	449	1,463,837.78	86	537,507.04	37	0.27%
14	711,524,458.36	6,824,596.02	446	1,709,881.61	107	669,005.17	39	0.33%
15	679,497,562.01	7,811,349.24	529	1,998,153.63	128	826,060.81	49	0.42%
16	644,902,586.08	6,602,278.19	432	1,819,874.51	121	610,060.44	45	0.38%
17	613,494,910.94	5,933,892.02	382	1,366,861.80	91	654,378.52	44	0.33%
18	580,867,543.69	5,045,524.33	335	1,283,972.44	85	333,183.00	24	0.28%
19	549,811,251.46	5,114,774.61	355	863,555.82	59	524,112.09	35	0.25%
20	519,954,445.93	4,933,566.51	350	962,266.12	60	226,431.89	15	0.23%
21	492,808,449.96	5,154,621.09	373	1,118,600.87	87	351,535.88	20	0.30%
22	464,786,190.51	5,231,072.70	379	1,193,053.56	82	363,522.40	31	0.33%
23	437,571,200.72	4,752,572.50	346	1,053,649.87	76	425,041.96	30	0.34%
24	413,856,737.87	5,081,562.40	381	1,160,839.40	82	427,396.79	30	0.38%
25	388,509,994.62	4,388,508.83	349	1,168,031.95	79	252,939.50	19	0.37%
26	365,497,644.40	4,429,101.88	360	1,079,594.25	84	322,451.07	22	0.38%
27	343,210,959.72	5,292,060.94	434	1,122,283.68	92	343,610.70	24	0.43%
28	321,064,587.62	4,579,659.93	379	1,331,223.31	106	309,512.71	33	0.51%
29	301,054,204.25	3,870,438.44	325	1,002,865.58	79	302,355.81	27	0.43%
30	280,396,491.82	4,075,862.54	364	761,042.06	59	235,797.61	22	0.36%
31	260,008,083.23	3,286,209.68	304	830,375.99	71	114,566.99	10	0.36%
32	241,033,610.63	3,307,655.53	311	865,053.28	78	256,945.97	24	0.47%
33	224,229,581.39	3,461,437.42	314	885,170.35	92	227,930.74	21	0.50%
34	206,104,932.69	3,478,822.33	339	606,982.22	58	262,605.70	27	0.42%
35	189,530,760.99	3,066,854.29	313	697,284.71	70	122,377.45	17	0.43%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,497,615,694.56	5,433,035.47	297	564,018.96	30	11,509.48	1	0.04%
2	1,446,864,425.52	6,160,611.16	353	1,487,342.65	77	387,149.70	20	0.13%
3	1,391,648,544.83	6,602,343.91	376	916,514.57	56	666,550.06	38	0.11%
4	1,337,617,321.88	6,733,503.56	384	1,330,315.40	73	404,604.65	24	0.13%
5	1,287,575,701.15	8,148,824.30	464	1,939,834.16	103	732,358.62	38	0.21%
6	1,234,764,826.41	8,543,709.27	495	2,324,605.43	124	836,906.50	39	0.26%
7	1,185,783,362.27	8,153,809.11	472	2,056,737.33	115	1,112,833.01	56	0.27%
8	1,137,633,025.37	8,114,359.35	494	1,714,482.96	98	868,695.36	53	0.23%
9	1,093,740,406.03	7,870,667.37	476	1,811,332.60	107	721,192.31	46	0.23%
10	1,050,247,629.76	10,496,042.65	614	2,205,505.27	134	699,919.34	48	0.28%
11	1,003,560,283.24	8,126,391.26	494	2,161,730.15	128	762,308.81	48	0.29%
12	962,957,528.24	7,382,666.77	444	1,741,900.60	99	876,730.68	51	0.27%
13	919,616,667.74	7,646,665.36	462	1,497,179.45	95	519,565.10	26	0.22%
14	878,634,172.31	6,218,552.16	392	1,938,052.85	114	582,131.28	40	0.29%
15	837,827,886.44	6,781,424.91	437	1,633,168.31	93	824,798.60	51	0.29%
16	799,196,682.38	7,011,462.26	455	1,778,813.55	114	643,763.31	37	0.30%
17	760,361,952.98	7,304,645.29	476	1,434,961.54	99	541,089.80	38	0.26%
18	722,069,518.72	6,442,511.81	430	1,531,635.22	100	553,978.42	36	0.29%
19	688,488,205.38	7,199,598.67	498	1,567,438.93	109	468,418.09	30	0.30%
20	652,001,708.99	6,723,289.94	462	1,363,095.00	96	591,183.61	39	0.30%
21	619,230,695.83	6,456,306.87	469	1,587,458.31	108	517,407.42	38	0.34%
22	587,432,020.36	7,343,666.54	526	1,757,744.04	130	596,102.88	43	0.40%
23	555,255,030.68	6,162,987.55	453	1,297,437.55	105	565,405.60	43	0.34%
24	525,847,275.12	5,530,944.99	418	1,238,649.41	96	456,710.69	39	0.32%
25	495,583,045.38	5,903,044.20	477	1,157,138.13	89	417,717.30	35	0.32%
26	466,286,349.67	4,511,104.73	369	1,074,709.92	84	299,063.47	26	0.29%
27	437,338,474.12	4,816,349.94	406	995,629.86	74	307,026.45	29	0.30%
28	411,782,942.32	5,334,346.39	439	1,107,769.82	99	275,270.66	21	0.34%
29	384,116,541.91	5,107,860.93	422	952,809.88	82	284,606.37	31	0.32%
30	358,403,959.90	4,914,131.91	458	984,680.99	84	251,656.23	27	0.34%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,758,594,905.96	8,126,040.79	458	1,122,478.35	57	41,671.18	2	0.07%
2	1,696,248,398.16	7,979,391.32	448	1,329,659.26	72	696,038.67	34	0.12%
3	1,634,991,449.56	10,030,460.62	549	2,143,274.49	109	422,016.54	26	0.16%
4	1,573,206,596.36	9,689,094.66	546	2,495,553.78	130	1,000,869.83	43	0.22%
5	1,514,692,554.07	9,924,329.18	578	1,796,891.67	108	1,298,926.46	66	0.20%
6	1,454,971,601.71	10,068,631.61	601	2,296,156.53	134	591,651.00	39	0.20%
7	1,401,013,042.91	9,773,771.71	589	2,751,893.51	164	980,301.35	58	0.27%
8	1,347,384,334.42	13,033,555.27	765	2,678,951.55	162	1,012,097.39	64	0.27%
9	1,292,784,479.35	11,510,532.49	652	2,657,780.84	170	981,565.99	61	0.28%
10	1,242,634,850.26	8,792,354.37	511	1,938,417.29	120	919,341.07	60	0.23%
11	1,189,002,899.80	9,173,158.97	555	1,805,205.48	116	683,796.65	45	0.21%
12	1,140,081,108.27	8,548,787.45	496	2,046,661.16	133	760,555.68	46	0.25%
13	1,089,748,615.67	8,198,330.42	514	2,216,015.65	129	735,329.04	55	0.27%
14	1,043,059,817.23	8,793,052.73	523	2,168,943.69	140	876,793.31	57	0.29%
15	996,551,533.53	9,463,015.04	585	2,429,626.49	144	812,159.80	56	0.33%
16	949,616,301.19	8,593,212.53	558	2,325,467.93	141	803,217.09	49	0.33%
17	907,717,102.15	8,959,661.14	576	2,493,108.96	158	689,109.85	40	0.35%
18	862,359,084.56	9,186,454.43	611	1,925,078.81	124	855,176.70	54	0.32%
19	822,468,018.56	8,455,126.75	565	2,326,700.21	150	609,166.91	43	0.36%
20	784,001,652.70	9,051,928.37	646	2,212,024.81	143	825,167.04	62	0.39%
21	744,352,654.83	8,135,266.25	567	2,211,392.34	148	601,980.72	45	0.38%
22	707,126,715.12	7,445,538.40	523	1,749,637.45	129	739,445.87	47	0.35%
23	669,667,001.20	7,380,578.33	541	1,520,306.13	112	541,313.68	45	0.31%
24	632,543,633.75	6,259,772.39	451	1,607,027.70	119	356,540.28	27	0.31%
25	597,333,369.38	6,195,203.20	478	1,704,887.17	119	477,464.74	37	0.37%
26	565,086,094.11	6,370,845.98	500	1,607,937.27	122	764,379.29	52	0.42%
27	529,818,600.84	6,662,653.30	535	1,375,917.07	119	464,472.19	37	0.35%
28	497,767,509.19	6,166,659.10	511	1,633,936.43	134	348,782.06	30	0.40%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,768,160,825.74	7,705,630.03	428	1,402,995.74	79	105,594.19	4	0.09%
2	1,709,604,317.28	9,020,157.38	508	1,040,280.85	63	738,745.02	41	0.10%
3	1,647,877,465.13	9,332,841.27	525	1,739,725.34	97	494,530.98	30	0.14%
4	1,591,133,214.86	9,285,482.18	530	2,364,906.68	145	893,615.19	45	0.20%
5	1,536,012,489.88	12,321,333.82	715	2,420,193.83	134	1,202,573.04	73	0.24%
6	1,477,539,340.17	10,971,073.91	613	2,458,076.16	134	1,008,776.47	54	0.23%
7	1,423,475,299.75	8,820,374.30	503	2,112,311.29	117	1,066,450.27	55	0.22%
8	1,366,152,078.30	9,121,586.29	535	1,499,268.03	90	765,261.03	39	0.17%
9	1,313,016,723.82	7,764,819.37	452	2,114,300.85	114	573,926.50	35	0.20%
10	1,260,164,787.44	8,184,684.43	469	1,769,876.26	111	989,662.64	49	0.22%
11	1,210,291,382.90	9,450,085.22	544	1,962,475.78	112	595,184.29	40	0.21%
12	1,160,397,849.68	9,573,509.61	559	2,213,006.59	131	858,075.34	50	0.26%
13	1,110,523,169.82	8,273,776.04	498	2,258,229.34	131	787,372.33	51	0.27%
14	1,066,482,006.29	9,407,786.43	581	2,266,918.09	129	1,061,208.72	64	0.31%
15	1,018,296,712.18	9,227,570.42	581	1,921,380.48	122	686,929.13	37	0.26%
16	974,531,151.71	8,589,263.84	560	1,970,419.64	136	730,833.89	44	0.28%
17	932,034,087.55	9,720,686.76	635	2,091,977.35	136	648,786.10	46	0.29%
18	888,821,866.06	8,508,853.73	553	2,078,775.76	136	697,112.80	49	0.31%
19	848,637,642.17	7,096,748.25	478	2,284,882.03	154	472,131.29	35	0.32%
20	808,042,492.92	7,725,749.41	539	1,271,666.17	86	799,287.34	53	0.26%
21	766,666,990.59	6,892,497.48	471	1,828,812.99	124	409,219.61	28	0.29%
22	727,498,360.63	6,890,437.79	491	1,439,996.09	102	458,769.75	30	0.26%
23	691,700,842.46	7,322,694.51	539	1,513,962.89	110	543,729.22	35	0.30%
24	654,060,371.50	7,221,158.99	533	1,505,754.47	112	573,774.86	42	0.32%
25	618,452,917.60	6,875,208.27	529	1,965,616.66	143	447,788.29	32	0.39%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2017-D - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,780,549,288.23	8,026,913.99	456	1,218,739.01	70	2,951.20	1	0.07%
2	1,722,960,730.68	10,662,008.01	612	1,671,995.47	97	416,714.45	30	0.12%
3	1,660,533,498.69	9,580,864.93	536	1,744,384.99	95	654,374.28	42	0.14%
4	1,604,408,234.94	8,462,191.68	466	1,855,532.46	95	741,106.64	44	0.16%
5	1,543,947,650.30	7,836,411.55	456	1,456,164.13	82	751,907.56	40	0.14%
6	1,486,773,711.60	6,987,808.80	408	1,880,596.77	110	476,981.61	30	0.16%
7	1,430,007,273.41	7,584,883.47	444	1,394,510.92	92	960,849.74	51	0.16%
8	1,375,885,376.63	7,919,048.22	480	1,897,000.64	105	553,780.70	34	0.18%
9	1,320,926,849.09	9,011,401.59	540	2,183,018.24	120	708,678.33	41	0.22%
10	1,267,717,464.95	8,513,628.35	504	2,402,777.32	136	881,749.56	51	0.26%
11	1,220,058,798.04	8,849,786.49	542	2,173,008.31	129	1,032,499.28	59	0.26%
12	1,167,696,958.41	8,611,368.51	527	1,940,914.58	117	997,481.28	59	0.25%
13	1,120,232,186.29	8,173,166.66	521	2,399,187.36	141	751,999.73	43	0.28%
14	1,073,626,360.29	9,340,555.44	575	2,401,237.59	140	986,121.62	61	0.32%
15	1,026,811,595.55	8,480,547.93	529	2,219,796.73	137	906,793.40	56	0.30%
16	983,957,996.21	7,635,400.46	475	1,952,283.51	123	743,457.49	44	0.27%
17	938,833,639.08	8,161,950.92	534	1,850,350.45	120	711,767.20	50	0.27%
18	894,150,794.84	6,481,087.34	442	1,690,555.54	110	707,259.77	47	0.27%
19	851,045,736.98	7,170,623.28	476	1,415,549.36	96	727,074.85	46	0.25%
20	811,580,469.58	8,005,585.94	550	1,708,912.10	117	521,091.12	34	0.27%
21	769,465,997.56	7,822,069.96	541	1,522,632.17	112	567,723.56	40	0.27%
22	729,791,156.21	7,450,574.65	536	1,787,446.81	122	538,836.50	41	0.32%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,792,251,712.20	7,084,733.83	364	1,359,832.52	71	18,522.72	1	0.08%
2	1,728,614,046.91	6,820,160.26	374	1,326,876.39	65	647,674.81	34	0.11%
3	1,667,995,926.53	6,003,786.02	340	1,246,128.54	74	738,203.41	38	0.12%
4	1,607,977,756.63	6,156,495.70	344	1,068,810.42	58	615,682.52	37	0.10%
5	1,550,641,365.49	7,017,097.32	416	1,416,622.02	74	466,720.93	24	0.12%
6	1,493,546,788.87	7,475,976.17	438	1,541,639.03	87	577,354.18	29	0.14%
7	1,436,958,594.05	7,395,610.09	426	1,490,481.74	90	791,470.25	41	0.16%
8	1,386,302,257.19	8,855,808.07	518	1,884,915.56	107	367,421.86	23	0.16%
9	1,331,354,433.53	7,529,912.91	439	1,347,407.53	89	970,823.81	54	0.17%
10	1,280,433,113.34	7,832,942.69	471	1,768,377.43	109	521,379.97	35	0.18%
11	1,231,344,043.37	9,358,725.73	567	1,707,553.03	103	814,781.90	54	0.20%
12	1,181,344,395.89	9,087,774.15	553	2,046,761.54	134	807,896.69	44	0.24%
13	1,135,446,606.15	7,291,395.05	441	1,668,354.50	108	939,448.47	63	0.23%
14	1,087,442,077.40	7,836,842.70	464	1,521,517.94	95	486,131.16	40	0.18%
15	1,039,823,408.31	6,929,792.77	424	1,443,061.77	95	523,091.38	33	0.19%
16	992,940,874.18	7,096,161.74	432	1,505,435.41	93	600,845.20	46	0.21%
17	950,589,650.05	8,220,853.45	517	1,455,253.57	95	650,190.88	38	0.22%
18	903,987,066.66	7,291,671.23	483	1,695,819.19	107	485,034.76	33	0.24%
19	861,256,729.16	7,787,791.50	516	1,826,509.57	111	721,505.03	47	0.30%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,654,426,967.31	6,002,727.27	319	855,811.93	54	20,734.58	2	0.05%
2	1,600,535,139.81	6,841,556.79	354	1,090,840.97	64	407,073.98	27	0.09%
3	1,545,074,584.00	7,922,063.18	406	1,502,259.78	77	489,871.22	29	0.13%
4	1,490,527,661.26	6,952,162.12	385	1,669,945.81	87	673,736.65	34	0.16%
5	1,442,649,857.66	7,603,383.81	433	1,325,387.41	73	980,914.15	50	0.16%
6	1,389,738,206.08	8,040,243.77	452	1,429,347.99	85	522,817.99	30	0.14%
7	1,341,152,591.30	6,958,419.07	406	1,780,118.87	96	676,864.80	41	0.18%
8	1,293,899,054.42	9,739,688.93	540	1,892,489.92	116	658,837.79	35	0.20%
9	1,245,732,561.25	8,452,224.29	479	2,096,906.26	118	711,810.12	52	0.23%
10	1,201,042,148.77	7,572,001.99	429	1,546,460.50	87	804,899.56	43	0.20%
11	1,153,431,645.61	8,141,677.45	481	1,228,945.06	71	763,621.27	40	0.17%
12	1,106,230,386.99	7,135,311.34	427	1,787,277.77	96	394,641.24	27	0.20%
13	1,060,214,958.43	7,800,904.84	476	1,256,300.31	72	841,796.01	43	0.20%
14	1,018,594,702.23	7,442,924.21	466	1,911,389.39	114	601,243.82	32	0.25%
15	974,119,770.26	8,100,942.40	509	1,749,657.49	105	651,884.67	38	0.25%
16	932,279,481.45	7,455,772.50	460	1,833,982.78	126	768,500.01	45	0.28%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,968,273,068.92	6,170,477.30	341	1,120,779.80	63	33,632.68	5	0.06%
2	1,908,659,222.49	8,898,248.16	472	1,421,820.66	84	499,687.92	26	0.10%
3	1,843,739,631.13	8,655,141.87	455	1,727,209.09	89	561,724.09	37	0.12%
4	1,783,326,907.12	8,913,894.12	463	1,912,130.52	100	847,551.05	43	0.15%
5	1,723,766,367.59	10,544,863.42	565	1,849,690.80	104	1,027,183.50	50	0.17%
6	1,664,194,685.61	10,523,824.99	570	2,503,188.06	132	874,921.99	53	0.20%
7	1,607,796,891.09	8,434,696.45	453	2,152,394.99	112	990,435.33	55	0.20%
8	1,549,425,910.49	9,782,113.19	521	1,966,674.74	104	684,248.88	39	0.17%
9	1,490,034,304.05	7,876,812.33	445	2,089,605.53	104	482,814.89	31	0.17%
10	1,432,996,906.94	8,565,308.72	494	2,105,448.34	104	923,457.81	47	0.21%
11	1,380,993,738.75	10,064,169.18	564	1,910,534.38	117	852,530.90	40	0.20%
12	1,324,562,627.95	10,515,259.05	598	2,121,596.45	112	673,265.60	39	0.21%
13	1,271,213,647.36	10,224,123.49	598	2,665,131.57	143	657,957.64	42	0.26%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2018-D - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,303,780,778.77	5,164,802.93	246	690,778.26	42	-	-	0.05%
2	1,263,008,222.12	6,327,271.14	321	868,904.07	53	374,765.09	25	0.10%
3	1,221,268,956.02	6,077,482.95	316	1,172,717.86	64	364,247.04	25	0.13%
4	1,182,014,385.79	5,561,958.43	290	1,059,774.01	61	591,023.16	30	0.14%
5	1,140,189,529.97	6,062,975.65	334	992,319.38	48	343,935.59	24	0.12%
6	1,099,114,745.13	5,259,027.41	293	1,385,391.11	72	547,848.55	23	0.18%
7	1,057,861,106.76	5,755,722.32	312	1,279,816.16	70	674,415.11	35	0.18%
8	1,021,393,004.04	6,761,664.48	365	1,456,906.95	80	546,245.99	31	0.20%
9	980,546,637.62	7,293,956.98	390	1,180,621.41	69	486,499.78	29	0.17%
10	942,237,347.78	7,119,242.62	399	1,857,333.43	100	437,252.62	22	0.24%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-A - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,812,093,614.01	5,850,711.42	292	824,632.56	46	39,539.85	1	0.05%
2	1,750,797,168.52	6,844,709.04	346	1,237,259.27	65	297,452.27	19	0.09%
3	1,688,760,558.98	6,397,346.99	330	1,196,126.94	53	532,679.09	28	0.10%
4	1,628,424,514.19	7,658,379.52	396	1,088,701.63	56	519,382.98	22	0.10%
5	1,573,087,539.06	7,916,578.25	422	1,699,524.46	87	548,597.18	30	0.14%
6	1,512,795,770.25	8,421,800.99	457	1,499,962.96	82	797,929.84	38	0.15%
7	1,455,820,111.40	8,333,539.32	466	1,781,329.08	101	668,316.98	35	0.17%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-B - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,778,518,657.89	5,940,238.39	317	1,144,123.32	59	32,951.67	2	0.07%
2	1,721,337,572.59	7,936,112.35	405	1,123,759.15	61	537,628.94	25	0.10%
3	1,657,608,253.51	8,104,075.65	426	1,563,272.41	85	284,220.25	23	0.11%
4	1,597,202,325.11	8,816,876.97	479	1,930,713.70	102	639,858.03	40	0.16%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2019-C - Delinquencies(1)(2)

Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,252,500,071.79	4,983,288.24	264	596,484.55	34	1,643.89	1	0.05%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

60+ Day Delinquencies(1)(2)(3)

_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Calculated as aggregate principal balance of receivables 60 or more days contractually delinquent as a percentage of the pool balance, in each case as of the end of the related month.
(3)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Prepayment Speeds(1)

Month	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C	TAOT 2015-A	TAOT 2015-B	TAOT 2015-C	TAOT 2016-A	TAOT 2016-B	TAOT 2016-C	TAOT 2016-D	TAOT 2017-A	TAOT 2017-B	TAOT 2017-C	TAOT 2017-D
1	2.81%	2.90%	2.85%	2.81%	2.86%	2.81%	2.77%	2.83%	2.87%	2.80%	2.86%	2.79%	2.73%	2.70%
2	1.37%	1.44%	1.07%	1.32%	1.36%	1.28%	1.15%	1.35%	1.38%	1.21%	1.13%	1.27%	1.13%	1.07%
3	1.33%	1.30%	1.39%	1.21%	1.25%	1.31%	1.19%	1.25%	1.30%	1.23%	1.36%	1.27%	1.29%	1.29%
4	1.39%	1.38%	1.25%	1.36%	1.31%	1.21%	1.32%	1.40%	1.31%	1.36%	1.37%	1.34%	1.15%	1.10%
5	1.42%	1.32%	1.24%	1.39%	1.34%	1.40%	1.14%	1.38%	1.31%	1.22%	1.25%	1.27%	1.13%	1.31%
6	1.30%	1.13%	1.52%	1.30%	1.16%	1.20%	1.30%	1.29%	1.46%	1.45%	1.41%	1.36%	1.30%	1.24%
7	1.37%	1.40%	1.40%	1.29%	1.39%	1.32%	1.27%	1.28%	1.31%	1.25%	1.30%	1.19%	1.18%	1.27%
8	1.31%	1.30%	1.27%	1.28%	1.25%	1.47%	1.20%	1.30%	1.55%	1.43%	1.32%	1.22%	1.35%	1.21%
9	1.14%	1.25%	1.41%	1.16%	1.30%	1.33%	1.18%	1.35%	1.23%	1.39%	1.17%	1.31%	1.24%	1.29%
10	1.40%	1.47%	1.36%	1.39%	1.42%	1.39%	1.20%	1.29%	1.48%	1.26%	1.20%	1.18%	1.28%	1.27%
11	1.31%	1.44%	1.38%	1.22%	1.29%	1.37%	1.27%	1.51%	1.43%	1.42%	1.39%	1.37%	1.20%	1.09%
12	1.25%	1.31%	1.36%	1.34%	1.35%	1.27%	1.19%	1.24%	1.33%	1.31%	1.16%	1.23%	1.25%	1.33%
13	1.50%	1.42%	1.34%	1.45%	1.40%	1.46%	1.40%	1.45%	1.44%	1.42%	1.34%	1.34%	1.30%	1.18%
14	1.43%	1.40%	1.27%	1.30%	1.31%	1.41%	1.22%	1.44%	1.35%	1.25%	1.28%	1.24%	1.09%	1.19%
15	1.34%	1.36%	1.36%	1.35%	1.46%	1.34%	1.33%	1.30%	1.38%	1.23%	1.33%	1.28%	1.32%	1.25%
16	1.43%	1.33%	1.23%	1.42%	1.38%	1.35%	1.32%	1.45%	1.31%	1.44%	1.27%	1.35%	1.19%	1.12%
17	1.39%	1.37%	1.34%	1.29%	1.34%	1.36%	1.31%	1.37%	1.24%	1.31%	1.33%	1.18%	1.18%	1.27%
18	1.30%	1.27%	1.47%	1.47%	1.33%	1.40%	1.38%	1.44%	1.39%	1.44%	1.36%	1.39%	1.26%	1.30%
19	1.35%	1.39%	1.34%	1.42%	1.35%	1.36%	1.28%	1.33%	1.24%	1.40%	1.17%	1.20%	1.17%	1.29%
20	1.27%	1.28%	1.33%	1.35%	1.44%	1.52%	1.34%	1.26%	1.45%	1.39%	1.38%	1.18%	1.24%	1.17%
21	1.26%	1.35%	1.40%	1.37%	1.34%	1.33%	1.25%	1.41%	1.37%	1.28%	1.24%	1.29%	1.33%	1.35%
22	1.35%	1.48%	1.32%	1.30%	1.48%	1.45%	1.23%	1.26%	1.39%	1.39%	1.23%	1.23%	1.29%	1.29%
23	1.25%	1.36%	1.45%	1.40%	1.31%	1.45%	1.38%	1.44%	1.36%	1.40%	1.31%	1.30%	1.17%
24	1.34%	1.33%	1.40%	1.31%	1.46%	1.37%	1.27%	1.35%	1.37%	1.22%	1.21%	1.34%	1.32%
25	1.43%	1.39%	1.32%	1.52%	1.42%	1.46%	1.40%	1.39%	1.42%	1.40%	1.32%	1.31%	1.28%
26	1.32%	1.34%	1.31%	1.32%	1.38%	1.38%	1.36%	1.34%	1.25%	1.30%	1.32%	1.21%
27	1.35%	1.43%	1.38%	1.48%	1.47%	1.44%	1.37%	1.39%	1.41%	1.30%	1.36%	1.42%
28	1.40%	1.39%	1.43%	1.43%	1.38%	1.38%	1.28%	1.45%	1.29%	1.36%	1.21%	1.32%
29	1.32%	1.31%	1.35%	1.36%	1.46%	1.36%	1.36%	1.24%	1.31%	1.25%	1.41%
30	1.42%	1.32%	1.52%	1.44%	1.32%	1.46%	1.38%	1.43%	1.36%	1.37%	1.36%
31	1.40%	1.37%	1.36%	1.36%	1.35%	1.38%	1.22%	1.34%	1.31%	1.42%
32	1.32%	1.40%	1.44%	1.44%	1.45%	1.48%	1.38%	1.30%	1.39%	1.38%
33	1.35%	1.36%	1.43%	1.35%	1.35%	1.42%	1.28%	1.37%	1.40%	1.26%
34	1.33%	1.49%	1.39%	1.34%	1.49%	1.44%	1.32%	1.33%	1.40%	1.44%
35	1.39%	1.33%	1.43%	1.42%	1.44%	1.42%	1.37%	1.43%	1.28%	1.39%
36	1.36%	1.48%	1.40%	1.36%	1.45%	1.48%	1.32%	1.45%	1.45%
37	1.48%	1.45%	1.46%	1.49%	1.39%	1.49%	1.41%	1.44%	1.40%
38	1.35%	1.40%	1.40%	1.43%	1.46%	1.37%	1.42%	1.34%
39	1.47%	1.48%	1.38%	1.45%	1.46%	1.50%	1.42%	1.47%
40	1.46%	1.46%	1.48%	1.42%	1.35%	1.43%	1.39%	1.44%
41	1.42%	1.47%	1.42%	1.48%	1.48%	1.45%	1.47%
42	1.47%	1.42%	1.53%	1.50%	1.43%	1.50%	1.45%
43	1.43%	1.46%	1.49%	1.37%	1.44%	1.47%
44	1.47%	1.52%	1.52%	1.50%	1.48%	1.54%
45				1.45%
_______________
(1) The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Prepayment Speeds(1)

Month	TAOT 2018-A	TAOT 2018-B	TAOT 2018-C	TAOT 2018-D	TAOT 2019-A	TAOT 2019-B	TAOT 2019-C
1	2.68%	2.72%	2.70%	2.64%	2.58%	2.72%	2.70%
2	1.29%	1.12%	0.97%	1.03%	1.19%	1.05%
3	1.23%	1.23%	1.19%	1.12%	1.26%	1.33%
4	1.25%	1.24%	1.08%	1.03%	1.24%	1.26%
5	1.20%	0.99%	1.09%	1.21%	1.10%
6	1.23%	1.25%	1.13%	1.21%	1.32%
7	1.26%	1.11%	1.05%	1.27%	1.25%
8	1.07%	1.09%	1.16%	1.05%
9	1.28%	1.18%	1.24%	1.33%
10	1.17%	1.06%	1.20%	1.24%
11	1.14%	1.24%	1.06%
12	1.23%	1.26%	1.26%
13	1.10%	1.26%	1.20%
14	1.23%	1.11%
15	1.27%	1.28%
16	1.29%	1.21%
17	1.14%
18	1.37%
19	1.26%
_______________
(1) The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Prepayment Speeds(1)

_______________
(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Cumulative Net Losses(1)

Month	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C	TAOT 2015-A	TAOT 2015-B	TAOT 2015-C	TAOT 2016-A	TAOT 2016-B	TAOT 2016-C	TAOT 2016-D	TAOT 2017-A	TAOT 2017-B	TAOT 2017-C	TAOT 2017-D
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%
3	0.02%	0.02%	0.02%	0.02%	0.05%	0.05%	0.04%	0.05%	0.05%	0.03%	0.03%	0.04%	0.04%	0.02%
4	0.03%	0.04%	0.05%	0.03%	0.08%	0.07%	0.06%	0.07%	0.07%	0.05%	0.05%	0.06%	0.06%	0.04%
5	0.05%	0.05%	0.07%	0.05%	0.11%	0.10%	0.08%	0.11%	0.10%	0.08%	0.06%	0.10%	0.09%	0.07%
6	0.08%	0.07%	0.08%	0.07%	0.11%	0.14%	0.09%	0.13%	0.14%	0.11%	0.09%	0.15%	0.11%	0.09%
7	0.10%	0.08%	0.09%	0.08%	0.14%	0.17%	0.13%	0.15%	0.16%	0.15%	0.13%	0.15%	0.14%	0.10%
8	0.10%	0.10%	0.10%	0.10%	0.16%	0.17%	0.16%	0.18%	0.17%	0.16%	0.16%	0.19%	0.16%	0.13%
9	0.11%	0.11%	0.11%	0.11%	0.20%	0.18%	0.16%	0.21%	0.17%	0.18%	0.18%	0.21%	0.18%	0.14%
10	0.12%	0.12%	0.13%	0.12%	0.20%	0.20%	0.19%	0.24%	0.20%	0.20%	0.20%	0.22%	0.18%	0.16%
11	0.15%	0.13%	0.15%	0.13%	0.21%	0.21%	0.21%	0.26%	0.22%	0.24%	0.22%	0.24%	0.20%	0.19%
12	0.16%	0.13%	0.16%	0.16%	0.24%	0.23%	0.24%	0.29%	0.23%	0.26%	0.23%	0.24%	0.21%	0.20%
13	0.16%	0.14%	0.17%	0.17%	0.23%	0.25%	0.25%	0.30%	0.25%	0.27%	0.25%	0.25%	0.22%	0.23%
14	0.18%	0.15%	0.17%	0.17%	0.25%	0.26%	0.25%	0.31%	0.26%	0.28%	0.24%	0.27%	0.25%	0.24%
15	0.18%	0.18%	0.18%	0.19%	0.26%	0.28%	0.25%	0.31%	0.29%	0.30%	0.26%	0.28%	0.27%	0.25%
16	0.18%	0.19%	0.19%	0.19%	0.26%	0.29%	0.25%	0.32%	0.32%	0.33%	0.27%	0.30%	0.28%	0.27%
17	0.19%	0.20%	0.20%	0.19%	0.27%	0.30%	0.27%	0.34%	0.32%	0.33%	0.28%	0.32%	0.30%	0.28%
18	0.19%	0.21%	0.21%	0.20%	0.28%	0.32%	0.29%	0.37%	0.35%	0.34%	0.29%	0.34%	0.30%	0.28%
19	0.20%	0.21%	0.21%	0.22%	0.30%	0.34%	0.30%	0.39%	0.36%	0.35%	0.31%	0.35%	0.30%	0.30%
20	0.21%	0.23%	0.20%	0.23%	0.32%	0.35%	0.30%	0.40%	0.38%	0.36%	0.32%	0.36%	0.31%	0.30%
21	0.21%	0.23%	0.22%	0.24%	0.33%	0.36%	0.31%	0.41%	0.38%	0.36%	0.33%	0.37%	0.32%	0.31%
22	0.23%	0.23%	0.23%	0.24%	0.33%	0.35%	0.33%	0.41%	0.38%	0.37%	0.34%	0.37%	0.32%	0.32%
23	0.24%	0.23%	0.23%	0.25%	0.34%	0.36%	0.34%	0.43%	0.38%	0.37%	0.35%	0.39%	0.33%
24	0.24%	0.24%	0.24%	0.27%	0.33%	0.37%	0.36%	0.44%	0.39%	0.38%	0.36%	0.39%	0.33%
25	0.24%	0.23%	0.24%	0.28%	0.33%	0.38%	0.36%	0.43%	0.39%	0.39%	0.37%	0.39%	0.34%
26	0.24%	0.23%	0.24%	0.28%	0.33%	0.38%	0.37%	0.42%	0.41%	0.39%	0.37%	0.40%
27	0.25%	0.24%	0.24%	0.29%	0.34%	0.38%	0.36%	0.43%	0.41%	0.40%	0.38%	0.41%
28	0.24%	0.24%	0.25%	0.29%	0.34%	0.39%	0.36%	0.43%	0.41%	0.41%	0.38%	0.42%
29	0.25%	0.24%	0.25%	0.29%	0.34%	0.40%	0.36%	0.44%	0.42%	0.41%	0.38%
30	0.25%	0.24%	0.25%	0.30%	0.34%	0.40%	0.36%	0.44%	0.42%	0.42%	0.38%
31	0.26%	0.26%	0.25%	0.30%	0.35%	0.40%	0.37%	0.45%	0.42%	0.42%
32	0.26%	0.26%	0.25%	0.30%	0.36%	0.41%	0.37%	0.45%	0.43%	0.42%
33	0.26%	0.27%	0.25%	0.31%	0.36%	0.41%	0.37%	0.45%	0.42%	0.43%
34	0.27%	0.28%	0.26%	0.31%	0.37%	0.41%	0.38%	0.45%	0.42%	0.43%
35	0.27%	0.28%	0.25%	0.30%	0.37%	0.40%	0.38%	0.46%	0.42%	0.43%
36	0.27%	0.27%	0.26%	0.30%	0.36%	0.40%	0.38%	0.46%	0.42%
37	0.27%	0.27%	0.25%	0.30%	0.35%	0.40%	0.37%	0.45%	0.43%
38	0.26%	0.27%	0.25%	0.30%	0.35%	0.40%	0.37%	0.45%
39	0.26%	0.27%	0.25%	0.30%	0.35%	0.40%	0.38%	0.45%
40	0.26%	0.28%	0.26%	0.30%	0.35%	0.40%	0.38%	0.45%
41	0.26%	0.27%	0.25%	0.30%	0.35%	0.40%	0.38%
42	0.25%	0.27%	0.25%	0.30%	0.35%	0.40%	0.37%
43	0.25%	0.28%	0.25%	0.30%	0.35%	0.40%
44	0.25%	0.27%	0.25%	0.30%	0.35%	0.40%
45				0.30%
_______________
(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Cumulative Net Losses(1)

Month	TAOT 2018-A	TAOT 2018-B	TAOT 2018-C	TAOT 2018-D	TAOT 2019-A	TAOT 2019-B	TAOT 2019-C
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%
3	0.03%	0.02%	0.03%	0.03%	0.02%	0.03%
4	0.05%	0.04%	0.05%	0.04%	0.05%	0.03%
5	0.07%	0.07%	0.08%	0.07%	0.06%
6	0.09%	0.10%	0.11%	0.07%	0.08%
7	0.10%	0.11%	0.12%	0.10%	0.10%
8	0.12%	0.13%	0.14%	0.13%
9	0.13%	0.14%	0.15%	0.14%
10	0.17%	0.15%	0.16%	0.14%
11	0.18%	0.17%	0.19%
12	0.20%	0.18%	0.20%
13	0.22%	0.19%	0.21%
14	0.23%	0.20%
15	0.24%	0.21%
16	0.25%	0.22%
17	0.26%
18	0.28%
19	0.28%
_______________
(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Cumulative Net Losses(1)

(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Toyota Auto Receivables 2019-D Owner Trust

If the aggregate initial principal amount of the notes is $1,250,000,000, Toyota Auto Receivables Trust 2019-D will issue the following classes of asset-backed notes:

$310,700,000 Asset-Backed Notes, Class A‑1(1)
$__________ Asset-Backed Notes, Class A-2a(1)(2)
$__________ Asset-Backed Notes, Class A-2b(1)(2)
$367,500,000 Asset-Backed Notes, Class A‑3(1)
$95,000,000 Asset-Backed Notes, Class A‑4(1)
$31,300,000 Asset-Backed Notes, Class B(1)

If the aggregate initial principal amount of the notes is $1,750,000,000, Toyota Auto Receivables Trust 2019-D will issue the following classes of asset-backed notes:

$435,000,000 Asset-Backed Notes, Class A‑1(1)
$__________ Asset-Backed Notes, Class A-2a(1)(3)
$__________ Asset-Backed Notes, Class A-2b(1)(3)
$514,500,000 Asset-Backed Notes, Class A‑3(1)
$133,000,000 Asset-Backed Notes, Class A‑4(1)
$43,800,000 Asset-Backed Notes, Class B(1)

______________
(1)
The Class B Notes and approximately, but not less than, 5% (by initial principal amount) of each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained initially by Toyota Auto Finance Receivables LLC.

(2)
If the aggregate initial principal amount of the notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $445,500,000.  The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder.  Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $327,800,000.

(3)
If the aggregate initial principal amount of the notes is $1,750,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $623,700,000.  The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder.  Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $459,000,000.

Toyota Auto Finance Receivables LLC
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer
__________________

PROSPECTUS
__________________

Joint Bookrunners
Barclays	RBC Capital Markets	SMBC Nikko

Co-Managers
ANZ Securities	BMO Capital Markets	CIBC Capital Markets

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the front cover of this prospectus.  We are not offering the notes in any jurisdiction where it is not permitted.

Dealer prospectus delivery obligation.  Until ninety days after the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.